As filed with the Securities and Exchange              Registration No. 333-8935
    Commission on December 4, 1997
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 2
                   TO THE FORM S-1 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           ------------------------


                 HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

           (Exact name of registrant as specified in its charter)


Delaware                             2721                         54-1799019
--------                        -------------                     ----------
(State or Other               (Primary Standard                   (IRS Employer
Jurisdiction of           Industrial Classification               Identification
Incorporation or                    Number)                       Number)
Organization)

                           ------------------------


                   1320 Old Chain Bridge Road -- Suite 220
                           McLean, Virginia  22101
                               (703) 883-1836
             (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive office)


                           ------------------------


                                   Copy To:

                             Carl N. Duncan, Esq.
                          Duncan, Blum & Associates
                            5718 Tanglewood Drive
                           Bethesda, Maryland 20817
                                (301) 263-0200


        Approximate date of commencement of proposed sale to the public:
             As soon as practicable after the effective date of the
                            Registration Statement

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x].


--------------------------------------------------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordans with Section 8 (a)
     of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange commission, acting pursuant to and section 8(a), may determine.

                  HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
                            CROSS REFERENCE SHEET
             (Showing Location in the Prospectus of Information
                        Required by Items of Form S-1)


 An asterisk (*) under "Caption in Prospectus" indicates that the answer to the item of Form S-1 Part I is negative or inapplicable.


Items in Form S-1                                                       Caption in Prospectus
-----------------                                                       ---------------------

1.   Forepart of the Registration Statement
     and Outside Front Cover of Prospectus............................  Front Cover Page

2.   Inside Front and Outside Back Cover
     Pages of Prospectus..............................................  Front Cover Page; Risk Factors

3.   Summary Information and Risk Factors.............................  Summary; Risk Factors

4.   Use of Proceeds..................................................  Application of Proceeds

5.   Determination of Offering Price..................................  Cover Page

6.   Dilution.........................................................  Dilution

7.   Selling Security Holders.........................................  *

8.   Plan of Distribution.............................................  Plan of Distribution

9.   Description of Securities to be
     Registered.......................................................  Cover Page; Description of Capital Stock

10.  Interest of Named Experts and Counsel............................  Conflicts of Interest

11.  Information with Respect                                           Cover Page; Summary;
     to the Registrant................................................  The Company; Description of Capital Stock

12.  Disclosure of Commission Position on                               Fiduciary Responsibility of
     Indemnification for Securities Act                                 Company's Management;
     Liabilities......................................................  Description of Capital Stock



PROSPECTUS              $12,500,000                        DECEMBER 4, 1997

                           2,500,000 Shares of Common Stock

                     HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

    2,500,000 shares of common stock (the "Shares") are being offered hereby by Heartland Communications & Management, Inc., a Delaware corporation (the "Company), on a best-efforts, minimum-maximum basis. (See "Plan of Distribution.") The Company will be engaged in a broad-based communications and management business aimed at specific targeted markets, including the development, production, marketing and syndication of advertising-supported broadcast programs and print products. (See "The Company -- Specific Projects Under Consideration.") These products are designed to meet the expanding needs of the media business for creative content -- especially in those segments, e.g., AM radio and newspaper publishing, in which syndicated alternatives to locally-produced content are financially attractive. (See "Prospectus summary -The Offering - Application of Proceeds.") At the present time, all such investment opportunities are contingent on the successful completion of this offering. Each of the currently contemplated joint ventures requires the Company's investment to be substantially repaid before any revenue sharing occurs with the creators of the idea(s).


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL.

                               MANAGING PLACEMENT AGENT
                            NORTHRIDGE CAPITAL CORPORATION


     Unless earlier terminated, the Initial Offering Period will be up to two
(2) months from the date hereof unless, in the sole discretion of the Company and Selling Agent, it is extended for periods up to a total of seven (7) additional months. The Company is offering a minimum of $2,000,000 up to a maximum of $12,500,000 of such Shares. (See "Plan of Distribution.") The date that (1) subscriptions for a minimum of $2,000,000 in Shares have been received and (2) the Company has accepted such subscriptions will mark the
end of the Initial Offering Period.   As described in greater detail in "Plan
of Distribution," the offering is being made pursuant to a Registration Statement which may be extended for additional periods which will, in the aggregate, not exceed 18 months from the date of this Prospectus (the
"Continuous Offering Period").   (See "Risk Factors -- No Market For The
Company's Shares; Non-Transferability Of Shares Until This Offering Period Ends."). During both the Initial and Continuous Offering Periods, Shares will be offered at $5.00 per share, inclusive of an 8% selling commission (the "Selling Price"). (See "Notes to the Cover Page.") If a minimum of $2,000,000 of Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned with all interest earned thereon. The minimum purchase is $5,000 (except that the Company, in its discretion, may accept IRA accounts with lesser amounts); additional purchases by existing Shareholders may be made in the amount of $1,000 or more.

    See "Risk Factors" for certain factors that should be considered by prospective investors.

                        THESE ARE SPECULATIVE SECURITIES

Potential investors in the Company are advised that an investment in its Shares is subject to the following considerations, among others:

o Communications and/or management companies can be speculative and volatile and involve significant risks, including those discussed in "Risk Factors."

o Specifically, prospective investors are advised that the Company's auditors have issued an opinion ( as is true for all developmental stage entities) which raises questions about the Company's ability to continue as a "going concern". (See "Risk Factors - Going Concern Report Of Certified Public Accountants.")

o The Company has not had significant prior operations, and market acceptance is beyond the control of management. (See "The Company" and "Risk Factors.")
o Certain conflicts of interest exist in the management of the Company. (See "Conflicts Of Interest.")
o The success of the Company is dependent on its management. (See "The Company -- Management" and "Risk Factors -- Reliance On Management.")
o Investors are advised that the Company is a developmental state company and, as such, is the subject of a "going concern" opinion from its accountants. (See Financial Statements, Appendix I.)




                               Price to Public During Initial Offering          Selling
                                           Period (1)(2)(3)                Commission (2)(3)      Proceeds to Company (3)
-------------------------------------------------------------------------------------------------------------------------
Per Share                                        $5.00                         $0.40                      $4.60
-------------------------------------------------------------------------------------------------------------------------
Total Minimum                                  $2,000,000                     $160,000                 $1,840,000
-------------------------------------------------------------------------------------------------------------------------
Total Maximum                                 $12,500,000                    $1,000.000                $11,500,000
-------------------------------------------------------------------------------------------------------------------------



(1) During this Offering Period, there is a $5,000 minimum (except that the Company, in its discretion, may accept IRA accounts with lesser amounts and existing Shareholders may make additional purchases in the amount of $1,000 or more).
(2) A selling commission of 8 % will be paid on all Shares sold. The Company has agreed to indemnify the Managing Placement Agent (and any additional Placement Agents) against certain liabilities, including any that may exist under the Securities Act of 1933. (See "Plan Of Distribution.")
(3) These amounts are before deducting offering expenses (estimated at $205,000 in the case of the minimum offering and $1,112,500 in the case of the maximum offering payable by the Company.)

    Until March     , 1998 (90 days after the date hereof), any broker-dealer
effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a current copy of this Prospectus.
This is in addition to the obligation of dealers to deliver a copy of this Prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

    Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date or, in the case of information incorporated herein or therein by reference, the date of filing with the Securities and Exchange Commission.


                               INVESTMENT REQUIREMENTS

    Subscriptions for the purchase of the Shares offered hereby are subject to the following conditions:


(1) The minimum initial purchase is $5,000 subject to discretion of the Company to accept less. (See "Plan Of Distribution.") There is generally no limit on the maximum number of Shares that may be purchased by any one investor, except as limited by applicable regulatory considerations. (See, for example, "ERISA Considerations.")


(2) To ensure enforcement of the investment requirements associated with this offering, each purchaser must represent in the Subscription Agreement and Power of Attorney that he has (a) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (b) a net worth of at least $50,000 (similarly calculated) and an annual adjusted gross income of not less than $25,000. The Administrators of securities laws of certain states have imposed additional suitability requirements for investments by residents of such states. This may include restrictions on transfer to those who meet initial suitability requirements. (See Annex to the Subscription Agreement and Power of Attorney).


(3) For example and specifically, the Commissioner of Corporations of the state of California has imposed investor suitability standards of a minimum of $65,000 annual gross income and $250,000 net worth or, in the alternative, minimum net worth of $500,000. (Net worth excludes principal residence, home furnishings and automobiles.) In addition, the investor's total purchase of securities may not exceed 10% of his or her net worth." (See also Annex to the Subscription Agreement.)


(4) In the case of a pension, profit sharing plan or trust or any tax-deferred or tax-exempt entity, including retirement plans, the trustee or custodian must represent that he, she or it is authorized to execute such subscription on behalf of the plan and that such investment is not prohibited by law or the plan's governing documents.

(5)The Company may reject any subscription. All subscriptions received are irrevocable.


(6) The Company and any Placement Agent must have reasonable grounds to believe, on the basis of information obtained from the purchaser concerning his financial situation and needs and any other information known by the Company and/or any Placement Agent, that (a) the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (b) the purchaser has a net worth sufficient to sustain the risks inherent in an investment in the Company, including possible losses on their investment and lack of liquidity; and (c) the Company is otherwise a suitable investment for the purchaser.


(7) Shares will be legended to restrict transfer until the offering terminates and may be subject to restrictions on transfers thereafter to persons who meet specified suitability requirements. This may reduce the possibility of any trading market developing in the Shares for an additional period of time after the close of the offering. (See "Risk Factors - No Market For The Company's Shares; Non-Transferability Of Shares Until This Offering Period Ends.")

    Following the conclusion of each calendar (which is also the fiscal) year, Shareholders will receive an annual report, including a balance sheet, statements of operations, cash flows and Shareholders' equity and related footnotes. The financial statements contained in the annual report will be audited by the Company's independent certified public accountants. Unaudited quarterly reports on operations also will be distributed to Shareholders or made available through E-Mail and/or the Internet.

                     [Balance of Page Left Intentionally Blank.]

                                  TABLE OF CONTENTS
Descriptive Title                                                   Page
------------------                                                  ----

INVESTMENT REQUIREMENTS ...........................................   2

PROSPECTUS SUMMARY.................................................   6

SUMMARY FINANCIAL DATA.............................................   7

PRO FORMA FINANCIAL INFORMATION....................................   9

INTRODUCTORY STATEMENT: WHO SHOULD INVEST..........................   9

RISK FACTORS.......................................................   9

CONFLICTS OF INTEREST..............................................  14

FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT...............  19

THE COMPANY........................................................  20

    General........................................................  20

    Introduction...................................................  20

    Specific Opportunities under Consideration.....................  22

    Fairness  Of Consideration.....................................  29

    Management.....................................................  29

    Professional Advisors..........................................  34


    Remuneration...................................................  35

    Employee Benefits..............................................  35

    Employee Agreements............................................  36

    Employees......................................................  36

    Property.......................................................  36

    Litigation.....................................................  36

    Securities Ownership Of Certain Beneficial
      Owners And Management........................................  36

SELECTED FINANCIAL DATA............................................  38

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................  40

APPLICATION OF PROCEEDS............................................  49

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY.......................  51

CAPITALIZATION.....................................................  51

DILUTION...........................................................  51

DESCRIPTION OF CAPITAL STOCK.......................................  53

PLAN OF DISTRIBUTION...............................................  54

ERISA CONSIDERATIONS...............................................  56

LEGAL MATTERS......................................................  56

EXPERTS............................................................  56

AVAILABLE INFORMATION..............................................  57

APPENDIX I (FINANCIAL STATEMENTS)..................................  I-1

APPENDIX II (SCHEDULE 15G, "IMPORTANT INFORMATION ON PENNY STOCKS".  III-1

APPENDIX III (FAIRNESS OPINION)....................................  IV-1

EXHIBIT A -- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY..........  A-1

                              CORPORATE SYMBOLS
                                WILL BE PLACED
                                      HERE

                                  PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus. All references in this Prospectus to Shares are as of September 30, 1997, unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

                                     The Company


    Heartland Communications & Management, Inc. is a recently organized Delaware corporation which will engage in a broad-based communications and management business aimed at specific targeted markets. At the present time, the Company has engaged mostly in organizational activities to structure the various business areas. The Company, directly or indirectly, also has contracts to market, produce and/or distribute certain syndicated radio programs. (As of the date of this Prospectus, the Company's talk shows include "Newsmaker" (with Mike Foudy) and "The Travel Show" (with Larry Gelwix and Danny Kramer).) It is also performing initial due diligence on various other business development opportunities. For example, the Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and a subsidiary of its ATB Productions, L.L.C. affiliate is attempting to complete
the acquisition of three AM radio stations in California and Washington.   In
addition, the Company has an option to obtain a substantial interest in two prospective innovative, national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience the Company believes to be under-served: teenagers and sports enthusiasts. Additional print, broadcast, Internet-based products, management services and news media components, as well as hybrid combinations, also are contemplated. They will be developed by the Company or will be part of the Company's acquisition strategy and/or management services will be offered to clients on a fee and/or equity basis providing, for example, marketing concepts and strategies.


    The Company was incorporated on March 27, 1996 in Delaware. Its par value $ .001 Shares are not expected initially to be listed on any listed market for at least 6 to 18 months after the offering commences. In fact, Shareholders will have their certificates legended to preclude the transfer of their Shares until this Offering Period ends. Even after the continuous Offering Period ends, there is no assurance the Company will satisfy then current pertinent listing standards or if successful in getting listed, avoid later delisting. (See "Risk Factors -- No Market For The Company's Shares")

                                     The Offering

Securities    2,500,000 Shares having an aggregate offering price of
              $12,500,000 are being offered at $5.00 per share (the "Selling
              Price") during this Offering Period. (See "Plan of Distribution" and Cover Page.)


Offering      As described in greater detail in "Plan of Distribution" and on
Period        the Cover Page, the offering begins on Period the date
              of this Prospectus and may continue for up to nine (9) months thereafter, unless earlier terminated or extended. (The date that (1) subscriptions for a minimum of $2,000,000 of Shares have been received and (2) the Company has closed the initial escrow will mark the end of the Initial Offering Period.) Subject to pertinent securities requirements, the Company expects to update this Prospectus after its Initial Offering Period and continue the offering (the "Continuous Offering Period") for up to 18 months from the date of this Prospectus if, as expected, the $12,500,000 maximum is not achieved during the Initial Offering
              Period.

Proceeds Held All subscriptions during the Initial Offering Period will be held in an escrow account with George Mason Bank, McLean, Virginia. Such proceeds will not be paid to the Company until receipt of the minimum offering amount of $2,000,000; thereafter, if such minimum is achieved, the offering will continue at the Company's $5.00 per share Selling Price. If the minimum offering amount of $2,000,000 is not achieved, the related proceeds and all interest earned thereon will be returned to the investors. Even after the Initial Offering Period (so long as at least the $2,000,000 minimum is achieved), subscriptions will continue to be escrowed with George Mason Bank pending (i) month-end acceptance or (ii) acceptance in "tranches" of at least $250,000, whichever first occurs. Investors are reminded that, given the duration of the Initial Offering Period, subscriptions may be held in escrow for up to nine (9) months from the date of this Prospectus. In addition, while it is expected that interest will be earned on escrowed funds, there is no assurance that interest will be earned and, in any event, interest earned will not be returned to subscribers unless the $2,000,000 minimum offering is not achieved.

Minimum       The minimum purchase (except as to IRA accounts) is $5,000 and
Subscription  minimum additional purchase(s) by an existing  Shareholder is
              $1,000.  (See "Investment Requirements" and "Plan Of
              Distribution-Subscriptions.")

Risks And     An investment in the Company involves substantial risks due in
Conflicts Of  Subscription part to the costs which the Company will incur,
Interest      given the highly speculative nature of the communications and management business. (See "Conflicts Of Interest. ") Risks inherent in investing in the Company are discussed under "Risk Factors."

Plan Of       The Shares are being offered on a best-efforts basis by
Distribution  registered broker-dealers.   (See "Plan Of Distribution.")

Application   of this offering will be applied to certain  contemplated
Of            acquisitions and/or start-ups outlined Proceeds herein and for
Proceeds      working capital purposes. More specifically, the Company's
              Heartland Radio Network, dire ctly or indirectly, will not only produce news, information and talk programming of its own but assist in the development of programming by outside producers, secure syndication opportunities for them and share in the revenue. The Company will be paid a specific negotiated portion of the gross advertising receipts and/or income (or some combination) of several talk radio shows. The Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and is currently investigating the acquisition of a satellite-based progr am radio network (to permit the Company to act as a satellite- based program distributor). In addition, the Company has the option to obtain a substantial interest in two prospective innovative, national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience the Company believes to be under-served: teenagers and sports enthusiasts. Additional print, broadcast, Internet-based products, management services and news media components, as well as hybrid combinations, also are contemplated. They will be developed by the Company or will be part of the Company's strategy and/or management services will be offered to clients on a fee and/or equity basis providing, for example, marketing concepts and strategies. (See "Application of Proceeds" and "The
              Company.")

                                SUMMARY FINANCIAL DATA

              The Summary Financial Information, all of which (except the information for the nine months ended September 30, 1996 and 1997) has been derived from audited financial statements included elsewhere in this Prospectus, reflects the operations of Heartland Capital Corporation ("HCC" and "Predecessor Company"), the majority of whose development and contract rights were assigned to the Company ("Successor Company") on May 17, 1996. This information should be read in conjunction with the financial statements and "Management's Discussion And Analysis Of Financial Condition And Results Of Operation."

                                                            HCC (Predecessor Company)(1)(6)
                                ------------------------------------------------------------------------------------
                                   Date of                                                                  Date of
                                 Formation                                                                Formation
                                 (6/23/94)          Year          Year      9 Months       9 Months       (6/23/94)
                                   Through         Ended         Ended         Ended          Ended        Through
                                  12/31/94      12/31/95      12/31/96       9/30/96        9/30/97        9/30/97
--------------------------------------------------------------------------------------------------------------------
Income Statement Data:

Revenue                                $--          $647        $2,847       $10,913           $--          $3,494

Costs and Expenses                $211,372      $568,467      $361,354      $285,960      $140,500      $1,281,693

Loss from Operations(7)          ($211,372)    ($567,820)    ($358,507)    ($275,047)    ($140,500)    ($1,278,199)

Interest Expense (Income), net      $8,342       $25,690       $69,880        $3,973        $7,488        $111,400

Net Loss(4)                      ($219,714)    ($593,510)    ($428,387)    ($279,020)    ($147,988)    ($1,389,599)

Net Loss Per Share                  ($0.03)       ($0.07)       ($0.05)       ($0.03)       ($0.02)         ($0.17)

Common and common equivalent
shares outstanding(2)(5)         8,051,000     8,051,000     8,051,000     8,051,000     8,051,000       8,051,000




                                            HCC (Predecessor Company)(1)(6)
                                  --------------------------------------------------
                                     As of       As of           As of        As of
                                  12/31/94    12/31/95        12/31/96      9/30/97
------------------------------------------------------------------------------------
Balance Sheet Data:

Working Capital (Deficiency)     ($245,214)  ($333,529)       ($32,014)   ($301,226)

Total Assets                       $36,274    $184,800        $605,375     $964,089

Stockholders' Equity (Deficit)    ($217,714)  ($171,379)       $340,592     $192,604

Accumulated Deficit              ($219,714)  ($813,224)    ($1,246,369) ($1,394,357)





                                            HCMI (Successor Company)(1)(6)
                                 --------------------------------------------------

                                   Date of      Date of                     Date of
                                 Formation    Formation                   Formation
                                 (3/27/96)    (3/27/96)       9 Months     (3/27/96)
                                   Through      Through          Ended      Through
                                  12/31/96      9/30/96        9/30/97      9/30/97
------------------------------------------------------------------------------------
Income Statement Data:

Revenue                            $3,507          $--          $4,757       $8,264

Costs and Expenses               $321,421     $224,593        $849,558   $1,170,979

Loss from Operations(7)         ($317,914)   ($224,593)      ($844,801) ($1,162,715)

Interest Expense (Income), net    ($2,899)      ($739)        ($17,025)    ($19,924)

Net Loss(4)                     ($315,015)  ($223,854)       ($827,776) ($1,142,791)

Net Loss Per Share                 ($0.25)     ($0.18)          ($0.62)      ($0.88)

Common and common equivalent
shares outstanding(2)(5)        1,270,503   1,242,349        1,326,811    1,298,657
------------------------------------------------------------------------------------





                                             HCMI Successor Company)(1)(6)
                                       --------------------------------------------
                                          As of           As of             Minimum
                                       12/31/96         9/30/97         Adjusted(3)
                                       --------------------------------------------
Balance Sheet Data:                    ($516,327)       ($1,012,628)      ($932,628)

Working Capital (Deficiency)

Total Assets                            $797,964           $508,572      $2,143,572

Stockholders' Equity (Deficit)          $275,143          ($552,633)     $1,082,367

Accumulated Deficit                    ($315,015)       ($1,142,791)    ($1,142,791)




(1) Effective May 17, 1996, the Company was assigned certain development rights and obligations by HCC, its parent company at that time. Effective May 18, 1996, the Company was spun off via a dividend to the HCC shareholders. Consequently, the Company had yet to commence operations and is presented as the "Successor" to HCC which, in turn, is deemed the "Predecessor" in the above table. (2) For HCC, common and common equivalent shares outstanding are based on the weighted average number of shares of common stock equivalents outstanding each period, as adjusted for the effects of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SAB No. 83, "cheap" stock and warrants (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering ("IPO") price within a year prior to the initial filing, or in contemplation of the IPO) should be treated as outstanding for all reported periods. Consequently, 8,051,000 shares are the common and common equivalent shares outstanding for all reported periods for purposes of computing net loss per share for HCC. (3) Assumes completion of the offering and application of the net proceeds of $1,635,000 in the case of the minimum offering. (4) There have been no, nor are there expected to be, cash dividends. (5) For HCMI, based on the weighted average number of shares outstanding during the period, adjusted retroactively for the reverse stock split approved March 25, 1997. (6) The financial statements from which the above information has been derived have been prepared assuming the Company and HCC will continue as going concerns. However, both the Company and HCC have incurred losses since inception. Such factors, among others, raise substantial doubt about the Company's and HCC's ability to continue as going concerns. In that regard, see "Reports of Independent Certified Public Accountants" accompanying the Company's and HCC's audited financial statements which cite substantial doubt about the Company's and HCC's ability to continue as going concerns. There can be no assurance that the Company and HCC will achieve profitability and adequate financing in the future. If the Company or HCC fail to achieve profitability and/or adequate financing, their growth strategies could be materially adversely affected. (See "Risks Factors - Going Concern Report of Independent Certified Public Accountants.") (7) Includes $618,690 in write-off of deferred offering costs.

                           PRO FORMA FINANCIAL INFORMATION

              Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Furthermore, where historical activities have been transferred to the Company, there has been, at best, minimum historical activity. Consequently, pro forma information would serve no useful purpose. Furthermore, full financial statements have been presented which include these transferred activities, notably for Heartland Capital Corporation and ATB Productions, L.L.C., as well as for the Company. (See Appendix I.) In addition, summary financial data is provided in "Selected Financial Data."

                               INTRODUCTORY STATEMENT:
                                  WHO SHOULD INVEST

              PURCHASE OF THE SHARES OFFERED HEREBY SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART.


              Each subscriber will be required to make certain representations as to his net worth and income. (See "Investment Requirements" and the Subscription Agreement and Power of Attorney attached as Exhibit A.) The Company believes that prospective investors should consider the Shares as a long-term investment. There is no public market for these Shares, and none is likely to develop for approximately 6 to 18 months after the date of this Prospectus. (See "No Market For The Company's Shares; Non-Transferability Of Shares Until This Offering Period Ends.") Thereafter, unless the Company achieves capitalization sufficient to allow it to trade on the NASDAQ national market or Small Cap System, it is not likely that a trading market will develop except for listing in the "Pink Sheets"; in addition, market makers must be obtained for National Market and Small Cap Listing and the Managing Placement Agent is not required to serve as a market maker once this offering is concluded.


              In addition, offerees should not purchase Shares with the expectation of sheltering income.


                                     RISK FACTORS

              Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the Shares offered hereby.


(1) Limited History Of Operation; Activities' Historical Net Losses. While certain activities are being assigned to the Company from an affiliate, Heartland Capital Corporation, it is in the early stage of development and has only a limited history of operations. (See "The Company -- Introduction" and "Conflicts Of Interest.") To the extent that the Company implements its business plan, the Company's business will be subject to all of the problems, expenses, delays and risks inherent in a new business enterprise (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below "Reliance On Management.") In addition, the Company's future success will depend upon many factors, including those which may be beyond its control or which cannot be predicted at this time, such as increased levels of competition (including the emergence of additional competitors, changes in economic conditions, emergence of new technologies and changes in governmental regulations).

(2) Going Concern Report Of Independent Certified Public Accountants. The factors described above in "Limited History Of Operations; Activities' Historical Net Losses" raise substantial doubt about the Company's ability to continue as a going concern. In this regard, See the Report of Independent Certified Public Accountants accompanying the Company's audited financial statements appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. As a result of these and other factors, there can be no assurance that the Company's proposed activities and/or acquisitions will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See "Management's Discussion And Analysis Of Financial Condition And Prospective Results Of Operations.")

(3) Need For Additional Capital. The Company's capital resources are not adequate to fully implement its business plan. While $12,500,000 would be sufficient to pursue the specific opportunities already targeted and described in this Prospectus, such amount would not be sufficient to pursue the Company's larger business plan - e.g. embarking on a major program of acquiring communications companies. Hence, as is true for other companies contemplating significant growth, in due course the Company is expected to require additional financing. There can be no assurance that any such additional financing that is required will be available to the Company if and when required, or on terms acceptable to the Company, or that such additional financing, if available, would not result in substantial dilution of the equity interests of existing Shareholders.

(4) Minimum/Maximum Offering. While $12,500,000 is the maximum offering contemplated pursuant to this Registration Statement, it is subject to a $2,000,000 minimum. If such minimum is not achieved during the up to nine
(9) month Initial Offering Period, subscription proceeds will be returned (with pro rata interest based on amount and timing of the subscription) to subscribers and the offering will be terminated. (See "Plan Of Distribution.")

(5) Possible Adverse Impact Of Penny Stock Regulation. The Shares are subject to the low-priced security (or so-called "penny stock") rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, the rules require ( among other things) the delivery, prior to the transaction, of a disclosure schedule required by the Securities and Exchange Commission relating to the penny stock market. (See Appendix III, SEC Schedule 15G, "Important Information On Penny Stocks," and Exhibit A, the Subscription Agreement and Power of Attorney, acknowledging receipt of the Schedule 15G.) The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the customer's account. Because the Shares are characterized as a penny stock, the market liquidity for the Shares could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell the Shares and, thus, the ability of purchasers in this offering to sell their Shares in the secondary market.

(6) Reliance On Management. Although members of management have significant experience and expertise in the identification, acquisition and operation of various businesses, none of its members previously has operated such a broad-based communications and management company. Investors will have no right or power to take part in or direct the management of the Company. Thus, purchasers of the Shares offered hereby will be entrusting the funds to the Company's management , upon whose judgment the investors must depend, with only limited information concerning management's specific intentions. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the Company's management, including the selection of businesses and/or companies to acquire, to its officers and/or directors. This includes the fact that Shareholders will not be given the opportunity to vote on acquisitions or review the associated financials prior to such transactions being consummated. This potential risk is even more important in this offering since (i) the Company's business is dependent, to a significant degree, upon the performance of certain key individuals, the departure or disabling of any of whom could have a material adverse effect on the Company's performance and (ii) none of those key persons is required to devote their services exclusively to the Company. (See "The Company - Remuneration.") The Company has entered into an employment agreement (which contains non-compete provisions) with each of Michael L. Foudy, Gerald Garcia, Bradford W. Baker and Bradley B. Niemcek; the loss of the services of any such key personnel could have a material adverse effect upon the Company. The Company maintains key man life insurance of $1,000,000 on Mr. Foudy. These employment agreements contain non-compete provisions; however, there can be no assurance that the Company will be able to retain such employees or prevent them from competing with the Company in the event of their departure.

(7) Broad Discretion Of Management With Regard To Application Of Proceeds. A significant portion of the net proceeds of this offering has been allocated, among other uses, to expand the Company's contemplated communications-related activities and/or acquisitions as well as for working capital purposes. While the Company expects to use proceeds of this offering as outlined in "Application Of Proceeds," management of the Company retains broad discretion as to the specific use of such funds. For example, as described in such discussion $305,000 (15.25%) of funds raised are expected to be used for communications company acquisitions if the $2,000,000 minimum is achieved but increases to $1,200,000 (32.5%) at $5,000,000 and $2,180,000
(17.44%) at the $12,500,000 maximum. In addition, the amounts available for communication company acquisitions could be further increased in the event preliminary exploration with potential strategic partners for the Company's national sports weekly supplement mature to the point that a prospective strategic partner invests in that venture.

(8) Additional Investment Opportunities. As a result of this offering, the Company is expected to experience significant expansion, including expansion into certain activities which neither the Company nor its management has previously operated. (See "The Company" generally.) In addition, the Company is pursuing additional opportunities for expansion through the acquisition of additional communications and/or management companies and, to that end, is expected to be regularly involved in discussions with third parties regarding potential acquisitions. Although no agreements have been reached regarding any such potential acquisition, in light of the Company's pursuit of additional acquisitions and funding in this and future offerings, it is likely that the Company will experience significant expansion in the future. It is possible (as a result of these recent preliminary activities -- and potential future acquisitions) that the Company's management will be required to manage a larger business operation than historically has been the case. There can be no assurance that the Company will be able to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded portfolio of activities.

(9) Future Acquisitions. Those contemplated future acquisitions are fully within the discretion of management and are not subject to Shareholder prior review of financials and/or approval before being consummated. To expand its market and diversify its business mix, the Company's business strategy includes growth through acquisitions and investments. (See "The Company" generally.) There can be no assurance that future acquisitions will be available and, if they are, will be consummated on terms favorable to the Company or that any newly acquired companies will be successfully integrated into the Company's operations. The Company may use equity or incur long-term indebtedness or a combination thereof for all or a portion of the consideration to be paid in conjunction with any future acquisitions. As described in "Application of Proceeds", unspecified future acquisitions are currently contemplated to constitute approximately $350,000 (15.25%) of the funds raised at the $2,000,000 minimum.

(10) Competition. The Company's business plan spans a variety of businesses, many of which overlap and are highly competitive. The Company faces substantial competition from a number of well-established, well-financed companies, many of whom have greater resources and are more established than the Company. Increased competition by existing and future competitors could materially and adversely affect the Company's ability to achieve profitability. For example, to the extent that ownership of radio stations is consolidated among only a few owners (see below), there may be a reduction in the market for independently produced programs the Company has developed or will develop. In addition, as the Company seeks to increase market penetration, its success will depend, in part, on its ability to gain market share from established competitors. For example, the success of each of the Company's talk show activities is dependent, to a significant degree, upon its audience ratings and share of the overall advertising revenue within its market. Similarly, the broadcasting and newspaper publishing industry are highly competitive businesses. The Company will compete for listeners and/or readers and advertising revenue directly with other radio networks, print and other media, within their respective markets. The Company's audience ratings and market share are subject to change, and any adverse change in a particular market could have a material and adverse effect on the revenue of the Company and/or publishers located in that market. There can be no assurance that any one of the Company's properties will be able to attain, maintain and/or increase its current audience ratings, readership and advertising revenue market share. (See "The Company" generally.)

(11) Strategic Relationships. The Company is currently negotiating various strategic alliances. If successful, such alliances are expected to dramatically reduce the Company's need for capital and result in additional acquisitions and expanding of existing activity. (See "The Company" generally.) In fact, the Company has entered into an agreement with ICON International, Inc. relating
to advertising in Xpress Ventures' national sports weekly.   Moreover, the
Company's affiliate, ATB Productions, L.L.C. is in the final stages of negotiations to acquire three AM radio stations.

(12) Market Studies; Due Diligence Reviews. In formulating its business plan, the Company has relied on the judgment of management. No formal, independent market studies concerning the demand for the Company's proposed products and services have been conducted; however, market studies are expected to be employed in the future. Moreover, directly or indirectly, the Company will use certain proceeds of this offering to perform on-going due diligence with regard to its proposed activities and/or contemplated future acquisitions. (See "The Company" and "Application of Proceeds".) While the Company's business plan is believed feasible, to the extent that the Company determines any or part of its business plan is not feasible, the Company will be unable to develop in accordance with its business plan and investors may lose all or a portion of their investment in the Company.

(13) Dividends At Discretion Of Management; No Current Plans To Pay Dividends. Dividends, if any, to Shareholders are in the discretion of management. To conserve funds for its contemplated activities, management does not presently intend to pay dividends. (See "Conflicts Of Interest - Dividends Would Reduce Funds Available For Expanding Operations Or To Make Acquisitions.") In fact, the Company anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its businesses. Moreover, the Company may be restricted from paying dividends to its Shareholders under future credit or other financing agreement(s).
(See "Absence Of Public Market And Dividend Policy.")

(14) No Market For The Company's Shares; Non-Transferability Of Shares Until Offering Period Ends. The Company's Shares are not publicly traded, and there can be no assurance that a public market ever will develop. Moreover, none can develop until the end of the Continuous Offering Period
(approximately 6 to 18 months after the date of this Prospectus).   (See
"Plan of Distribution.") In fact, Shareholders will have their certificates legended to preclude the transfer of their Shares until the Offering Period ends -- either because the $12,500,000 maximum offering is achieved or the offering is terminated on a date not more than 18 months from the date of this Prospectus. Thereafter, unless the Company achieves capitalization sufficient to allow it to trade on the NASDAQ, National Market or Small Cap System, it is not likely that a trading market will develop except for listing in the "Pink Sheets;" in addition, market makers must be obtained for National Market or Small Cap listing.

        The Managing Placement Agent is not required to serve as a market maker upon conclusion of this Offering Period. (See "Investment Requirements.") The Company has been advised by the Managing Placement Agent that it will make a market in the Shares, if at all, only after the Offering Period as it may be extended, is concluded. However, any market maker of the Company's Shares may discontinue such activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or that an active public market will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan. Accordingly, prospective investors should consider the purchase of Shares only as a long-term investment.

(15) Financing Future Activities. While the Company has no long-term debt currently, the Company anticipates that the proceeds of this offering will be used to finance future activities and/or acquisitions of communications and/or management companies, and for general corporate purposes. (See "Application Of Proceeds." and "Need for Additional Capital.") The Company may issue debt securities from time to time subject, among other things, to compliance with applicable securities law considerations and possible future credit or other financing agreements. Accordingly, the future issuance of debt by the Company could have a positive or an adverse impact on the Shareholders.

(16) Cyclicality. Advertising revenues of the Company, as well as those of the media generally, are often cyclical and dependent upon general economic conditions. Historically, advertising revenues have increased with the beginning of an economic recovery, principally with increases in classified advertising for employment, housing and automobiles.

Decreases in advertising revenues have historically corresponded with general economic downturns and regional recessions and local conditions. (See "The Company" and "Application of Proceeds".) Management believes, however, that the Company's pricing strategies, distribution, production cost structure, marketing strategy and management's experience mitigate, to some degree, the effects of an economic downturn to the extent such downturn is regional. Moreover, the diverse nature of its targeted businesses -- talk radio, a satellite distribution system, targeted print products, management and marketing services, Internet and related media components -- should reduce the cyclical risk often associated with communications companies.


(17) Dependence On Outside Advisors. In order to supplement the business experience and expertise of the Company's management, the Company may employ accountants, technical experts, appraisers, attorneys and other consultants or advisors. The selection of such consultants or advisors will be made by the Company's management without any influence or control by shareholders. (See "The Company -- Professional Advisors.")


(18) Dilution. This offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share. Purchasers of Shares during at least the Initial Offering Period will pay $5.00 per share which, upon completion of this offering, will have a net tangible book value (based on the Company's balance sheet as of September 30, 1997, after giving effect to this offering) of approximately $1.50 if the $2,000,000 offering is achieved and $3.42 if the $12,500,000 maximum offering is achieved. That represents dilution of $3.50 per share (or 70%) at the $2,000,000 level and $1.58 per share (or approximately 31.6%) at the $12,500,000 level. Nonetheless, prospective investors are advised that pertinent state securities laws preclude issuance of stock at a price theat would result in a dilution of greater than 70% -- and such limitation would extend to the Shares contingently issued to Shareholders but held in escrow unless certain performance (including the 70% dilution) standards are met. (See "Capitalization," "Dilution" and "Description Of Capital Stock -- Common Stock Generally; Reverse Stock Split.")

(19) Possible Issuance Of Preferred Stock. While none is currently issued, the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). (See "The Company" and "Description of Capital Stock.") Any such Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, and may include voting rights, preferences as to dividends and liquidation, conversation and redemption rights and shrinking fund provisions as determined by the Board of Directors. Although the Company has no present plans to issue any shares of Preferred Stock, the issuance of Preferred Stock in the future could adversely affect the rights of the holders of the underlying common stock and, therefore, reduce their value and/or the voting power of existing common stock Shareholders. The Board of Directors may issue any such Preferred Stock without approval or other action by Shareholder; any issuance of Preferred Stock could grant conversion or voting rights that could adversely affect the rights of the common stock which is the subject of this offering (the " Shares"). In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by the Principal Shareholders and other present owners. However, the Company will offer preferred stock to directors, officers or 5% or greater Shareholders only on the same terms as to existing or new Shareholders on, in the alternative, any such preferred stock issuance must be approved by a majority of the Directors (meaning they have no interest in the matter) who must, at Company expense, have access to Company or independent counsel.

(20) Control By The Principal Stockholders. Prior to the offering, individual officers, directors and more than 10% shareholders (the "Principal Stockholders") owned in the aggregate approximately 42.3% of the Shares. (See "The Company -- Management -- Security Ownership Of Certain Beneficial Owners and Management.") Upon completion of the offering, the Principal Stockholders' and their affiliates' aggregate ownership Shares in the Company will permit them to retain approximately 33.3% of the Shares, assuming the $12,500,000 maximum is raised. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to the Company's stockholders (particularly if significantly less than the $12,500,000 maximum is raised). Specifically, at least initially, the Principal Stockholders will be able to elect all of the Company's directors. Such control by the Principal Stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

(21) Future Sales Of Shares. The Principal Stockholders beneficially hold, excluding escrowed shares, 3,314,500 Shares. All of such Shares held by the Principal Stockholders are "restricted" as defined in Rule 144 under the Securities Act ("Rule 144"). All of these "restricted" Shares have been owned beneficially for more than one year by existing shareholders and may not be sold in the market pursuant to Rule 144 with regard to sales by affiliates until at least one year have passed from the date of their
purchase. (See "Description Of Capital Stock.")   The Company can make no
prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

(22)    Conflicts Of Interest.   Certain inherent and potential conflicts of
interest exist with respect to operations of the Company's business. (See "Conflicts Of Interest.") These include: (i) the interest of certain current or former affiliates in the contemplated activities of the Company (see especially "Certain Related Party Transactions"); (ii) certain members of management are not required to devote full time to the company's activities; and (iii) there are, as of the date of this Prospectus, significant overlapping ownership interests between the Company, HCC, ATB Productions, L.L.C. ("ATB") and Xpress Ventures, Inc. (See "The Company".)

(23) Limitation Of Monetary Liability By (But Associated Fiduciary Responsibility Of) The Company's Management. Because of certain statutory and case law relating to broad discretion granted management of a company, typically directors and officers of a corporation are indemnified by and have limited monetary liability to its shareholders. Nonetheless, management of the Company owes a fiduciary responsibility to its Shareholders. Failure to satisfy that duty could subject management to certain claims. (See "Fiduciary Responsibility Of The Company's Management.")

(24) Radio and Television Broadcasting Industry Subject To Federal Regulation. The radio and television broadcasting industries are subject to regulation by the FCC under the Communications Act of 1934, as amended (the
"Communications Act").   Approval of the FCC is required for the issuance,
renewal or transfer of radio and television broadcast station operating licenses. Because the Company's current plans contemplate marketing for licensees (rather than ownership of stations), those FCC requirements are expected to have little effect on the Company for the foreseeable future. It should be noted that Congress and the FCC may in the future adopt new laws, regulations and policies regarding a wide variety of matters (including technological changes) which could, directly or indirectly, affect the operations and ownership of the Company. For example, the Telecommunications Act of 1995 relaxes the current limitations imposed on the number and location of broadcasting properties that may be owned by any one person or entity; such regulations had not permitted any person or entity to own more than two FM or two AM radio stations in any one market over a specified size or in excess of 20 FM and 20 AM radio stations in the aggregate and restricted ownership of licensed properties by foreign nationals. (See "Competition" above.)


                                CONFLICTS OF INTEREST

        The following inherent or potential conflicts of interests should be considered by prospective investors before subscribing for Shares. (See disclaimer at the end of the following discussion regarding certain specific transactions.)

Generally

(1)   Certain Members Of Management Are Not Required To Devote Full-time To
The Business Activities Of The Company.   Most, if not all, members of
management have professional responsibilities to entities other than the

Company. Some of those are complementary (for example, media related activities originally developed by ATB Productions, L.L.C., an affiliate). Others, however, may be pursued within the discretion of each individual member of management. However, as described in "Fiduciary Responsibility Of The Company's Management" below, those activities are subject to fiduciary standards even if full-time is not devoted to the Company. Moreover, any activities that can be characterized as communications and/or management-related in character are required to be submitted to the Company for consideration pursuant to a right of first refusal to acquire such business and/or project on terms comparable to what an independent third party would pay.

(2) Dividends Would Reduce Funds Available For Expanding Operations To Make Acquisitions. The amount and frequency of dividends declared and/or distributed to Shareholders is solely within the discretion of the Company. Since certain fees to management and/or related parties are, directly or indirectly, related to assets of the Company and the Company seeks to invest those funds to the maximum extent feasible, management would suffer an economic disadvantage if the Company reduced its assets through such distributions to Shareholders. Consequently, the Company does not expect to declare dividends for the foreseeable future.


(3) Future Relationships. In undertaking activities which comprise the Company's business plan, the Company may provide services to related entities. In addition, the Company may consider investments in or with Company-related persons or entities (such as Shareholders) or acquire businesses identified by an affiliate. The Company will seek to avoid any actual or perceived conflicts and will develop procedures with regard to such activities to minimize the effect of such potential, actual or perceived conflicts. (See "Certain Related Party Transactions" below.) For example, any director or officer must recuse themselves from any negotiations or Board consideration if they have any personal interest in the matter(s) under consideration. Moreover, a majority of the Board of Directors are precluded form being an officer of the Company or having a pecuniary interest in its activities beyond those of being a Shareholder and/or director.

(4) Fees To, And Time Commitments Of, Professional Advisors. The Company uses the services of professional advisors, certain of which are paid for their services while others volunteer their time. The time commitment of each varies from one advisor to the other. The professional advisors may receive
compensation for services in their respective capacity.   (See "The Company
--Professional Advisors.") To the extent such professional advisors (or the firms with which they are associated) receive compensation, the Company believes these fees are no less favorable than those which could be obtained for comparable services from unaffiliated third parties.

(5) Other Relationships. Mr. B. Eric Sivertsen is a director of the Company
and a director and officer of HCC, an affiliate of the Company.   Mr. Michael
L. Foudy is President and Chairman of the Board of the Company and HCC as well as the managing member and an investor in ATB Productions, L.L.C. ("ATB"). Mr. Sivertsen, previously an employee of DeRand Corporation of America, the financial advisor of HCC and an investor in the Company and HCC, is executive vice president to Telecom Towers, L.L.C. Ms. Linda G. Moore and Ms. Sherri Schwamb Denora are officers of the Company and Ms. Moore is an investor in ATB. Messrs. Bradley B. Niemcek, Gerald Garcia and Bradford W. Baker are officers of the Company; all three have either interests in affiliated entities (Mr. Niemcek in ATB) and/or possible activities to be pursued by the Company (Messrs. Baker in the proposed supplement for teens and in the proposed national sports weekly). (See below and "Certain Related Party Transactions" with regard to specific situations.)

(6) Gerald Garcia and Bradford W. Baker Relationships. Gerald Garcia was previously the Chairman of the Company and President of both the Company and HCC and is currently the Vice President of the Company. To the extent that the relationships overlap, there may exist a conflict of responsibilities by Mr. Garcia to such entities. Finally, certain compensation due Mr. Garcia has not been paid in full and $60,000 has been deferred by the Company. Moreover, Mr. Garcia (in partnership with Bradford W. Baker) developed the supplement for teens and national sports weekly concepts. Consequently, the terms negotiated by the Company, including a 50% joint venture interest being retained by Messrs. Garcia and Baker (although funding is expected to be provided entirely by the Company), may have not been established on an arms'-length basis. In the same context, Mr. Baker is Secretary/Treasurer of the Company and may have similar conflicts. (See below and "Certain Related Party Transactions" with regard to specific situations.)

(7) Michael L. Foudy Relationships. Mr. Foudy, an investor, Chairman of the Board and President of the Company and HCC, is also managing director of ATB. and the majority owner of that entity through a family-owned trust. Finally, Mr. Foudy has extended loans to the Company and/or HCC and, as of September 30, 1997, has a $478,644 note payable from HCC, an affiliate of the Company. Finally, certain compensation due Mr. Foudy has not been paid in full and as of September 30, 1997, $50,000 has been deferred by the Company and $28,500 has been deferred by ATB. Consequently, there exist certain overlapping rights and responsibilities by Mr. Foudy to the foregoing entities and, to that degree, certain conflicts may arise in the future.
(See below and "Certain Related Party Transactions" with regard to specific situations.)

(8) Overlapping Relationships Among Denison, Ryan And Angela Smith. Denison is a principal of Financial West Group, a selling group member for the offering. Denison Smith, in turn, is a principal of DeRand Corporation of America which serves as a paid ($5,000 monthly plus expenses) advisor to HCC, an affiliate of the Company, and is a shareholder of DeRand. Moreover, Denison Smith will significantly benefit, directly or indirectly, if the Company raises all or a substantial portion of the $12,500,000 offering.
This is because Mr. Smith is expected to be a major seller of Shares, thereby participating in a negotiated portion of the 8% selling commission on Shares offered and sold. In addition, since Denison Smith (or his wife, Angela) owns 5,813 post-split shares acquired for services rendered and/or at a maximum exercise price of $.50 per share as well as 21,037 escrowed shares, he has a direct economic incentive in having the Company sell its Shares, all offered at $5.00 per share during both the Initial and Continuous Offering Periods. Ryan Smith, Denison Smith's son, was previously a production associate of ATB and continues to be an investor in ATB. Finally, Angela Smith, the wife of Denison Smith is a registered representative of Financial West Group and is an investor in ATB.

(9) Certain Overlapping Ownership Interests. Investors in the Company as of the date of this Prospectus acquired interests in the Company solely because of their stock ownership in HCC. (See "Certain Related Party Transactions" and "Description of Capital Stock..") As a result, at least until such time as the Company's public offering minimum is achieved, there is common ownership between HCC and the Company. In turn, a number of the investors in HCC are also investors in ATB. Likewise, a number of investors in the Company are also investors in ATB. As a consequence of those overlaps, decisions as to whether to fund certain deals or terms (such as pricing and amounts negotiated) may be affected.

(10) No Independent Review. Investors should note that the Company, HCC and ATB and their management are represented by the same counsel. Therefore, to the extent the Company and this offering would benefit by an independent review, such benefit will not be available in this case. Such potential conflict may be greater in this offering since a partner of the Company's counsel owns Shares in, and serves as an advisor to, the Company. While it is not expected to have any adverse consequence (such as undermining professional representation), Max Miller (a partner of the law firm - Reed Smith Shaw & McClay - that represents the Company, HCC and ATB) has made an investment in Shares of the Company and HCC through a pension plan and serves as an advisor to the Company; certain members of his family also own interests in ATB, HCC and the Company. (See "The Company -- Management -- Professional Advisors.")


Certain Related Party Transactions


        The Company was formed on March 27, 1996 to be a broad-based communications and management business, including the development, production and syndication of advertiser supported broadcast programs and print products. Upon formation, Heartland Capital Corporation ("HCC") subscribed to the Company's common stock. As of May 17, 1996, HCC paid its stock subscription and the Company was simultaneously assigned certain development and contract rights and obligations by HCC. The Company is also related to another entity, ATB Productions, L.L.C. ("ATB"), with which it shares common (but not identical) ownership and to which it will provide marketing services.

        As part of its merchant banking operations, HCC identifies investment opportunities which can be developed into viable operations. Several opportunities were identified during the preceding three years, including talk radio, a teen-oriented newspaper and a newspaper insert aimed at sports enthusiasts. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB which relationship may have been (and continues to be) material to the Company. The other ventures identified are developmental options and are intended to be pursued only if funding is achieved (see below) and appropriate due diligence, which supports the feasibility of the acquisitions, has been completed. Neither HCC nor the Company has entered into any definitive agreements with respect to the investment options.


        HCC determined that these ventures could not be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option and, in the case of ATB, its contract rights to the Company, its wholly-owned subsidiary. On May 18, 1996, HCC spun off the Company via a dividend to the HCC shareholders with the Company effectively replicating the HCC capital structure by issuing a share of its common stock for each share of HCC common and preferred stock outstanding as of May 18, 1996. Warrants to purchase the Company stock were granted to holders of non-contingent HCC stock purchase warrants, including warrants to the HCC preferred shareholders, as of May 18, 1996. Additionally, on April 17, 1996, the Company granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per share. (The contracts and option rights transferred to the Company have no carrying value because development of, or servicing, the rights is expected to require a substantial infusion of capital.) It is the Company's intention to obtain necessary capital through an initial public offering of its common stock.


        Effective January 1, 1995, HCC entered into a marketing agreement with ATB (the " HCC Agreement") whereby HCC will provide marketing services on behalf of ATB. Such services include presenting programs to sponsors on a worldwide basis, negotiating sponsorship agreements, and performing related activities. In return for providing the marketing services, ATB is obligated to pay HCC 40% of its gross advertising cash receipts and 15% of its non-advertising gross receipts. The agreement was transferred to the Company on May 18, 1996. The HCC Agreement automatically terminates on January 1, 1999, unless extended by mutual agreement, and it is terminable at earlier dates under certain specified conditions. In the event of termination, the amounts due under the HCC Agreement then existing shall remain due and payable, notwithstanding the termination, if certain other conditions are met for the period ending the later of the automatic termination of the HCC Agreement or two years after its termination for other reasons. Revenues recognized by HCC under the HCC Agreement aggregated $647 and $2,847 during 1995 and 1996, respectively. After the transfer, HCMI recognized $3,507 in revenue from the HCC Agreement through December 31, 1996 and $4,757 during the nine months ended September 30, 1997.

        The total number of shares of stock that the Company has the authority to issue is 60,000,000 (consisting of 10,000,000 shares of preferred stock and 50,000,000 shares of common stock, each respectively par value $.001 per share.) The Board of Directors of the Company is empowered to provide for the issuance of shares of preferred stock in series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series. To date, no series have been issued.

        In conjunction with the Company's formation as an HCC subsidiary, HCC subscribed to 1,030,086 post-split shares of the Company's common stock on March 27, 1996. On May 17, 1996, HCC contributed the par value ($.001) of those shares to the Company in cash ($4,758) in full payment of its subscription receivable and 1,030,086 post-split shares were issued to HCC. In conjunction with the Company's spin-off to the shareholders of HCC, on May 18, 1996, the Company retired those shares and issued 1,030,086 post-split shares of common stock as follows: 426,280 shares to the existing common shareholders of HCC and 603,806 shares to the preferred shareholders of HCC.

        In addition, the Company issued 1,394,500 of its warrants to the HCC preferred shareholders who held contingent HCC warrants on the basis of one warrant for each two HCC preferred shares. Each warrant entitles the holder to purchase an additional share of the Company's common stock. During May 1996, the Company notified the holders of its intent to make an initial public offering (IPO) and that the Shareholders had until July 23, 1996 to exercise their warrants at $.50 per share -- versus $4 per share thereafter (80% of the expected IPO price of $5 per share). Through July 24, 1996, warrants to purchase 253,387 post-split shares (1,170,400 pre-split shares) were exercised for an aggregate purchase price of $580,200, leaving 224,100 warrants outstanding and excisable under the terms outlined above.

On March 27, 1996, the Company's incorporators reserved 600,000 shares of common stock for a Stock Option Plan. Conditions of grants, terms, exercise prices and related terms have yet to be determined by the Board of Directors. The Shareholders would be required to approve the plan prior to granting options.


        The Company has employment agreements (the "Agreements") with four officers and employees, Michael L. Foudy, Gerald Garcia, Bradford W. Baker and Bradley B. Niemcek. (See "The Company -- Management.") The Agreements permit participation in an annual bonus pool, the amount and conditions of which will be determined by the Company's Board of Directors and provide as to Messrs. Foudy and Niemcek base annual salaries aggregating $180,000. In addition, the Agreements provide that these employees are eligible to annually receive options to buy up to 100,000 shares of common stock at $.10 per Share with terms, other than price, to be determined by the Board of Directors. The agreement with Mr. Niemcek also provides for issuance of 75,000 shares of common stock to the employee if he is employed by the Company for three years from May 1, 1996. The Agreements are effective as of May 1, 1996 as to Messrs. Foudy, Baker and Niemcek and May 1, 1997 as to Mr. Garcia, have terms of three years and provide for termination for cause with a cessation in compensation payments. If terminated by the Company without cause (or by the employees with cause) prior to the end of their term, the Agreements require payments to be continued at the rate of base salary at the date of termination for the period after termination through the end of the terms of the Agreements.

        On January 15, 1995, HCC executed a noncollateralized line of credit agreement with ATB (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at a fixed rate of 8% per annum, with payment of interest on any borrowing commencing January 15, 1997. Through September 30, 1997, interest payments of $12,950 and $185 have been made to the Company and HCC, respectively. Any principal and interest outstanding on the line of credit must be repaid on December 31, 1999. During 1996, the Company began co-funding this Credit Agreement with HCC. As of December 31, 1996 and September 30, 1997, the Company had advanced $172,780 and $169,280 respectively, while HCC had advanced $338,695 and $431,145 as of December 31, 1996 and September 30, 1997, respectively. Although the total advances ($511,475 and $600,425 as of December 31, 1996 and September 30, 1997) are in excess of the Credit Agreement's standby line of credit amount ($360,000), the total advances are governed by the Credit Agreement, including interest rates and due dates. Interest income earned by the Company on this credit line amounted to $2,899 and $10,310 for the period March 27, 1996 (date of formation) through December 31, 1996 and the nine months ended September 30, 1997, respectively. Interest income earned by HCC on its share of the outstanding loans amounted to $3,364, $22,970 and $24,387 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively. A portion of these loans ($44,356) have been used to fund the acquisition target of ATB Productions (Friendly Media, Inc.) in anticipation of completion of the acquisition.

        In conjunction with the public offering, HCC has incurred direct or indirect costs, such as salaries and rent, which have been charged to the Company. By the completion of the public offering, it is expected that such costs could aggregate approximately $600,000. It is the intent of the Company to reimburse HCC for these costs, or at least a portion thereof, on a sliding scale (none if $2,000,000 is raised to $412,500 if $12,500,000 is raised), solely from the offering proceeds. As of December 31, 1996 and September 30, 1997, the amount owed by the Company to HCC for these costs, net of repayments, amounted to $220,616 and $397,350, respectively.

        Xpress Ventures, Inc. is a Tennessee corporation whose principals are Gerald Garcia, (Executive Vice President of the Company) and Bradford W. Baker (Secretary-Treasurer of the Company). (See "Conflicts Of Interest.") Messrs. Garcia and Baker entered into a licensing agreement with Xpress Ventures, delegating all its rights each has in a proposed magazine for teens and a national sports weekly. In turn, Xpress Ventures, Inc. has now assigned its rights in such proposed newspaper inserts to the Company in a May 31, 1996 agreement. While Messrs. Garcia and Baker are affiliates and have an interest in these transactions, all negotiations with the Company have been independently negotiated by Company principal(s) other than Messrs. Garcia and Baker.

        Because the Company has not generated sufficient cash flow to pay all compensation when due to Mr. Garcia, a portion of such compensation has been deferred, and the Company has entered into a $60,000 note payable to Mr. Garcia.

        A number of activities which the Company intends to pursue with the benefit of funds raised during this offering are those which have been assigned to the Company by HCC. Moreover, the management and all current Shareholders of the Company, as of the date of this Prospectus, are essentially identical to that of HCC. Accordingly, the economic terms, including compensation and equity ownership, may not have been the result of arm's-length negotiations. However, in evaluating this potential conflict of interest, prospective Shareholders should be aware that a right of first refusal has been granted by HCC and the Company's management for any activities or acquisitions that fall within the communications and management charter of the Company so long as on terms comparable to what an independent third party would pay.


        The Company believes that any past transactions with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company may enter into transactions with its affiliates in the future. However, the Company intends to continue to enter into such transactions only at prices and on terms no less favorable to the Company than transactions with independent third parties. In that context, the Company will require any director or officer who has a pecuniary interest in a matter being considered to recuse themselves from any negotiations. In any event, any debt instruments of the Company in the future are expected generally to prohibit the Company from entering into any such affiliate transaction on other than arm's-length terms. In addition, a majority of the Board is (and must continue to be) neither an officer nor have a pecuniary interest (other than as a Shareholder or director) in any transactions with the Company. In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested
parties.   Moreover, it is expected that additional independent directors will be added to the Board and an independent escrow agent/registrar will be appointed, no later than the initial closing for this offering, to assure proper issuance of stock to Shareholders.

             FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT


        Counsel has advised the Company's management it has a fiduciary responsibility for the safekeeping and use of all assets of the Company.
(See "Conflicts Of Interest" and "Risk Factors -- Conflicts Of Interest.") Management is accountable to each Shareholder and required to exercise good faith and integrity with respect to its affairs. (For example, whether under SEC and/or general fiduciary principles, management cannot commingle property of the Company with the property of any other person, including that of management.)


        Cases have been decided under the common or statutory law of corporations in certain jurisdictions to the effect that a shareholder may institute legal action on behalf of himself and all other similarly situated shareholders (a class action) to recover damages from management for violations of fiduciary duties, or on behalf of a corporation (a corporation derivative action), to recover damages from a third party where management has failed or refused to institute proceedings to recover such damages. On the basis of federal and/or state statutes, including most critically the Delaware General Corporation Law, and rules and decisions by pertinent federal and/or state courts, accordingly, (a) shareholders in a corporation have the right, subject to the provisions of the Federal Rules of Civil Procedure and jurisdictional requirements, to bring class actions in federal court to enforce their rights under federal securities laws; and (b) shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from a corporation's management where the losses result from a violation by the management of SEC Rule 10b-5, promulgated under the Securities Exchange Act of 1934, as amended. It should be noted, however, that in endeavoring to recover damages in such actions, it would be generally difficult to establish as a basis for liability that the Company's management has not met such standard. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest.

        The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that the Company's management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.

                                  THE COMPANY

General

        Heartland Communications & Management, Inc. (the "Company") was organized March 27, 1996. The Company's offices are located at 1320 Old Chain Bridge Road -- Suite 220, McLean, Virginia 22101, and its telephone number is
(703) 883-1836. The Company intends to raise capital, perform support services and pursue specific targeted business development opportunities as its basis for growth and profitability. The Company has identified several service and support areas where it intends to establish profit centers.
These include, but are not limited to, business areas such as radio talk show programming, newspaper supplements and inserts publishing and other communications- and management-related activities. (See "Specific Opportunities Under Consideration.") The Company has investigated business opportunities for investment and has performed preliminary due diligence on certain projects. It is the intent of management to use a part of the proceeds of this offering to continue the due diligence process on these projects (which will include third party feasibility studies where management considers such studies prudent to complete the required due diligence).


        More specifically, the Company will engage in the broad-based communications and media business, including (but not limited to) the development, production, marketing and syndication of advertising-supported broadcast programs and print products. These products will be designed to meet the expanding needs of the media business for creative content -- especially in those segments, e.g., AM radio and newspaper publishing, in which syndicated alternatives to locally-produced content are financially attractive. Its radio operation will not only assist in the development of programming by outside producers, secure syndication opportunities for them and share in their revenue but also produce news, information and talk programming of its own, the latter effected through an affiliate, ATB Productions, L.L.C. The Company expects to own a specific, negotiated portion (typically 10% to 60%) of the gross advertising receipts and/or net income of several radio productions. The Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and a subsidiary of its ATB Productions, L.L.C. affiliate is currently completing the acquisition of up to three AM radio stations in California and Washington. In addition, if the Company provides the associated funding, the Company has the option to obtain a 50% interest in two prospective innovative, national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience which the Company believes are under-served: teens and sports enthusiasts. Additional print, broadcast, Internet-based products, information services and news media components, as well as hybrid combinations, also are contemplated. Such activities will be developed by the Company or will be part of the Company's acquisition strategy and/or management services will be offered to clients on a fee and/or equity basis.


Introduction


        Though recently organized, many of the Company's contemplated activities to be pursued during the early years of operations will be based on opportunities developed by Heartland Capital Corporation ("HCC"), a private merchant banking business advisory firm which was incorporated in June 1994 to pursue a broad spectrum of investment opportunities. To the date of this public offering, HCC has concentrated much of its activities in communications-related businesses, most specifically the support of talk show programs and a contemplated radio network. Because of the faster than expected progress of HCC's efforts in the communications arena and the slower than expected development of other areas, the HCC Board of Directors determined that the best strategy was to take an affiliate public at this time. Specifically, the decision was made by HCC to assign all contracts, business opportunities and performance obligations meeting certain investment development criteria to the Company with existing HCC shareholders receiving the same number of shares and associated rights that they owned in HCC, including the right to exercise warrants for Shares of the Company, by paying a variable exercise price (ranging from $.001 up to $.50 per share). (Some limited merchant banking activities may take place in the Company as well.) Accordingly, on May 17, 1996, HCC assigned these opportunities to the Company, which was a wholly-owned subsidiary on that date, and HCMI thereafter was responsible for pursuing development of these opportunities. Because the Company has assumed the rights previously negotiated and owned by HCC and there continues to be common ownership and management, the Company and HCC may be deemed to be affiliated. For a discussion of the associated conflicts, see "Conflicts of Interest. "

        As part of its merchant banking operations, HCC identifies investment opportunities which can be developed into viable operations. Several targeted opportunities were identified in 1994 and 1995, including talk radio, a teen-oriented supplement to newspapers and a newspaper insert aimed at sports enthusiasts. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB. The other ventures identified to date are only developmental options.

        HCC has determined that these ventures cannot be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option (and in the case of ATB, its contract) rights to the Company. Formed as a wholly-owned subsidiary of HCC, the Company received on May 17, 1996 the development and contract rights and obligations and the assumed responsibility for costs to be associated with the future development of these activities. On May 18, 1996, HCC spun off the Company via a taxable dividend to the HCC stockholders with the Company replicating the HCC capital structure, including replicating HCC's outstanding non-contingent stock options and warrants and issuing 301,903 of the Company's warrants to the HCC preferred shareholders, who held contingent warrants, on the basis of one warrant for each two HCC preferred shares. A share of the Company's common stock was issued to each HCC common and preferred shareholder for each share of HCC common and preferred stock outstanding May 18, 1996. Warrants to purchase the Company's stock were granted to holders of non-contingent HCC stock purchase warrants as of May 17, 1996. Additionally, on April 17, 1996, HCC itself was granted warrants, exercisable until April 16, 2001, to purchase 267,589 Shares of the Company's common stock for $.50 per share.
The contracts and option rights transferred to the Company have no net book value because development or servicing the rights is expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through this initial public offering of its common stock to develop these rights and associated activities.

        The activities to date principally relate to "Newsmaker" with Michael Foudy and "The Travel Show" (with Larry Gelwix and Danny Kramer). There are a number of other related talk show programs under development which are expected to be added to the existing line-up, thereby enabling the Company to develop a network of its own. This would permit stations around the country to pick and choose from the Company's stable of talk shows. Such an arrangement permits economies in production and enhances cross selling opportunities to maximize advertising revenues and revenues from sponsorship of these programs. (However, see "Risk Factors.")

        HCC also has obtained rights to acquire working and/or equity interests in specialized newspaper supplements (described in greater detail in "Specific Opportunities Under Consideration"); while expected to cost considerably more to develop, they are believed to be quite promising. Accordingly, as a function of the amount of monies raised, it is intended that a series of special interest supplements be developed and distributed by newspapers around the country. The supplements can best be analogized to the Parade insert that goes into many Sunday newspapers around the country.
These new products will be value-added supplements distributed by local newspapers either within the newspaper or as stand-alone supplements to segments of the non-subscribing market. The Company believes its proposed magazine for teens and a national sports weekly have unique attributes.
Based upon its market research, actual experience and/or proprietary concepts (including their expected distribution through existing newspapers), the Company believes that a large readership can be developed relatively quickly. (See, however, "Risk Factors.") (The "national sports weekly" and "magazine for teens" names are working titles only; all materials and editorial content will be protected by pertinent trademark and copyright laws.)

        As described in greater detail under each of the individual sections which follow, the ownership interests will be negotiated independently for each activity. For example, individual radio programs might be based upon a fee or a percentage of gross advertising revenues generated and/or a percentage of net profits without any actual ownership in the talk show itself. In contrast, the proposed magazine for teens and national sports weekly are expected to be separate joint ventures between the Company and the creators of such concepts with each party sharing on a 50/50 basis after all expenses and the Company has been repaid its original investment(s). Such expenses include paying royalties aggregating 5% annually; during the first five years, the Company will receive a royalty of 1.25% annually and its creators (or an entity Messrs. Garcia and Baker control) will receive 3.75%; thereafter, the 5% royalty payment will be paid entirely to its creators (or an entity they control.) (See "Conflicts Of Interest - Gerald Garcia And Bradford W. Baker Relationships" with regard to the relationship of such creators of these specialized newspaper supplements to the Company.)

Specific Opportunities Under Consideration

        The Company has identified several projects for which it proposes to provide funding. No fixed commitments have been made for any of these projects. The projects listed below are in different states of due diligence and are intended to be pursued once, and only if, the funding contemplated from this offering is achieved and the appropriate due diligence has been completed. Therefore, at present, these projects cannot be viewed as probable acquisitions. This list is not complete and those identified below are subject to being discontinued if warranted after its due diligence review is concluded. Management intends to fund projects strictly based on satisfactory completion of appropriate due diligence and based on investment guidelines as they may evolve over time. Any specific opportunities pursued will relate to communications, broadcast or print, and/or management activities.

        The Company intends to consider many other development projects and intends to continue to raise capital to take advantage of opportunities, thus providing income and asset growth for its shareholders based on its planned investment and development strategy. The Company intends to develop strict guidelines for investment, first considering preservation of capital, then equity participation and liquidity. In most situations, it will endeavor to maintain a preferred position with emphasis on an exit strategy with earnings and a residual equity position. Actual liquidation of an investment will be based on management's assessment of growth and earnings potential of each investment. However, investments as suggested herein are inherently risky, and there can be no assurance that these risks can be mitigated to the extent that losses will not occur, and there can be no assurance that investors in this offering will not lose all of their investment. Potential investors are advised to consult their own legal and accounting counsel as to their suitability for investment in the Company.

(1)     Heartland Radio Network

        The Company has established radio program marketing and, directly and/or through contractual arrangements with ATB, production (in addition to station ownership/operation) as one of its primary activities. It will market those services to the $11.5 billion advertiser - supported commercial radio broadcasting market. (Source: National Association of Broadcasters 1995 Annual Report.) The Company has a variety of other communication properties, broadcast and/or print, under development and/or consideration. The Company, directly or through ATB, will acquire, create, develop and own creative content that it markets for domestic and international broadcasters with the production being done by its affiliate, ATB. (See "Conflicts Of Interest.").

        The Company believes most nationally syndicated and locally produced talk shows adopt a conservative political slant, attempting to emulate the success of Rush Limbaugh's 15-year-old program by appealing to the so-called "angry white male" which typically feels under-served by other media outlets. The general tenor of talk radio has therefore become negative, angry and anti-government, with much of the content provided by listeners themselves.
  This has made some advertisers reluctant to advertise on talk radio programming.

        Because talk radio has largely ignored alternatives to conservative, "sound off" themes, the Company believes the potential for talk radio which is non-partisan and which presents alternative viewpoints emphasizing the search for solutions to societal problems (rather than just complaining about those problems) is considerable. (In fact, the

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Company will test its theory that the success of talk radio -- which it believes strongly relies on participation by angry or alienated listeners but is cheaper to develop and sustain -- may have peaked.) Support for this theory can be found in the success of ethnic-oriented programming and National Public Radio ("NPR") programming such as "All Things Considered" and "Morning Edition." The NPR programs air in morning and afternoon drive times; however, the economic potential of such programs is largely untested because of their non-profit, non-commercial nature.

        There are approximately 11,500 radio stations in America; about half of these are AM stations, and most of them are co-owned and operated with FM affiliates. Many AM radio stations lose money; about 1,200 of them have a news/talk format, the only format to emerge in the past 20 years which has consistently demonstrated the potential for profit on AM stations -- which do not have the bandwidth required for the successful programming of music formats. (Source: Broadcasting & Cable 1996 Yearbook.) Complicating this inequity has been the inclination of packaged goods advertisers to concentrate their messages on younger audience segments, as they have on television. Thus, the share of advertising revenues flowing to AM stations has steadily declined since 1975, and joint AM/FM licensees have concentrated their energies on FM programming. Operators spend relatively little on AM program content. In fact, almost 1,000 AM operators merely "simulcast" on their AM outlets the programming that is produced on their FM outlets, although the Federal Communications Commission ("FCC") frowns on the practice.

        The limited local spending on local AM programming content has provided a major opportunity for programmers who provide a national service distributed inexpensively by satellite. As a result, AM radio, once thought of as the prototypically local medium, is today heavily reliant on national programs.

        Most syndicated programs are provided to the local affiliate on a barter (free, in exchange for advertising time) basis. Typically, the national program receives one-quarter to one-half of the total commercial time (up to 15 minutes total) available per hour in exchange for providing the program content itself. Some programs are distributed on a cash basis only. Talk radio programs can be broken down into several categories -- entertainment/humor, advice/information, host opinion and listener driven.

        Several networks have sprung up to provide additional syndicated programming on a barter basis, including Talk America, Sun Network, Chancellor Radio Network, Talk Radio Network and the Business Radio Network. These networks typically sell production and transmission services to the program hosts, who then sell national advertising time to cover their costs.

        Syndicated talk shows air from one to six hours per day -- most often two to three hours -- and most have 15 to 60 local affiliates. Most affiliates are in medium to small markets or cover portions of larger markets (radio coverage areas are substantially smaller than TV coverage areas). The Company believes station operators and programmers face a paradox in designing talk radio formats. According to listener surveys at the station level and in the media which cover them, controversial programs draw the largest audiences and are therefore the most desirable. However, most nationally syndicated advertisers avoid controversial program formats for fear of having their product(s) identified with a particular controversial political viewpoint. Thus, nationally syndicated talk shows may have great difficulty selling their advertising time.

        As a recently formed, development stage company, the Company has only recently begun to have business activities. Many of these activities are those that were assigned from HCC, incorporating pre-existing business relations, contractual rights and opportunities. In that context, ATB has been producing and distributing a number of radio shows as described above or has a number under development. To expand those activities and to create a focus, the talk radio programs have been cross marketed to prospective radio stations and newspapers under the trade style, the "Heartland Radio Network" ("HRN"). Under those pre-existing agreements, ATB enters into the contracts and the Company receives various percentages of the gross revenues generated.
 As described above, those interrelated transactions constitute an affiliated relationship among the Company, ATB and HCC. Because ATB is an integral part of the communications business contemplated by the Company, it is possible that a merger between the two will be affected at some time in the future. Because the communications activities developed by HCC have already been spun-off and HCC will continue to function as a merchant bank in other areas, it is unlikely that a merger or other combination will occur between the Company and HCC. (As described in the last paragraph of "Conflicts Of Interest," any such merger(s) would require approval by a majority of the independent Board of Directors members.)

        HRN has been formed to take advantage of the inherent opportunity in this situation. Specifically, ATB has obtained agreements with various nationally syndicated talk shows (of the host opinion and advice/information type) and a talk radio network to market their availabilities. By combining buys in several programs, the Company can assemble an audience sufficient to justify an advertising buy for national advertisers who have minimum audience-coverage requirements. In addition, HRN will work to place advertising in targeted local talk shows in major markets to assure appropriate coverage.

        By delivering sponsors to struggling talk show hosts, the Company believes it has the opportunity to demonstrate to those hosts how they can be financially and politically independent. The Company expects the resulting increase in diversity of its talk radio programming by programmers seeking to exploit targeted markets will serve to build audience size and interest. The Company believes this will help AM broadcasters become financially viable and help attract both hosts and advertisers to the Company and HRN. Moreover, the Company believes it can assemble a team of professionals with experience and expertise in media who will assure quality programming, provide personalized service to advertisers and develop excellent affiliate relations.

        A substantial portion of the Company's revenues initially will be generated from the sale of advertising and production services for broadcast on its talk show programs in various market niches. Additional broadcasting revenue will be generated from production services agreements and other miscellaneous transactions. Local advertising sales will be made by each talk show's sales staff (or that of their affiliates). National advertising sales are made by firms specializing in radio advertising sales on the national level in exchange for a commission from the Company (based on its gross revenues from the advertising contained on the respective talk show programs).

        The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by talk shows are based primarily on (i) the program's penetration of demographic groups targeted by advertisers; (ii) the number of stations in the market competing for the same demographic group;
(iii) the supply of, and demand for, radio advertising time; and (iv) certain qualitative factors. (Because of a larger audience, rates are generally higher during morning and afternoon commuting hours.)


        In large markets, where national and regional advertisers are particularly active, radio stations live and die on the strength of their ratings. A station's ability to deliver audiences of specific demographic type is evaluated by advertisers and used by their representatives when negotiating advertising contacts with broadcasters. The radio broadcast industry's principal ratings service is Arbitron, which publishes the results of quarterly ratings surveys in the largest markets and which maintains databases on station ratings in smaller markets as well, for use by subscribers. These survey data, contracted through Marketron, are an important tool used by the Company in fashioning program production strategies and setting advertising rates for its programs.


        Broadcasters in smaller markets, and the program suppliers who serve them, frequently do not have Arbitron data available to them. Moreover, broadcasters in some cases ignore these data even when they are available because the broadcasters specialize in developing audiences among niche population segments not counted by Arbitron. Ethnic minorities who speak neither English nor Spanish constitute a growing niche market. Serving these market segments is a growing business for radio broadcasters, particularly among AM licensees located on the fringes of major markets. Typically, the station rely on their on-air personalities to develop their ethnic audience coverage and to market advertising time to local businesses serving those niches. The stations sell air time to these personalities in hour-long blocks (and thereby are relieved of the heavy financial burden of maintaining their own staffs of personalities and advertising sales specialists).

        The Company is assisting its ATB affiliate in entering this market. Working with Texas businessman, Fred Lundgren, ATB Media, Inc. - a new ATB subsidiary - is attempting to acquire three distressed AM licensed stations in California, Washington and other states and converting them to block-time sales operations. Lundgren, a radio industry veteran, is replicating a station conversion formula successfully employed in the Houston market over the past three years. The Company will earn fees for arranging the financing for station acquisition as well as assisting in the management of them and, as a consequence, will receive a share of station revenues through its contractual relationship with ATB.


        Future expansion in this area would include producing programs for possible television and/or cable television syndication as well.

(2)     Communications Companies Acquisitions

        As of this date, the Company has been engaged principally in organizational activities and limited operations. Nonetheless, the Company has identified a number of investment opportunities that it intends to continue investigating when capitalized. While the Company has performed limited due diligence on these projects to date, it intends to continue to investigate them (and other opportunities) adequately as capital becomes available. Any specific opportunities pursued will relate to communications, broadcast or print, and/or management activities.


        The Company will continue to identify (and expects to pursue) acquisitions of communications-related activities in situations where the Company believes it can successfully apply its operating strategy and where such businesses can be acquired on economically attractive terms. The Company expects to grow by emphasizing internal growth of its business and by making targeted acquisitions of companies in the communications sector with above average growth potential (at least 20%) at prices believed by management to be attractive, even under-valued, and which fit synergistically in a regional concept that will aid in the targeted marketing and promotion of the Company --i.e., a community newspaper and a community radio station working together to cross-market programs and products targeted at specific demographic and/or psychographic niche markets. Management will continue to emphasize strategic acquisitions and dispositions, internal growth, operating efficiencies and cost reduction. As a result, management believes that the Company is positioned to achieve internal growth and to benefit from the general economic recovery as well as from the current recovery in the communications industry.

        The Company has had preliminary discussions with a competitive talk show network with regard to possible acquisition. To date, those discussions would have to be characterized as preliminary. Nonetheless, it is expected that once at least $2,000,000 has been raised, those discussions could result in future acquisitions -- for example, other radio network(s) or portions
thereof and/or at least access to another network's transponder.   (See
"Application Of Proceeds.")

        Other communications companies which might be sought would include community newspapers and Internet-related businesses. (For example, one talk radio network recently became the first to offer its programming in real time on the Internet 7 days a week, 24 hours a day.) Because of the current lack of funding to actively pursue potential targets, possible future acquisitions might occur fairly rapidly once funding of at least $12,500,000 has been achieved. Moreover, as a public company, it is possible that Shares of the Company will be exchanged for interests in those companies or facilities.

        As part of this strategy, the Company envisions acquiring certain properties. This is felt to have certain advantages under a "cluster" theory that has proven quite successful for other communications companies. Specifically, if one advertises on talk radio, those same prospective advertisers may want to advertise in local newspapers, particularly smaller suburban newspapers. This same principle can be expanded to specific niche newspapers in certain geographic areas.

        One of the Company's contemplated activities is to provide management in integrated marketing communication services. Because of the breadth of experience of its principals, this provides tremendous cross-marketing opportunities across the local spectrum of media -- local newspaper and/or radio and/or television. This provides a cost-effective mechanism for products and programs to be advertised. This is typically arranged through a barter of certain time and space on one medium for time and space for another. Such practices are complementary rather than competitive since many advertisers want to engage in a media mix that is viewed as prudent. For such services, the Company will typically be paid the standard industry commission/advertising agency rate of 15% of the gross value of the transaction. Accordingly, even if the media involved are not affiliated and no money changes hands, the Company would nonetheless be paid its contemplated commission.

(3)     A National Sports Weekly Magazine

        Because sports are an integral part of the American way of life, the Company believes those viewing and participating in sports are a very large, but underserved, print market niche. The Company believes sports are universal activities that cut across age, sex, income, ethnic and other demographics. Like the magazine for teens described in the following section, the Company intends to bring the proposed national sports weekly to market through a joint venture with the creators of the concept, Gerald Garcia (Executive Vice President and formerly President) and Bradford W. Baker (Secretary-Treasurer of the Company) in return for the Company providing needed funding (approximately $5,037,000 if $12,500,000 is raised). (See "Conflicts Of Interest.")

         The proposed national sports weekly (hereinafter called "NSW") will use distribution channels similar to the proposed magazine for teens (see discussion following), thereby permitting economies of scale. NSW will be published as a national medium for advertisers to reach adults 18 - 54. A national sports weekly also would lend itself to being co-sponsored by commercial networks or companies associated with sports.


        With a staff of top sports editors and writers, NSW will provide a fully formatted tabloid-size magazine to newspapers on a weekly basis. While most people's first choice today for printed information is their local newspapers, those publications cannot afford the staff to report in depth on all of the major sports beyond the news of franchise and college teams in or near the newspaper's coverage area, much less provide coverage of the less popular sports.

        The Company anticipates signing up a reasonable percentage of the nation's newspapers to distribute NSW. The overhead and production structure of NSW is expected to be highly efficient. The Company expects it will be able to offer advertisers a media product with a high circulation at a low cost-per-thousand. In fact, the Company expects its weekly reach will be significantly higher than other sports-oriented media, including television sports shows, but at a cost-per-thousand that is highly competitive.


        For example, Parade Magazine, printed independently and then distributed through newspapers, has a circulation of 37,614,000. (Source:
AdWeek's Guide to Media, 1995. ) Most print publications are printed and distributed independently, resulting in significantly lower circulation and higher costs. For example, Sports Illustrated's circulation is 3,465,000, Inside Sports' circulation is 675,000, Sporting News' circulation is 515,000 and Baseball Weekly's circulation is 303,409. (Source: AdWeek's Guide to Media, 1995 and ABC, 1994.) While the market penetration for NSW may not be as high as Parade Magazine's 37.614 million circulation, the Company believes it can achieve a reasonable penetration rate.


        Network and cable television also will be considered a competitor of NSW because it is an efficient means of reaching a large audience cost-effectively. At the currently projected cost-per-thousand, NSW rate will be very competitive against all "day parts" (a media term meaning all segments of the programming day), delivering a readership that may equal or exceed that of a typical prime time show.

        NSW will be created weekly at NSW's headquarters, then distributed electronically to subscribing newspapers. National advertising will be sold directly by the staff of NSW. Participating newspapers can add local advertising by either deleting certain identified editorial content or by adding more pages. These newspapers also can add their own local editorial content, if desired.

        The targeted advertisers for NSW are those companies that have a desire to generate immediate sales, have a need to disseminate printed information (for image, couponing, schedules, etc.) and who want to supplement their electronic advertising.


        The Company will commit approximately $5,037,000 of this offering's net proceeds to create NSW. The Company has executed an agreement with ICON International, Inc., a media barter and trade company, for $11,800,000 in advertising placement over a five year period. Based upon the potential represented by such agreement, the Company believes NSW is viable (with operations capable of commencing as early as September 1998.).
        Such funds will be used for purposes relating to bringing NSW to fruition, including research and development to further fine-tune the competitive advantages as well as exposing any potential obstacles among the Company's three target audiences (newspaper publishers, advertisers and readers); hire an editorial and sales staff to create, sell and distribute NSW; maximize sales with an extensive advertising and public relations campaign to promote their product; and build customer support services to handle the demands created by the influx of advertisers and participating newspapers. In addition, there will be a negotiated royalty fee to the copyright owners for the national sports weekly concept. (See last paragraph of "Introduction.") However, the Company is currently exploring potential strategic partners for its national sports weekly. Should these relationships develop, the Company's investment in this venture may be reduced. (See "Application Of Proceeds.")


(4)     A Magazine for Teens

        The Company intends to create a magazine for teens which will be developed for the purpose of delivering a cost-effective medium for advertisers to reach the targeted teen and pre-teen (ages 11 - 18) market. The Company intends to bring such magazine for teens to market through a joint venture with the creators of the concept, Gerald Garcia ( Executive Vice President and formerly President of the Company) and Bradford W. Baker (Secretary-Treasurer of the Company) in return for the needed funding (approximately $2,300,000). (See "Conflicts Of Interest.")


        While there have been electronic means (such as MTV) to reach the $60 billion teen market (Source: AdWeek's Guide to Media, 1995), the Company is not aware of one national print publication that can reach a large audience at one time. Similarly, a 1994 survey reported that teenagers spend their money on food, electronics, entertainment and health and beauty aids. (Source: Find/SVP 1994.) Advertisers also desire to establish a relationship with teens because of not only their buying power but also their influence on household purchases. The Find/SVP 1994 study revealed teenagers influence household purchases amounting to more than $161 billion annually.


        The Company is now in the development phase of a magazine for teens. From 1989 to 1991, Xpress was published for the Knoxville, Tennessee area teen market as a joint venture between the Knoxville Journal and The Creative Network, Inc., and its two principals, Garcia and Baker. (Xpress was discontinued in 1991 after the sale of the Knoxville Journal). Originally tested as a monthly, the magazine was distributed in East Tennessee schools. Written by and for students, Xpress was the first publication of its kind. Teen acceptance was extremely high with a circulation of more than 20,000 monthly. This publication also set new standards in the field of computerized pre-production -- e.g., Xpress was one of the first publications in the country to be produced entirely on computer. (See "Specific Opportunities Under Consideration.")

        The proposed magazine for teens will be aimed at middle and high
schools (grades 7-12) and will be published weekly.   It will be created at
the magazine's headquarters, then distributed electronically to subscribing newspapers which will distribute it to students at schools in their market area as part of their "Newspapers in Education" program.

        National advertising will be sold directly by the magazine. Participating newspapers can add local advertising by either deleting certain identified editorial content or by adding additional pages. These newspapers also can add their own local editorial content, if desired.

        The targeted advertisers for the magazine are those companies that have a desire to reach the affluent teen market -- companies such as Coca-Cola, Taco Bell, Pepsi, Levi's, Blockbuster, The Gap and McDonald's. The

Company believes it can attract advertisers who know teens spend (especially when it comes to food, clothes and fun) and help such advertising entities to generate immediate sales and establish future brand loyalty. In turn, this influences the buying decisions of parents of teens. According to market research, teens have increasingly more money to spend, do a disproportionately large portion of the family shopping and are more apt to try a new product than would be their parents. (Source: Find/SVP Study, 1994.) The Company business plan was developed on the premise that the magazine will permit the Company to tap into such favorable demographics.

        Future product development by the Company will include the targeting of other demographic niche market groups such as 50+ adults, African Americans, Hispanics and Native Americans, as well as other products that can be distributed in a manner similar to the magazine.

        The Company will commit a portion of the offering's net proceeds to: create the magazine for teens, including hiring an initial editorial and sales staff to create, distribute and sell the magazine; maximize sales with an extensive campaign to promote the magazine; build customer support services to handle the demands created by the influx of advertisers and participating newspapers; and use research and development to create other products capable of being distributed through pre-existing newspaper networks. In addition, a negotiated royalty fee for the magazine's concept will be paid to its copyright owners. (See "Introduction" with regard to the fee and "Conflicts Of Interest -- Gerald Garcia And Bradford W. Baker Relationships" with regard to the relationship between such creators and the Company).

        There is no niche market teen-oriented national publication that can reach a large teen audience. Magazines such as Sassy and Seventeen reach at best 1.9 million subscribers per issue and are targeted to females. (Source:
AdWeek's Guide to Media, 1995.) There are even fewer choices in male teen publications (Boy's Life and Sports Illustrated for Kids), reaching only 1,300,000 and 950,000, respectively. (Source: AdWeek's Guide to Media, 1995.) Electronic media have been successful at reaching teens; however, their reach is generally less than commonly perceived -- for example, MTV's audience is currently approximately 328,000 per quarter hour between 1:00 a.m. and 3:00 a.m. and 656,200 between 7:00 p.m. and 3:00 a.m. (Source: A.C. Nielsen, 1995.)

        While the Company believes the magazine for teens will be more interactive and wider-reaching than MTV-like products, it is also complementary with them (since the magazine is a printed product) with respect to their use by major advertisers. For example, the magazine's printed format allows for couponing and can be used as a cross-selling device.

        Xpress was distributed in Knoxville to 90% of the high schools (18 of 20) and 83% (20,000 of 24,000) of the students at those schools actually read it. (Source: Knoxville Journal, 1991.) While the market penetration on a national basis is not expected to be as high as in the Knoxville experience, the Company believes a reasonable penetration rate of the targeted 37 million, $60 billion teen audience can be achieved. (Source: Ad Week's Guide to Media, 1995.)

(5)     Management and Marketing Services

        While currently a limited activity of the Company, it is expected that integrated communications management services will constitute a growing portion of the Company's business. Once funding is in place, for example, it is anticipated that new personnel will be engaged to complement the Company's existing personnel. The contemplated activities would be associated with representing clients for cash fees (and possible equity-based) compensation for management advisory services. Because the Company intends to embark upon an active acquisition strategy, it is felt that these management and consulting services would complement the Company's other activities since it would already be seeking comparable information and generally be in the "information flow." It is believed attractive economies for upcoming business activities will result, thereby permitting the Company to acquire poorly managed companies that could benefit from professional management techniques.

        One of the Company's contemplated activities is to provide management in integrated marketing communication services. Because of the breadth of experience of its principals, the Company believes there are promising cross-marketing opportunities across the local spectrum of media -- local newspaper and/or radio and/or television. This provides a cost effective mechanism for products and programs to be advertised. This is typically arranged through a barter of certain time and space on one media for time and space on another. Such practices are complementary rather than competitive since many advertisers want to engage in a media mix that is viewed as prudent. For such services, the Company will typically be paid the standard industry commission/advertising agency rate of 15% of the gross value of the transaction. Accordingly, even if the media involved are not affiliated and no money changes hands, the Company would nonetheless be paid its contemplated commission.

        The Company believes this will introduce attractive economies because, once an advertiser uses a particular medium, it is a good candidate for doing more advertising on related medium and programming in the community. This approach also ties into the phenomenon that most advertising (approximately 53%) is done in print and the balance is allocated between television, radio and other media. (Source: Advertising Age, September 1995.) (See "Communications Companies Acquisitions.")

        One of the principal functions of the marketing services function will be to develop marketing concepts, ideas and strategies for a fee to non-affiliated entities. This will constitute the generator of new revenue sources and provide value-added service to advertisers on the Company's radio programming. It is believed that the Company can develop new marketing and promotion strategies based upon this basic concept.

        In the same vein, much of the Company's strategy is to avoid traditional distribution networks but rather to deliver directly in bulk --whether the proposed magazine for teens, a contemplated national sports weekly or any other specialty publication. This permits the Company to get incremental returns in an existing market with little or no costs.


Fairness of Consideration

        On June 26, 1996, the Company retained the valuation firm of Houlihan Valuation Advisers, Inc. ("Houlihan") to review the proposed terms of the $5.00 per share initial public offering (the "IPO") price. Houlihan was selected from among a number of investment banking firms and consultants on the basis of its lack of affiliation with the Company, its affiliates or possible underwriters, as well as its experience, expertise and national reputation. Houlihan was retained for the sole purpose of opining whether or not the proposed transaction was fair from a financial point of view to prospective investors in the IPO. No limitation was placed on the scope of Houlihan's investigation. The Company believes Houlihan is qualified to render the opinion because of its extensive experience in valuing companies, including those going public for the first time.

        Houlihan has rendered an opinion to the Company, attached to this Prospectus as Appendix III (the "Fairness Opinion"), to the effect that the offering price to the public shareholders is fair from a financial point of view. In preparing to render the Fairness Opinion, Houlihan reviewed the Company's Prospectus, financial statements, forecasts and management reports, budgets and projections, met with the Company's management, members of the Board of Directors and conducted such other studies, analysis and inquiries as the firm deemed appropriate to discuss the businesses and prospects and made such other investigations as it considered necessary. Houlihan visited with the Company's officers but did not cause any physical assets of the Company to be appraised.

        The Company paid a $30,000 fee to Houlihan and has agreed to reimburse Houlihan for certain expenses in connection with rendering the Fairness Opinion and to indemnify it against certain costs, expenses and liabilities to which it may become subject arising from services rendered in connection with the Fairness Opinion. During the five years prior to being retained by the Company, Houlihan had not performed any services for the Company or any of its affiliates.


Management

(1) Officers

        Michael L. Foudy, born 1951, a principal founder, President, Chief Executive Officer and Chairman of the Board of Directors, graduated from the University of Arizona in 1973 and received a Juris Doctorate from the University of Arizona College of Law in 1976. Mr. Foudy hosted ATB's "America The Beautiful" nationally syndicated talk radio show from February 27, 1995 until February 28, 1977 and now co-hosts "Nesmaker" which is broadcast on 119 radio stations by the United Broadcasting Network. He has diverse experience in public affairs, integrated marketing communications, strategic planning, management, entrepreneurship, finance, writing and broadcasting. Mr. Foudy's accomplishments include creation of a 30,000 member Utility Shareholder's Association to intervene in rate legal cases and winning over $400 million in increased rate base. During the 1992 Presidential primary campaign, he was actively engaged in organizing a movement to draft an independent candidate for President (which activities generally would permit an independent candidate for President to obtain ballot access in all U.S. jurisdictions).

        During 1974, while in law school, Michael Foudy founded a small marketing communications Company in Tucson. When he sold his interest in the Company thirteen years later, WFC/Westcom had grown to be the largest public affairs/public relations Company in Arizona with billings of over $7 million, with offices in Tucson, Phoenix and San Diego, a staff of twenty-five professionals, a base of "blue chip" clients and a history of profitability.

        Since 1987, Mr. Foudy has undertaken a variety of projects on behalf of distressed clients. These range from a comprehensive marketing audit for the owners of Garfinckel's Department Stores in Washington, D.C. to preparation of promotional and sales materials for the liquidation of $86 million of commercial property and the auction of 4,000 residential properties once owned by First City Bank of Houston, Texas. He directed the successful repositioning of a master planned golf and retirement community owned by Fairfield Homes in Green Valley, Arizona and designed a comprehensive marketing communications program which doubled home sales for the troubled home builder. He also supervised the restructuring/liquidation of Compass Publishing based in Chicago, Illinois and Sarasota, Florida.

        Mr. Foudy wrote the book Reinventing America which was published by the Institute for American Democracy. He serves on the Board of Directors of Heartland Capital Corporation, which he co-founded, and is Of Counsel to the DCM Group, an integrated communications strategy firm based in McLean, Virginia. Mr. Foudy has been active in a variety of charitable and community organizations including the Tucson Free Clinic, Tucson Community Food Bank, Arizona Opera Company and Southwestern Film Consortium. He currently serves on the foundation for American Liberty and the American Initiative Committee Board of Directors and is Editor of the American Initiative Newsletter.


        Gerald Garcia, born 1943, Vice President and formerly Chief Executive Officer and Chairman of the Board of Directors, graduated from Texas A&M University in 1967. Mr. Garcia joined the Company from The Houston Post, where he was vice president and editor. During his three-years there, The Post was honored regularly for journalistic excellence. Prior to his return to his native Texas, Mr. Garcia was editor and publisher of the Knoxville Journal and president and publisher of the Maryville Daily Times, its nearby sister publication. Mr. Garcia had a significant impact on both newspapers. He supervised the transformation of the Daily Times to a morning paper, redesigned the Journal and led both papers to journalistic excellence and economic vitality. During his tenure, the Journal was credited with having developed the "Best Sports Section in the Country" for newspapers of 50,000 circulation and under and the Daily Times was named "Tennessee's Best Newspaper" by the Tennessee Press Association in 1990 and 1991. While Mr. Garcia was editor of the Journal and Daily Times, respectively, market penetration grew for both newspapers at rates superior to industry standards for newspapers of comparable size.

        Mr. Garcia began his career at the Brenham Banner-Press while attending Texas A&M. He held the positions of reporter, sports editor and managing editor there. After receiving his B.A. degree in Journalism, he moved to the Corpus Christi Caller-Times as sports reporter and sports news editor and then on to the Fort Worth Star-Telegram as a sports reporter and his first significant newsroom management responsibilities.


        In 1976, Mr. Garcia went to the Kansas City Star and Times where he was director of newsroom operations and assistant to the publisher. He later also assumed directorship of the Capital Cities' Minority Training Program. Mr. Garcia moved next to the Gannett Company where he was general executive of the San Bernadino Sun and then editor and publisher of the Tucson Citizen. In 1983, he was named vice president of Gannett West Newspaper Group.

        Mr. Garcia played an integral role in the launch of USA Today, supervising the building of Gannett's print site in Phoenix. He returned to the home of his alma mater in 1986 to be publisher of the Bryan-College Station Eagle before moving to Knoxville in 1988.

        In 1984, Mr. Garcia received the Ruben Salazar award for his achievements in publishing. Mr. Garcia has been a community leader wherever he has lived, most notably in Tucson, where he is credited with creating "The New Pueblo" concept. He served a two-year term, in 1989-1991, as chairman of the American Newspaper Publishers Association's Task Force on Minorities in the Newspaper Business.


        Bradley B. Niemcek, born 1940, Vice President-Operations and director-elect of the Company, is a 1965 Journalism graduate of Marquette University and is currently pursuing, on a part-time basis, a graduate degree in International Telecommunications at George Mason University. He plays and active role in the Heartland Radio Network, which not only provides marketing and management services to ATB Productions , L.L.C. but also has other broadcast activities under development. Mr. Niemcek is a 30-year veteran of the communications industry. He spent his early years as a newspaper reporter, television news writer and public relations executive.
In addition, Mr. Niemcek for the past two decades has worked for, or established and built his own, companies specializing in client services based on emerging communications technologies. Mr. Niemcek began his career as a reporter and writer for the Milwaukee Sentinel and the NBC affiliates in that city, WTMJ radio and TV. He was recruited into the corporate public relations field in 1967 by Carl Byoir & Associates in Chicago and, after one year there, moved to its New York headquarters. Mr. Niemcek departed Byoir in 1974 to undertake a series of entrepreneurial enterprises in the sports promotion field, television syndication and in newsletter publishing. In 1982, he founded Newslink, Inc. to develop and market a satellite distribution service to connect public relations enterprises with the nation's local TV newsrooms. By 1988, the firm had expanded to include offices in New York and Washington, D.C. and diversified into providing facilities management satellite services for broadcast and cable TV clients as well; its largest client was Cable News Network ("CNN"). Mr. Niemcek sold his interest in Newslink in 1988 and formed TV People, Inc., a television facilities management firm and, from his new base in the Washington, D.C. area, consulted on the development of a number of local and regional political campaigns.


        Bradford W. Baker, born 1955, Secretary -Treasurer of the Company, attended the University of Dallas from 1974 - 1975. Mr. Baker's professional experience spans 20 years of advertising, sales management and marketing. He is currently President and partner of The Creative Network, Inc., an award winning full-service advertising agency located in Knoxville, Tennessee. Prior to helping form The Creative Network, Mr. Baker was a VP/Account Supervisor at Charles Tombras Advertising, Inc. in Knoxville and at Caraway Kemp Communications in Jacksonville, Florida. He has worked on both the client and agency sides of the business and won several awards and distinctions including: Who's Who in Advertising, a Presidential Citation for Private Sector Initiative, two 1990 Telly Awards, a 1992 National ADDY award from the American Advertising Foundation and a 1996 Knoxville ADDY Best of Show. Mr. Baker has extensive experience in creating, marketing and publishing various media vehicles. These include:

- Boating Magazine: The Creative Network is the agency of record for this industry-leading publication. Work for this client includes all marketing facets, with heavy concentration on trade advertising and positioning.

- Xpress, a magazine for teens. (See "Specific Opportunities Under Consideration -- A Magazine For Teens.")

- The Star: Published for MasterCraft Boat Company, this quarterly publication has a circulation of 25,000. The Star, generally recognized as one of the best publications within the boating industry, is designed, written and produced entirely by he Creative Network.

- The Weekend Journal: The Creative Network was responsible for all research, marketing and publicity for this new weekly newspaper which was successfully launched in January 1992.

Mr. Baker has also acted as consulting advisor for The Knoxville Journal and two Knoxville suburban newspapers, The Oak Ridger and the Maryville Daily Times, and worked extensively on the launch and marketing of several publications for target marketer, Whittle Communications, L.P. Mr. Baker was also instrumental, together with Mr. Garcia, in refining the concept and developing the business plans respectively for the proposed teen magazine and national sports weekly joint ventures.


        Linda G. Moore, born 1947, Assistant Treasurer and Chief Financial Officer of the Company, attended Chico State College from 1965 to 1968. Ms. Moore has been Chief Administrative Officer of the DCM Group, an affiliate of Edward S. DeBolt and Company, Inc. ("ESD") since 1978. She was Secretary of the Republican State Central Committee of California from 1969 to 1970 and, in 1971and 1972, was Assistant to the Deputy Chairman of the Republican National Committee. During 1973, Ms. Moore was Office Manager of Donnelly Marketing's National Political Office. She was Office Manager and held the office of Secretary-Treasurer from 1974 to 1996 of ESD and has served on its Board of Directors since 1974.


        Sherri Schwamb Denora, born 1961, Assistant Secretary of the Company, is a 1983 graduate of Mary Washington College, Fredericksburg, Virginia. During 1983 and 1984, Ms. Denora was a secretary and receptionist of Marinas International, Ltd. Since 1984, she has been production manager of the DCM Group, a subsidiary of ESD, responsible (among other activities) for print production, event management and the training and supervision of new employees.

        It is expected that additional personnel will be employed to assist in operations and financial management. The Company has also identified several people that are candidates for key positions within the organization.
 The Company has discussed opportunities with some of these people and intends to actively recruit them upon funding. Management recognizes that their expertise and experience is essential to success of its business plan. The Company intends to also continue to expand its advisory group in the areas of business and finance.

(2) Directors

        Michael L. Foudy.  (See "Officers" above.)

        Ron Alexenburg, born 1942, has been President of National Record Company since April 1997 and a music business consultant since 1990 for, among others, The Beach Boys, Cabin Fever Entertainment (a division of U.S. Tobacco), American Re-Insurance Company, Rawkus Entertainment (an affiliated company of James Murdoch) and Joseph Antonini (past chairman of K-Mart). He also recently taught at New York University as a Professor of Business Music, Music Promotion and Advertising. From 1988 to 1990, Mr. Alexenburg was a partner with Cy Leslie at Aegis Entertainment in 1988. In March 1980, he joined Peter and Trudy Meisel and Ariola (GMB) to establish Handshake Records, leaving in 1988. In April 1978, Mr. Alexenburg established Infinity Records, in association with MCA, until he left in 1980. As CEO and President, he signed entertainers or groups that included Orleans, Hot Chocolate, Spryo Gyra and Rupert Holmes (all of which had "gold" recordings).
 Prior to that association, Mr. Alexenburg was named Senior Vice President and General Manager of Epic Records, a division of the CBS Records group, in July 1977; at that time, he also started the Portrait label, signing the highly successful group Heart. Sales increased at Epic and the CBS associated labels dramatically during the next seven years. For five consecutive years, the organization signed, developed and successfully marketed more than 25 new artists, all of which achieved "gold" (sold over half a million units) status, including two of the most successful album
sellers of all time: the artist Meatloaf and the group Boston.    Mr.
Alexenburg joined Columbia Records in December 1965 and was promoted to Vice President of Epic Records in May 1971, after holding increasingly responsible positions and receiving numerous industry awards for his achievements.; a year later, in 1972, he was given full responsibility for the label's growth at which time he brought Michael Jackson (and "Thriller," the most successful
album of all time) and The Jackson Family to Epic Records.   Mr. Alexenburg
began his career with Garmisa Distribution, one of Chicago's leading independent record distributors in 1962, were he held positions in sales, marketing and promotion, while he represented companies such as ABC Dunhill, Mercury, Phillips and United Artists.

        Thomas Burgum, born in 1935, is a principal of Thicksten Grimm Burgum, a Washington, D.C.-based law firm. Mr. Burgum is a 1958 graduate of Jamestown college (North Dakota) and a recipient of a 1965 law degree from the University of North Dakota. Since 1982, he has been a principal and Executive Vice President of Thicksten Grimm Burgum, overseeing the implementation of lobbying and consulting services to industrial financial and government clients. From 1980 - 1982, Mr. Burgum was the principal of Burgum and Associates, serving as a government relations consultant to a variety of agricultural and local government clients. In 1979 - 1980, he served as Deputy Under-Secretary of Agriculture, directing operation of the FmHA (rural development) loan, Alternative Energy and Rural Rail Acquisition programs; in such capacity, Mr. Burgum was selected to act as chairman of the Secretary's Working Group of Agriculture and Transportation; selected to represent the Department in issue negotiations with the Office of Management and Budget as well as the Department of the Treasury; and received a Presidential Commendation for coordinating successful Carter Administration efforts to pass the rural Development Act of 1980. From 1971 - 1979, he served as a member of the staff of the appropriations committee for North Dakota Senator Quentin N. Burdick, directing legislative research for that committee's Agriculture, Transportation and Environmental Subcommittees and coordinated legislative efforts during the period with representatives of the Executive Branch during the Nixon, Ford and Carter Administrations. From 1972 - 1974, Mr. Burgum served as Staff Director of the Bankruptcy Reform committee for Senator Burdick' directed the legislative drafting and lobbying effort for the Municipal Bankruptcy Amendments of 1975, acted as Staff Advisor for the Judiciary Subcommittee Chairman during the floor debate; and received a special Presidential commendation for staff work on the Municipal Bankruptcy Amendments. From 1968 - 1972, he served as North Dakota State's Attorney for Stutsman County; in such capacity, Mr. Burgum represented the state in all criminal prosecutions and, as the senior attorney for this governmental unit, managed all legal operations of the county.

        Kirby S. Ralston, born 1953, is a 1976 graduate of Texas Christian University with a B.A. in Journalism. While in college, Mr. Ralston worked in the sports department at the Fort Worth Star-Telegram. He also was a staff member of the TCU student newspaper and radio station. After graduation, Mr. Ralston joined the family-owned Ralston Advertising in Omaha, Nebraska where he handled the sales and marketing of promotional advertising products. In 1978, Mr. Ralston formed A Advertising & Supply, a direct mail marketing unit of Ralston Advertising specializing in the promotion of political campaign items. In 1990, Mr. Ralston was named President of Ralston Advertising/A Advertising & Supply. He is a board member of the Mid-America Direct Marketing Association and an active member of the Greater Omaha America Marketing Association and the Omaha Federation of Advertising.


        B. Eric Sivertsen, born 1953, who graduated from the College of William & Mary in 1975 and George Mason University School of Law in 1981, previously served as an officer and director of various subsidiaries of DeRand Corporation of America. Mr. Sivertsen, who currently serves as executive vice president of Telecom Towers, L.L.C., is a member of the Virginia state bar and has extensive experience creating marketing strategies products and has coordinated the development of a national securities marketing organization and selling group. He has performed acquisition due diligence, including financial and other risk analysis of potential acquisitions, budget preparation and other pro forma financial analysis. Mr. Sivertsen has negotiated various acquisition-related agreements, including purchase and sale, senior and subordinated commercial financing, seller refinancing, mortgages, leases, employment and credit enhancement agreements.
 He also manages operations of a public telecommunications fund, oversees preparation of budgets, contract negotiations, development of operating strategies, as well as the review and hiring of personnel. He served as senior deputy to the chairman of the board of DeRand Corporation of America, serves as in-house counsel to DeRand and Chief Personnel Manager and Administrator for several DeRand subsidiaries. During the last several years, he has been selected to speak at various investment seminars and conferences and on radio regarding telecommunications investments and investment banking.


        (b) Directors - elect

        Effective concurrent with registration of this offering, the following will become Directors of the Company:

        Bradley B. Niemcek.  (See "Officers" above.)

        Gregory Jackson, born 1942, an undergraduate of Columbia University and Whitman college as well as a 1996 graduate of Columbia's Graduate School of Journalism, was the principal New York correspondent for ABC news from 1970 to 1977. Mr. Jackson went on to produce and host a number of network series and syndicated productions. These include: managing editor of "How'd They Do That?," a Telepictures/CBS 1994 - 1995 prime-time series; producer and host of "Up front With . . .," a syndicated half-hour celebrity series; producer and host of "Heart of the Mater," a WCBS (New York City) daily 15-minute "Nightline"-style field piece and studio discussion; producer and host of "One on One," an ABC nightly network half-hour high profile celebrity series (after "Nightline"); executive producer of non-dramatic programming at CBS Cable; producer and host of "Signature" for CBS Cable; producer and host of "healthline," a weekly PBS health series; producer and writer of "To Be An Astronaut," a one-hour ABC videocassette; producer and writer of "Caring For Your Newborn," a two-hour child care video with Dr. Benjamin Spock. Mr. Jackson is also author of the textbook, "Getting Into Broadcast Journalism." Mr. Jackson also has often served as a marketing advisor and board member on small, high-tech companies unrelated to broadcasting. For example, he created a video sales campaign key for a private company $450,000 in debt so successful that, due to a rise in sales and/or projected sales, the Company was bought out by a major competitor for $14,000,000. In 1989, he purchased, managed and (in 1996) sold a full service country club in Boise, Idaho. Mr. Jackson began his journalism career in Boise. He started with United Press International, became an assistant managing editor at the daily paper, press secretary to the Idaho governor and, finally, local television news director.
 In 1966, while in Columbia's master degree in journalism program (where NBC had sent him) he was instrumental in setting up the school's TV production program and subsequently taught.

        Sharon M. Murphy, born 1940, is Provost and Vice President for Academic Affairs of Bradley University. Dr. Murphy received her Ph.D. from the University of Iowa and has served in faculty and administrative positions at Marquette University, Southern Illinois University, University of Wisconsin-Milwaukee and, during 1977-78, as a Fulbright senior lecturer in mass communication at the University of Nigeria. She is co-author of Great Women of the Press (1983), co-editor of International Perspectives on News
(1982), co-author of Let My People Know: American Indian Journalism 1828-1978
(1981), co-editor of Screen Experience: An Approach to Film (1968) and author of Other Voices: Black, Chicano and American Indian Press (1974). Dr. Murphy has been a public relations director, magazine editor and newspaper reporter.
 She was vice-president of the national Accrediting Council on Education in Journalism and Mass Communication (1983-1986), president of the Association for Education in Journalism and Mass Communication ("AEJMC") (1986-1987) and member of various committees for AEJMC and the Association of Schools of Journalism and Mass Communication. She has been honored by Women in Communications, Inc., the Milwaukee Press Club, the Catholic School Press Association, the Jaycees, the YWCA and the Gannett Foundation. Dr. Murphy is a member of the North Central Association Consultant-Evaluator Corps and serves on the Board of Directors of the Everett McKinley Dirksen Congressional Leadership Research Center, the Women's Fund of the Peoria Community Foundation, the Peoria Area Chamber of Commerce, the Peoria Symphony Orchestra, a member of the Peoria Riverfront Development Commission and the Peoria Race Relations Committee.


Professional Advisor(s)

        In order to ensure that the Company takes all steps necessary for its ultimate success, it has retained the services of certain professional advisors. Despite the fact that the Company is still in the development stage, with the help of its legal, accounting and financial advisors, management continues to strive for a level of professionalism commensurate with the Company's strategic plan and goals. (See "Conflicts Of Interest -- Professional Advisors" with regard to compensation, time commitment and related conflict issues.) The Company's professional advisors include:

(1) Frank Callahan, born 1928, who graduated from Baker University in 1950, is a professor at the Thunderbird Graduate School of International Management in Glendale, Arizona. Mr. Callahan is a former officer of the advertising agency Young and Rubicam, owner of Winters, Francheski and Callahan Advertising and partner in WFC Public Relations. He has had a long and successful career introducing new products and services. Among his successful introductions are Duncan Hines Cake Mixes, Purina Dog Chow, Gallo Wines, Pentel Pens, Scotchguard, Club Med, Hyundai Personal Computers and various products for Armour Foods. Mr. Callahan has an extensive history relating to new product introduction, including careful consideration of positioning issues, marketing strategies, obstacles to success, competitive forces, prospect definition, channels of distribution, advertising, public relations and sales.

(2) Max E. Miller, Esq., born 1949, has provided legal and financial advice to the Company since early 1995. He is currently a senior partner at the Washington, D.C. law firm of Reed Smith Shaw & McClay and, from June1987 through September 30, 1996, a senior partner at the Washington, D.C. law firm of Bayh & Connaughton, P.C. (founded and chaired by former U.S. Senator Birch
Bayh). Mr. Miller specializes in federal, state and international tax planning and business consulting and commercial transactions on behalf of publicly-held and closely-held corporations, partnerships, trusts, estates and individuals. He has often assisted in the development of business plans and the financial structure of start-up companies, and has worked closely with U.S. companies expanding overseas. Also a certified public accountant, Mr. Miller combines a strong legal background with a solid understanding of corporate finance and the financial consequences of business transactions. Prior to joining the firm, Mr. Miller was a senior tax manager with Coopers & Lybrand, an international accounting and business consulting firm. He has been a frequent lecturer at tax seminars and special business programs and has written extensively on tax matters. Mr. Miller received his B.S. in accounting from Indiana University and his law degree from Indiana University School of Law. Mr. Miller also attended the graduate tax law program at Georgetown University Law Center. He is a member of the District of Columbia, Virginia and Indiana Bars, and is admitted to practice before the United States Tax Court and the Federal District Court for the Eastern District of Virginia. He is also a member of the American Institute of Certified Public Accountants, as well as the Indiana and Northern Virginia Societies of Certified Public Accountants.

(3) John M. Novack, born 1951, currently works as a financial consultant. Previously, he was employed by NHP, Incorporated, as Senior Vice President, Finance and Accounting from 1993 - 1995, a financial consultant from 1992 -1993, Vice President-Controller of Woodward & Lothrop, Incorporated from 1981 -1992 and an Audit Manager in the Washington, D.C. office of Arthur Andersen, L.L.P. from 1973 - 1981. He holds a B.B.A. degree in Accounting from the College of William and Mary.

Remuneration

        The Company was formed on March 27, 1996 and therefore paid no compensation prior to that time. Under the current compensation agreement, dated as of May 1, 1996 with the Company, Michael L. Foudy and Bradley B. Niemcek earn compensation at the annual rate of $120,000 and $60,000, respectively, plus certain out-of-pocket expenses during this start-up period. In addition, Bradford W. Baker and Gerald Garcia have employment agreements with the Company which do not provide for direct compensation but do make each eligible for certain employee benefits, including a bonus and/or stock options. (See "Employment Agreements" following.)

        If only the minimum funding is subscribed for in this offering and no other funds are available, it is intended that the amount of salaries for Messrs. Foundy and Niemcek will be reduced sufficiently until cash flow is available to adequately pay these amounts. However, it is intended that the difference between the full compensation level and what is paid will be accrued and ultimately paid when funds are available. As the Company's operations develop, it is anticipated that additional personnel and outside consultants may be hired. It is currently anticipated that each of these individuals will devote up to approximately 50% of their time to either HCC or ATB Productions, L.L.C. (for which the Company will be reimbursed for that portion of the individual's base salary). Determination of time allocation will be at the discretion of the Board of Directors.

Employee Benefits

        It is anticipated that the Company will implement, in the near future, a Restricted Employee Stock Option plan under which its Board of Directors may grant employees, directors and certain advisors of the Company options to purchase its Shares at exercise prices of less than 8.5% of the then current market price on the date of the grant. Any income from such options are not expected to be tax deferrable. As of the date of this Prospectus, the plan has not been defined and no options have been granted but 600,000 Shares have been reserved.

        The Company anticipates that it will adopt in the future an employee cash bonus program to provide incentive to the Company's employees. It is anticipated that such a plan would pay bonuses to employees based upon the Company's pre-tax or after-tax profit for a particular period. It is anticipated that the Company will adopt a retirement plan such as a 401(k) retirement plan and that it will implement an employee health plan comparable to the industry standard. Establishment of such plans and their implementation will be at the discretion of the Board of Directors; any such bonus plan will be based on annual objective, goal-based criteria developed by the Board of Directors for eligible participants and will be exercisable only at prices greater than or equal to the market value of the underlying Shares on the date of their grant.

Employment Agreements

        Messrs. Foudy, Baker and Niemcek (as of May 1, 1996) and Mr. Garcia (as of November 1, 1997) each entered into a three-year employment agreement with the Company (collectively, the "Employment Agreements") that provides for bonuses and such other benefits (including base annual salaries as to Messrs. Foundy and Niemcek) as set forth in their agreements. As described in "Remuneration", it is anticipated that Messrs. Foundy and Niemcek will devote approximately 50% of their time to HCC or ATB and the determination of time allocation, and any and any associated salary adjustment will be at the discretion of the independent members of the Board of Directors. Messrs. Foudy, Garcia, Baker and Niemcek and the Boards of Directors each have the right to terminate the Employment Agreements with or without cause at any time; provided, however, that termination by the Board of Directors without cause would obligate the Company to pay the compensation due under the applicable Employment Agreement for the remainder of its term. Pursuant to the terms of the Employment Agreements, Messrs. Foudy, Garcia, Baker and Niemcek have agreed that they will not compete with the Company during the period of their employment and for a one-year period after termination of the applicable Employment Agreement.

Employees

        As of October 30, 1997, the Company had one full-time and two part-time employees, all of whom are located in its Virginia offices. None of such employees is represented by employee union(s). The Company believes its relations with all of its employees are good.

Property

        The Company rents its office facilities at market rates. (However, see "Conflicts Of Interest" -- Certain Related Party Transactions.") Such leased office space is adequate, the Company believes, to satisfy its needs for the foreseeable future.

Litigation

        There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against the Company or its affiliates and principals.

Securities Ownership Of Certain Beneficial Owners And Management

        The following table summarizes certain information with respect to the beneficial ownership of the Company's Shares, immediately prior to and after this offering (as well as the reverse stock split described in "Description of Capital Stock - Reverse Stock Split").


                           Prior to the Offering           After the Offering
                           ---------------------           ------------------
                                                             Minimum(2)      Maximum(3)(4)
                                                             ----------      -------------

Name of Beneficial Owner:               Number(1)     %      Number     %     Number    %
------------------------                ---------  ----      ------    ----     ------  ----

Directors and Officers

Michael L. Foudy                        2,072,500  22.4    2,072,500   21.6  2,072,500  17.6

Bradford W. Baker                           -        -          -        -       -        -

Gerald Garcia                             414,007   4.5      414,007    4.3    414,007   3.5

Bradley B.  Niemcek (5)                   112,500   1.2      112,500    1.2    112,500   1.0

Linda G. Moore                              -        -          -        -       -        -

Sherri Schwamb Denora                       -        -          -        -       -        -

Ron Alexenburg                             12,500    .1       12,500     .1     12,500    .1

Thomas Burgum                              12,500    .1       12,500     .1     12,500    .1

Kirby Ralston                              12,500    .1       12,500     .1     12,500    .1

B. Eric Sivertsen                          37,500    .4       37,500     .4     37,500    .4

Gregory Jackson (5)                         -        -          -        -       -        -

      Sharon Murphy (5)                     -        -          -        -       -        -
                                        ---------  ------  ---------    ---- --------- -----

All Directors and Officers as a Group   2,674,007   28.8%  2,674,007   27.8%  2,674,007 22.8%
                                        ---------  ------  ---------   -----  --------- -----
                                        ---------  ------  ---------   -----  --------- -----
All 10% Shareholders

   Michael L. L. Foudy                  2,072,500   22.4   2,072,500   21.5   2,072,500  17.6

   Heartland Capital Corporation
   (warrants only)                      1,236,000   13.4   1,236,000   12.8   1,236,000  10.5
                                        ---------  ------  ---------   -----  --------- -----

All 10% Shareholders as a Group         3,308,500   35.8%  3,084,500  34.3%  3,308,500  28.1%
                                        ---------  ------  ---------   -----  --------- -----
                                        ---------  ------  ---------   -----  --------- -----

All Beneficial Owners as a Group        3,910,007   42.3%  3,910,007   40.6%  3,910,007  33.3%
                                        ---------  ------  ---------   -----  --------- -----
                                        ---------  ------  ---------   -----  --------- -----



(1) Reflects total outstanding Shares of 1,326,811, escrowed shares of 4,801,589, the assumed issuance of 75,000 contingent shares and the assumed exercise of warrants to purchase 3,033,600 shares, all as of September 30, 1997 Detailed ownership by director and/or officer are listed under the heading, "Directors and Officers."

(2) Assumes issuance and sale of 400,000 of the Company's shares during this Offering Period (the "minimum" offering), in addition to the 1,326,811 shares currently outstanding, the escrowed Shares of 4,801,589, the issuance of 75,000 contingent shares and the assumed exercise of warrants to purchase 3,033,600 additional Shares, all as of September 30, 1997.

(3) Assumes issuance and sale of 2,500,000 of the Company's shares during this Offering Period (the "maximum" offering), in addition to the 1,326,811 Shares currently outstanding, the escrowed Shares of 4,801,589, the issuance of 75,000 contingent shares and the assumed exercise of warrants to purchase 3,033,600 additional Shares, all as of September 30, 1997.

(4) As described in "Description Of Capital Stock- Reverse Stock Split." a reverse stock split was effected by the Company as of March 25, 1997 to reduce the dilutive effect on new investors in the Company's planned initial public offering. Because the Shares escrowed are issued contingent upon required performance standards being met, they have no voting and dividend rights and are, while in escrow, not deemed to be outstanding Shares. On the assumption those performance standards will be met during each of the six years of the escrow, the following directors and officers would have the following escrowed Shares released to them (in annual increments of 16.67%):
Michael L. L. Foudy (934,329) , Gerald Garcia (194,706) and Bradley C. Niemcek (19,588).

(5) These persons are expected to be elected as members of the Board of Directors concurrent with registration of this offering. While such persons currently own no Shares of the Company in such capacity (Mr. Niemcek does own shares as an officer), each will be issued 12,500 Shares as of May 1, 1998.




                                                   Shares Under      Shares Under
Director and/or      Outstanding     Escrowed     Non-Contingent      Contingent
   Officer             Shares         Shares         Warrants           Warrants      Share Total
--------------       -----------     --------     --------------     ------------     -----------
Michael L. Foudy      270,671         934,329         867,500             -           2,072,500

Gerald Garcia          53,801         194,706         165,500             -             414,007

Bradley B. Niemcek      5,412          19,588          12,500           75,000          112,500

Eric B. Sivertsen      12,500            -             25,000             -              37,500

Ron Alexenberg         12,500            -               -                -              12,500

Kirby Ralston          12,500            -               -                -              12,500

Thomas Burgum          12,500            -               -                -              12,500
                     -----------                                                      ---------
TOTAL                 379,884       1,148,623       1,070,500           75,000        2,674,007
                     -----------     --------     --------------     ------------     -----------
                     -----------     --------     --------------     ------------     -----------




                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial data for the Company. The selected financial data should be read in conjunction with the Company's and Heartland Capital Corporation's (HCC) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and Notes thereto and the Financial Statements of HCC and Notes thereto included elsewhere in the Prospectus.
The selected financial data for the periods ended December 31, 1994, 1995 and 1996, have been derived from the Company's and HCC's financial statements, which have been audited by independent certified public accountants and are included elsewhere in this Prospectus. The selected financial data for the nine months ended September 30,1996 and 1997 have been derived from unaudited financial statements which are included elsewhere in this Prospectus. In the opinion of management of the Company, the unaudited financial statements of the Company and HCC have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for this period. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. This data should be read in conjunction with the Company's and HCC's "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" and the financial statements, and related notes thereto, included elsewhere in this Prospectus.

                                                            HCC (Predecessor Company)(1)(6)
                                ------------------------------------------------------------------------------------
                                   Date of                                                                  Date of
                                 Formation                                                                Formation
                                 (6/23/94)          Year          Year      9 Months       9 Months       (6/23/94)
                                   Through         Ended         Ended         Ended          Ended        Through
                                  12/31/94      12/31/95      12/31/96       9/30/96        9/30/97        9/30/97
--------------------------------------------------------------------------------------------------------------------
Income Statement Data:

Revenue                                $--          $647        $2,847       $10,913           $--          $3,494

Costs and Expenses                $211,372      $568,467      $361,354      $285,960      $140,500      $1,281,693

Loss from Operations(7)          ($211,372)    ($567,820)    ($358,507)    ($275,047)    ($140,500)    ($1,278,199)

Interest Expense (Income), net      $8,342       $25,690       $69,880        $3,973        $7,488        $111,400

Net Loss(4)                      ($219,714)    ($593,510)    ($428,387)    ($279,020)    ($147,988)    ($1,389,599)

Net Loss Per Share                  ($0.03)       ($0.07)       ($0.05)       ($0.03)       ($0.02)         ($0.17)

Common and common equivalent
shares outstanding(2)(5)         8,051,000     8,051,000     8,051,000     8,051,000     8,051,000       8,051,000




                                            HCC (Predecessor Company)(1)(6)
                                  --------------------------------------------------
                                     As of       As of           As of        As of
                                  12/31/94    12/31/95        12/31/96      9/30/97
------------------------------------------------------------------------------------
Balance Sheet Data:

Working Capital (Deficiency)     ($245,214)  ($333,529)       ($32,014)   ($301,226)

Total Assets                       $36,274    $184,800        $605,375     $964,089

Stockholders' Equity (Deficit)   ($217,714)  ($171,379)       $340,592     $192,604

Accumulated Deficit              ($219,714)  ($813,224)    ($1,246,369) ($1,394,357)





                                            HCMI (Successor Company)(1)(6)
                                 --------------------------------------------------

                                   Date of      Date of                     Date of
                                 Formation    Formation                   Formation
                                 (3/27/96)    (3/27/96)       9 Months     (3/27/96)
                                   Through      Through          Ended      Through
                                  12/31/96      9/30/96        9/30/97      9/30/97
------------------------------------------------------------------------------------
Income Statement Data:

Revenue                            $3,507          $--          $4,757       $8,264

Costs and Expenses               $321,421     $224,593        $849,558   $1,170,979

Loss from Operations(7)         ($317,914)   ($224,593)      ($844,801) ($1,162,715)

Interest Expense (Income), net    ($2,899)      ($739)        ($17,025)    ($19,924)

Net Loss(4)                     ($315,015)  ($223,854)       ($827,776) ($1,142,791)

Net Loss Per Share                 ($0.25)     ($0.18)          ($0.62)      ($0.88)

Common and common equivalent
shares outstanding(2)(5)        1,270,503   1,242,349        1,326,811    1,298,657
------------------------------------------------------------------------------------





                                             HCMI Successor Company)(1)(6)
                                       --------------------------------------------
                                          As of           As of             Minimum
                                       12/31/96         9/30/97         Adjusted(3)
                                       --------------------------------------------
Balance Sheet Data:                    ($516,327)       ($1,012,628)      ($932,628)

Working Capital (Deficiency)

Total Assets                            $797,964           $508,572      $2,143,572

Stockholders' Equity (Deficit)          $275,143          ($552,633)     $1,082,367

Accumulated Deficit                    ($315,015)       ($1,142,791)    ($1,142,791)




(1) Effective May 17, 1996, the Company was assigned certain development rights and obligations by HCC, its parent company at that time. Effective May 18, 1996, the Company was spun off via a dividend to the HCC shareholders. Consequently, the Company had yet to commence operations and is presented as the "Successor" to HCC which, in turn, is deemed the "Predecessor" in the above table. (2) For HCC, common and common equivalent shares outstanding are based on the weighted average number of shares of common stock equivalents outstanding each period, as adjusted for the effects of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SAB No. 83, "cheap" stock and warrants (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering ("IPO") price within a year prior to the initial filing, or in contemplation of the IPO) should be treated as outstanding for all reported periods. Consequently, 8,051,000 shares are the common and common equivalent shares outstanding for all reported periods for purposes of computing net loss per share for HCC. (3) Assumes completion of the offering and application of the net proceeds of $1,635,000 in the case of the minimum offering. (4) There have been no, nor are there expected to be, cash dividends. (5) For HCMI, based on the weighted average number of shares outstanding during the period, adjusted retroactively for the reverse stock split approved March 25, 1997. (6) The financial statements from which the above information has been derived have been prepared assuming the Company and HCC will continue as going concerns. However, both the Company and HCC have incurred losses since inception. Such factors, among others, raise substantial doubt about the Company's and HCC's ability to continue as going concerns. In that regard, see "Reports of Independent Certified Public Accountants" accompanying the Company's and HCC's audited financial statements which cite substantial doubt about the Company's and HCC's ability to continue as going concerns. There can be no assurance that the Company and HCC will achieve profitability and adequate financing in the future. If the Company or HCC fail to achieve profitability and/or adequate financing, their growth strategies could be materially adversely affected. (See "Risks Factors - Going Concern Report of Independent Certified Public Accountants.") (7) Includes $618,690 in write-off of deferred offering costs.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                            RESULTS OF OPERATIONS

(1) Heartland Communications & Management, Inc. (the "Company")

         (a)  Liquidity and Capital Resources

         The Company was incorporated as a wholly-owned subsidiary of Heartland Capital Corporation ("HCC") on March 27, 1996 for the purpose of raising capital to develop several print and electronic media and investment concepts (the "Media Concepts") and bring them to market. The development rights to these Media Concepts had been owned by HCC and were assigned to the Company on May 17, 1996 simultaneously with payment by HCC of its $4,758 subscription for the stock of the Company to which it subscribed on March 27, 1996.

         The Company has not yet commenced generating substantial revenue. The Company expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such expenditures and other requirements. The Company does not currently have adequate cash reserves to continue to cover such anticipated expenditures and cash requirements. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern.

         The Company and HCC have been evaluating financing and capitalization alternatives as part of their long-term business plans. These alternatives include HCC's sale of preferred stock and warrants and other alternatives, including the formation of the Company and the associated transfer thereto of many of HCC's development options, with the Company, in turn, undertaking an initial public offering (the "IPO") of a portion of its common stock. To preserve operating funds, HCC and the Company have also developed a strategic plan which provides for reductions of expenditures and a prioritization of development options, as discussed below.

         The following table sets forth certain data from the Statements of Cash Flow for the Company:

For the Period March 27, 1996 (date of formation) through December 31, 1996 and for nine months ended September 30, 1997:



                                                                   Period Ended
                                                                   ------------

                                                              12/31/96       9/30/97
                                                              --------       -------
     Net cash provided by (used in) operating activities     ($417,290)     $16,408

     Net cash provided by (used in) investing activities,
       principally loans to ATB                               (172,780)       3,500

     Net cash provided by financing activities, principally
       from exercise of warrants                               590,158          -
                                                              --------       ------
     Increase in cash                                         $     88     $ 19,908
                                                              --------       ------
                                                              --------       ------




         The development rights, which are discussed in more detail below under "Anticipated Operations," had only a nominal intrinsic value as of the date they were assigned to the Company because of the significant anticipated future development costs and, therefore, such rights have no carrying value on the Company's balance sheet. The Media Concepts cannot be developed without the capital expected to be raised by the Company's IPO. The extent to which the Company can realize any return on the development rights is directly related to the amount of funding obtained through the Company's offering of its shares to the public, as well as its ability to successfully develop the Media Concepts.


         Subsequent to the assignment, ownership of the Company was "spun off" to the shareholders of HCC and HCC's stock ownership was retired. As part of the spin-off, the Company issued shares of its common stock (the "Shares") to HCC's common and preferred shareholders equal to shares they currently held in HCC on a one-for-one basis. Holders of HCC preferred stock also received warrants to buy the Company's common stock on the basis of one warrant for each two HCC preferred shares held, resulting in 1,394,500 warrants for 2,789,000 outstanding shares of HCC preferred stock. Holders of non-contingent warrants to purchase HCC shares were likewise provided the same number of warrants to purchase shares of the Company, at exercise prices identical to those contained in the HCC warrants.

         During May 1996, the Company notified its warrant holders of its intent to do an initial public offering ("IPO") stating that the warrant holders had until July 6, 1996 to exercise their warrants at $.50 per share versus $4 per share thereafter (80% of the expected IPO price of $5 per share). On July 19, 1996, the Company extended this warrant exercise period until July 23, 1996. Through that date, 1,170,400 of the warrants had been exercised resulting in net proceeds to the Company of $585,200, virtually all of the cash provided by financing activities.

         To facilitate the IPO, the stockholders approved a reverse stock split as of March 25, 1997 in which one new share of the Company's common stock was issued for each 4.6190302 shares outstanding with shares for the remaining 3.6190302 shares being placed in escrow and being released only if the Company meets a specified level of future performance. Likewise, the exercise of the remaining outstanding warrants were tied to the attainment of this specified level of future performance. The principal purpose of the reverse stock split was to reduce the number of outstanding common shares prior to the IPO.


         (b) Results of Operations

         Since its inception (March 27, 1996) through September 30, 1997, the Company's activities have been organizational and devoted to developing a business plan and raising capital. Where such costs are indirect and administrative in nature, they have been expensed in the accompanying statement of operations and, together with the write-off of $618,690 of such costs as discussed below, account for the majority of the $1,142,791 deficit accumulated by the Company during the development stage. Where such costs relate to capital raising and are both direct and incremental, such costs have been treated as deferred offering costs in the accompanying balance sheets. During the nine months ended September 30, 1997, the Company, in recognition of the length of the IPO process, wrote off $618,690 of such deferred costs. Such deferred costs amounted to $290,715 as of September 30, 1997. Together such costs account for $1,433,506 of expenditures and, when netted against the non-cash increases in liabilities of $1,033,000, approximate the $400,882 amount of net cash used in operations.

         Due to the importance of ATB to the Company's business plan, the Company has joined HCC in co-funding the ATB Credit Agreement. HCC originally executed a line of credit agreement with ATB in January 1995 to provide working capital for its operations. In 1996, HCMI began co-funding this credit facility. HCMI had advanced $172,780 as of December 31, 1996. During the nine months ended September 30, 1997, ATB repaid $3,500 of this loan. The $169,280 outstanding balance is due in December 1999.

         The Company will structure its operations based on both the amount of capital raised in the IPO and the timing of the receipt of the proceeds. The Company has developed an action plan geared to varying amounts of capital being raised. Assuming that only $2,000,000 of capital is raised, the Company's goals will be to develop additional programming and broadcast capabilities for the Heartland Radio Network (the "Network") and to make media acquisitions which will help develop the Network. In addition, the Company also plans to develop a weekly publication aimed at the youth (ages 11 to 18) market that would be distributed free to students in schools.
Based on preliminary discussions, it is expected that several major national companies would be prominent advertisers in the publication. Additionally, at the $5,000,000 level, the Company also would expand its investment in the teen publication and would plan to invest in additional media acquisitions. If a total of $12,500,000 is raised, the Company also would expect to devote additional capital to investments in the teen publication and more media acquisitions as well as to partially fund the creation of a sports-based weekly newspaper insert which would be provided to newspapers around the country. This publication also is expected to be supported by advertising revenue from major national companies.


         At the conclusion of this development effort, which for some of the Media Concepts will require as much as nine months, the Company may still need to obtain additional financing to begin operations. There can be no assurance that the Company will complete the necessary work on the Media Concepts on schedule or that bank or additional equity financing will be available to the Company as it seeks to develop the Media Concepts and begin operations.

         Because the Company has no history of operations, there is no assurance that the Media Concepts can be successfully developed and put into operation within the anticipated levels described above. Additionally, there is no assurance that the Media Concepts would in fact be acceptable to the general public and, as a result, there is no assurance that revenues would ever be generated sufficient to recover the capital raised in the IPO, let alone provide a return to shareholders on invested capital.

         The Company also did not record an income tax provision or benefit in the financial statements for the period December 31, 1996 because of the existence of net operating losses. The Company expects to incur a net loss for the period December 31, 1997. Consequently, there will be no income tax provision or benefit in the financial statements for 1996 and 1997.

         (c)  Recent Accounting Pronouncements

         Recent accounting pronouncements and their effect on the Company are discussed below.

         In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. The Company adopted SFAS No. 121 as of March 27, 1996, and its implementation did not have a material effect on the Company's financial statements.

         In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method is adopted at the date it grants stock options to officers, employees and directors. The adoption of this standard will not impact the Company's financial position or cash flows.

         On March 3, 1997 ,the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share (SFAS 128)". SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in SFAS 128, basic earnings per share would not be different from reported earnings per share.


         Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure ("SFAS 129") effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights), including dividend and liquidation preferences, participants rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 will have no effect on the Company as it currently discloses the information specified.

         In June 1997, the Financial Accounting Standards board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

         Statements of Financial Accounting ("SFAS") 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         SFAS 131, "Disclosure about Segments of a Business Enterprise" , establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas, and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evacuated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

         Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evacuate the impact, if any, they may have on future financial statement disclosures.

(2) Heartland Capital Corporation

         (a)  Liquidity and Capital Resources

         Heartland Capital Corporation ("HCC"), the original shareholder of the Company, was incorporated on June 23, 1994, and provides merchant banking, marketing and consulting services. HCC incurred a net loss of $428,387 for the year ended December 31, 1996 and $147,988 for the nine months ended September 30, 1997, and has incurred losses since formation resulting in an accumulated deficit of $1,394,357 as of September 30, 1997. At September 30, 1997,HCC had negative working capital, as indicated by current liabilities exceeding current assets, of $301,226. Furthermore, HCC expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. HCC does not currently have sufficient cash reserves to cover such anticipated losses. In addition, HCC had significant receivables of $892,441, as of September 30, 1997, from the Company and ATB which, in turn, are both development stage companies. The most recent audit reports of the Company and ATB, dated April 25, 1997 and September 19, 1997, respectively, expressed concern about the Company's and ATB's ability to continue as going concern(s). In addition, the Company's most recent audit report, dated April 25, 1997, expressed concern about the Company's "ability to continue as a going concern." These factors raise substantial doubt about HCC's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubt about HCC's ability to continue as a going concern.

         HCC has been evaluating financing and capitalization alternatives in its long-term business plan. These include HCC's sale of its 12% preferred stock and warrants, and other alternatives, such as the formation of the Company, including the transfer thereto of many of HCC's development options with the Company, in turn, undergoing an IPO of common stock. To preserve operating funds, HCC has furthermore developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options as discussed below.

         The following table sets forth certain data from the Statement of Cash Flows for HCC.




                         For the                                                                 For the
                         period                                                                  period
                         6/23/94                                                                 6/23/94
                        (date of                                                                (date of
                        formation)     For the       For the         For the nine months       formation)
                          thru        year ended   year ended        ended September 30,          thru
                        12/31/94        12/31/95      12/31/96        1996        1997          9/30/97
                        ---------      ---------    ---------       --------    ---------      -----------

Net cash provided
by (used in)
operating activities    $(101,928)     $(260,015)   $(471,823)     $(425,309)   $(216,203)     $(1,049,969)

Net cash used in
investing activities,
principally loans to
ATB                            --       (147,875)    (194,255)      (191,255)    (151,606)        (493,736)

Net cash provided
by financing
activities,
principally from
loans from investors
and sales of
preferred stock           102,000        427,505      647,642        632,400      369,360        1,546,507
                        ---------      ---------    ---------       --------    ---------      -----------
Increase (decrease)
in cash                 $      72      $  19,615    $ (18,436)      $ 15,836    $   1,551      $     2,802
                        ---------      ---------    ---------       --------    ---------      -----------
                        ---------      ---------    ---------       --------    ---------      -----------



          In 1994, HCC's operations were funded primarily by $100,000 in loans from investors. In 1995, HCC began raising capital through the sale of 12% non-cumulative convertible preferred stock in a private placement. As of December 31, 1995, $686,000 (before commissions and related costs) of preferred stock had been sold and during the year ended December 31, 1996, an additional $708,500 (before commissions and related costs) of preferred stock was sold. Additional funds of $369,360 were provided in the nine months ended September 30, 1997 from the proceeds of a loan from an officer.

         Even with the proceeds of preferred stock sales received through December 31, 1996, HCC did not have adequate resources to continue operating throughout 1997 at the same level as 1995 and 1996. However, certain changes are anticipated in HCC's operations in 1997 which increase the likelihood of HCC being able to fund its operations in 1997 without obtaining additional capital. First, effective May 17, 1996, HCC transferred certain contract and development rights to the Company which undertook plans for an initial public offering ("IPO") in 1996. Several employees previously on HCC's payroll have transferred to the Company, reducing HCC's operating costs. Additionally, it is anticipated that the Company will reimburse HCC for funding provided to the Company for the IPO. Second, HCC has funded certain not-for-profit initiatives, the Institute for American Liberty, the American Initiative Committee and the Philadelphia II initiative, expecting to be repaid as these organizations begin operations and raise working capital. As a matter of accounting policy, advances to these organizations have been expensed when made and recoveries will be recorded to the extent that any repayments are received. If necessary to preserve operating funds, HCC could cease funding these organizations for the remainder of 1997. Through September 30, 1997, HCC has advanced a total of $354,768 to these organizations. However, in 1996, HCC has reduced these expenditures by over 50% compared to the year ended December 31, 1995.

         (b)  Results of Operations

         Since its inception, HCC has been engaged in merchant banking and related activities, with its primary initial emphasis to develop certain media concepts into viable stand-alone businesses. HCC has received an insignificant amount of revenue ($647 for the year ended December 31, 1995 and $2,847 for the year ended December 31, 1996 until the underlying contract was transferred to the Company in May 1996) while incurring costs to develop the various media concepts. HCC's net loss for the year ended December 31, 1995 was $593,510 compared to a net loss of $219,714 for the period from inception (June 23, 1994) through December 31, 1994. Because 1994 was not a full year of operations, results for the 1994 partial year can not be meaningfully compared to results for 1995. Net loss was $428,387 for the year ended December 31, 1996. The reduced loss of $170,000 for 1996, over 1995, was due principally to the reduction in funding of the not-for-profit organizations in 1996 offset by an increased interest expense due to higher borrowings and an increase in interest costs due to the use of below market stock grants. During the nine months ended September 30, 1997, the net loss was $147,988, or an annualized loss of approximately $200,000. The annualized loss of $200,000 represents a continued reduction on expenses, particularly salaries and funding of the not-for-profit organizations from the 1996 level.

         As of December 31, 1996, HCC also has approximately $680,000 of net operating loss carryforwards ("NOLs") which expire year-end in 2009 through 2011. A valuation allowance equal to the tax benefit of the NOLs was established reflecting the uncertainty of realizing these benefits in future years. Furthermore, as a result of an ownership change due to the sale of preferred stock, the use of the NOLs is restricted to an annual limitation of approximately $65,000. HCC did not estimate an effective tax rate for the period ended September 30, 1997 or 1996 due to the existence of net operating losses.


         (c)  Recent Accounting Pronouncements

         Recent accounting pronouncements and their effect on HCC are discussed below.

         In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. HCC adopted SFAS No. 121 as of January 1, 1996, and its implementation did not have a material effect on HCC's financial statements.

         In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. HCC intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted January 1, 1995. The adoption of this standard will not impact HCC's results of operations, financial position or cash flows.


         On March 3, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share (SFAS 128)." SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share include no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in SFAS 128, basic earnings per share would not be different from reported primary earnings per share.

         Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"), effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights), including dividend and liquidation preferences, participants rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 will have no effect on the HCC as it currently discloses the information specified.

         In June 1997, the Financial Accounting Standards board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

         Statements of Financial Accounting Standards (SFAS) 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         SFAS 131, "Disclosure about Segments of a Business Enterprise" , establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evacuated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

         Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evacuate the impact, if any, they may have on future financial statement disclosures.

(3) ATB Productions, L.L.C. ( A Development Stage Company)

         (a) Liquidity and Capital Resources

         ATB Productions, L.L.C. ("ATB") was formed as a Virginia limited liability company on April 17, 1995 as successor to a sole proprietorship of the same name. Under its operating agreement, ARB restricts its activities to the business of producing radio shows and publishing.

ATB incurred net losses of $218,637 and $364,037 in 1995 and 1996, respectively, and has incurred losses since formation, resulting in an accumulated deficit of $855,971 as of September 30, 1997. At September 30, 1997, ATB had negative working capital as indicated by current liabilities exceeding current assets by $171,897 as well as $653,765 of noncurrent liabilities. Furthermore, ATB expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. ATB does not currently have sufficient cash reserves to cover such anticipated losses. Borrowings under ATB's line of credit with HCC and HCMI amount to $600,425 at September 30, 1997. And HCC and HCMI, in turn, have similar problems with significant doubt as to their own ability to continue as going concerns as well as their ability to fund more advances to ATB. These factors raise substantial doubt about ATB's ability to continue as a going concern. In this regard, see Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubts about ATB's ability to continue as a going concern.

         According to ATB's long-term business plan, ATB has been evaluating financing and capitalization alternatives with HCC and the Company. These alternatives include the sale of preferred stock and stock warrants by HCC and other alternatives, such as the formation of the Company and the transfer thereto of many of HCC's development options, including the ATB contract with the Company and the transfer hereto of many of HCC's development options, including the ATB contract, with the Company, in turn, undergoing an initial public offing of its common stock. Additionally, ATB continues to expand the radio shows it produces and broadcasts in an attempt to increase its own revenues. To preserve operating funds, ATB has furthermore developed a strategic plan which provides for the deduction of expenditures and a prioritization of development options, as discussed below.

The following table sets forth certain data from the Statement of Cash Flows for ATB.


                                            For the          For the           For nine           For the period
                                            year              year              months            1/1/95 (date of
                                            ended             ended             ended             formation) thru
                                           12/3/95           12/31/96          9/30/97                9/30/97
                                           -------           --------          --------           ---------------
Net cash used in
operating activities..................   $ (182,523)       $ (347,337)        $ (93,405)            $(623,265)

Net cash used in
investing activities..................      (4,824)          (16,634)           1,798                (19,660)

Net cash provided by financing
activities, principally proceeds
from HCC line of credit and
initial capital.......................     188,907            365,068           88,950                642,925
                                           -------           --------          --------           ---------------
Increase (decrease) in cash...........    $ 1,560             $ 1,097         $ (2,657)               $    -
                                           -------           --------          --------           ---------------
                                           -------           --------          --------           ---------------



         A total of $42,500 was contributed to equity in 1995 by ATB's founding members at the time ATB was formed. There are at present no plans to raise additional capital through subscriptions from members, although ATB's operating agreement provides that its managing member may solicit additional contributions from members; the members are, however, not legally compelled to invest additional funds in ATB. Effective January 15, 1995, ATB entered into a line of credit agreement with Heartland Capital Corporation ("HCC"), a related organization having shareholders similar to those of ATB, whereby ATB was able to borrow from HCC at a fixed interest rate of 8% per annum. HCMI began co-funding this line of credit during 1996. Any borrowings under the agreement must be repaid no later than December 31, 1999. As of December 31, 1995and 1996, ATB had borrowed $144,850 against the line. The amount borrowed increased to $600,425 as of September 30, 1997.

Cash used in operations was $182,523 and $347,337 for the years ended December 31, 1995 and 1996, respectively. The comparison of the use of cash between 1995 and 1996 is not meaningful because ATB only commenced its initial operations in 1995 with a loss of $218,637. In 1996, the first year of full operations, the loss increased to $364,037. Cash used in operations was $167,216 and $93,405 for the nine months ended September 30, 1996 and 1997, respectively. The reduction in cash used for 1997 was due principally to the approximately $150,000 increase in accounts payable at September 30, 1997 which did not require the use of cash. Cash used in operations adjusted by the non-cash items, such as the increase in accounts payable, determines the net loss for the respective periods, as discussed below.

         (b)  Results of Operations

         The net loss for the nine months ended September 30, 1996 and 1997 was $188,046 and $273,297, respectively. The primary reason for the increased loss in 1997 was a $80,000 reduction in advertising and generational revenue form 1996 to 1997. This reduction was principally caused by the decline in political advertising revenue which was more prevalent in 1996, a national election year, and a decline in advertising revenue due to disbanding the production of the radio show "America The Beautiful" hosted by Mike Foudy to allow Mr. Foudy a chance to concentrate on multi-show production and network development.

         (c)  Recent Accounting Pronouncements

         A recent accounting pronouncement and its effect on ATB is discussed below.

         In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. ATB adopted SFAS No. 121 as of January 1, 1996, and its implementation did not have a material effect on the financial statements.

         In October 1995, SFAS No 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting stock-based compensation plans either through recognition or disclosure. HCC intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted January 1, 1995. The adoption of this standard will not impact HCC's results of operations, financial position or cash flows.

         On March 3, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share (SFAS 128)." SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share include no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in SFAS 128, basic earnings per share would not be different from reported primary earnings per share.

         Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"), effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights), including dividend and liquidation preferences, participants rights, call prices and dates, conversion or exercise prices and redemption requirements. Adoption of SFAS 129 will have no effect on the ATB as it currently discloses the information specified.

         In June 1997, the Financial Accounting Standards board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

         Statements of Financial Accounting Standards (SFAS) 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         SFAS 131, "Disclosure about Segments of a Business Enterprise" , establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evacuated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

         Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evacuate the impact, if any, they may have on future financial statement disclosures.

                            APPLICATION OF PROCEEDS

         The net proceeds to the Company from the sale of the shares of common stock (the "Shares") offered hereby (after selling commissions and associated organization and offering expenses) are estimated to be approximately $10,387,500 if the maximum offering is achieved and $1,635,000 if the minimum offering is achieved. (See Capitalization" below with regard to the Company's capitalization currently and that will exist if the minimum or maximum offering is achieved.) The Company expects that such net proceeds will be used to finance expansion of existing activities and future acquisitions as well as for general corporate purposes. The Company reviews potential acquisition opportunities on an ongoing basis and periodically engages in discussions with acquisition candidates. The Company has not, however, entered into any definitive agreements with respect to the acquisition of any properties.


         In the event only the minimum amount of funding is subscribed, the Company will concentrate its efforts primarily on [expanding its Heartland Radio Network and possible communications-related acquisition(s).]
In the event that more than the minimum is subscribed, the Company intends to be more aggressive in implementing its business plan and further develop operations, personnel and projects. Anticipated application of proceeds below does not, however, include cash flow from revenue. The Company anticipates receiving revenues from operations, but there can be no assurance that such revenues will be sufficient to generate positive cash flow before proceeds from this offering are expended to fund operations for 12-18 months
at anticipated "burn rates."   (See "Risk Factors.")

                                                                    Gross Proceeds
                                                                    --------------
                                      $2,000,000                     $5,000,000                  $12,500,000
                           ----------------------------     ---------------------------     -------------------------
                           Dollar Amount     Percentage     Dollar Amount    Percentage     Dollar         Percentage
                           -------------     ----------     -------------    ----------     ------         ----------
                                                                                            Amount
                                                                                            ------

Selling Commissions           $160,000             8%         $400,000            8%      $1,000,000             8%

Non-accountable Expense
  Allowance                     40,000             2%          100,000            2%         250,000             2%

Legal Fees                      15,000           .75%          200,000            4%         200,000           1.6%

Due Diligence Fee               50,000           2.5%           50,000          1.0%          50,000           0.4%

Printing And Related Costs      75,000          3.75%           75,000          1.5%          75,000           0.6%

HCC Indirect Expense
Reimbursement (1)                    -             -                 -            -          412,500           3.3%
Accounting Fees                 25,000          1.25%           50,000            1%         125,000           1.0%

Working Capital                 80,000           4.0%          250,000          5.0%         275,500           2.2%

Proposed Investment
Opportunities (2):

       Heartland Radio         250,000          12.5%          250,000          5.0%         250,000           2.0%
       Network

       Communications          305,000         15.25%        1,200,000         24.0%       2,180,000         17.44%
       Companies
       Acquisition(s)

       A Magazine for Teens  1,000,000            50%        2,300,000           46%       2,300,000          18.4%

       A National Sports         -                -              -               -         5,037,000          40.3%
       Weekly (3)

       Management and             -               -            125,000          2.5%         345,000          2.76%
       Marketing Services  -----------         -------      ----------       -------      ----------         ------

                            $2,000,000          100.0%      $5,000,000        100.0%      12,500,000         100.0%
                           -----------         -------      ----------       -------      ----------         ------
                           -----------         -------      ----------       -------      ----------         ------




(1) In conjunction with the public offering, HCC has incurred costs, such as salaries and rent, which have been allocated to the Company. By completion of the public offering, it is expected that such costs could aggregate approximately $600,000. It is the intent of the Company to reimburse HCC for these costs, or at least a portion thereof, as reflected in the above tables. As of December 31, 1996 and September 30, 1997, the amount owed by the Company to HCC for these costs, net of repayments, amounted to $220,616 and $397,350, respectively.

(2) A portion of the proceeds of this offering are expected to be used to pay net salaries of the Company's management, such amounts projected to aggregate $90,000 in 1997 (and thus from 4.5% - at the minimum offering - to 0.7% at the maximum).

(3) The Company is currently conducting exploratory discussions with potential strategic partners for its national sports weekly supplement. Should these relationships develop, it is expected that the Company's investment in the venture would be allotted to additional communications company acquisitions.

Except as to selling commissions and, at the minimum, legal and accounting fees, the Company reserves the right to change the application of proceeds depending on unforeseen circumstances at the time of this offering. The intent is to implement the Company's business plan to the extent possible with funds raised in this offering. Unforeseen events, timing, the general state of the economy and the Company's ability or inability to generate revenue could greatly alter the application of proceeds from that shown above.

         As part of the Company's business strategy, the Company will evaluate potential acquisitions of communications and/or management-related activities and businesses. However, the Company has no present understanding, commitment or agreement with respect to any acquisitions. Future acquisition of communications properties effected in connections with the implementation of the Company's expansion strategy are expected to be financed from cash flow from operations, bank or other financial institution borrowings, debt or additional equity financings or a combination of those methods.


                ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

         There is no public trading market for the Shares nor is any expected to develop for at least 6 - 18 months after the offering commences. There is no assurance that the Company can satisfy then current pertinent listing standards or, if successful in getting listed, avoid later delisting. (See "Risk Factors.")

         The Company intends to retain future earnings for use in its business and does not anticipate paying any dividends on Shares in the foreseeable future. While not currently so restricted, the Company may be prohibited from paying dividends on the Shares in the future under credit or other financing agreement(s) unless certain amounts are available and certain other conditions are satisfied. (See "Description of Capital Stock--Common Stock-- Dividends.")


                               CAPITALIZATION

         The following table sets forth (i) the capitalization of the Company as of September 30, 1997, and (ii) the pro forma capitalization of the Company on the same date, reflecting (a) the sale of the 400,000 shares of Common Stock offered by the Company hereby for estimated net proceeds of $4.0875 per share (the "Minimum Offering") and (b) the sale of 2,500,000 shares of Common Stock (maximum) offered by the Company for estimated net proceeds of $4.155 per share (the "Maximum Offering"). (See "Application of Proceeds" and "Description of Capital Stock." --including "Reverse Stock split" -- and footnote (4) to "The Company --Securities Ownership of Certain Beneficial Owners and Management.")



                                                                                    September 30,1997
                                                                   Actual               As Adjusted
                                                                   ------               -----------
                                                                                 Minimum           Maximum
                                                                                 -------           --------
Shareholders' equity                                               $1,327         $1,727            $3,827
      Common stock, $.001 par value; 50,000,000 Shares
      authorized;, 1,326,811 Shares issued and outstanding;
      1,726,811 (Minimum) and 3,826,811(Maximum) Shares
      to be issued and outstanding, as adjusted

Paid-in capital                                                   588,831       2,223,431       10,973,831

Deficit accumulated during the development stage               (1,142,791)     (1,142,791)      (1,142,791)
                                                               -----------     ----------       ----------
Total shareholders' equity and total capitalization             $(552,633)     $1,082,367       $9,834,867
                                                               -----------     ----------       ----------
                                                               -----------     ----------       ----------





                                  DILUTION

         The following table sets forth the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present stockholders, and the comparative amounts paid for the Shares by the investors as compared to the total consideration paid by the present stockholders of the Company. (See "Description of Capital Stock," "Risk Factors" and "Capitalization" for a more complete discussion of total number of Shares and associated rights and consequences.)

Dilution For $2,000,000 Offering (1)
Initial public offering price per Share                                     $ 5.00 (100.0%)

   Net tangible book value per Share before offering      $0.445 (8.9%)
   Increase per Share attributable to new Shareholders     1.055 (21.1%)
                                                           -----
Pro forma net tangible book value per Share after offering                   1.50   (30.0%)
                                                                           ------
Total dilution per Share to new Shareholders                               $ 3.50   (70.0%)
                                                                           ------
                                                                           ------


                      Shares Purchased(1)     Total Consideration
                      ------------------      -------------------
                                                                  Average Price
                     Number      Percent      Amount     Percent     Per Share
                     ------      -------      ------     -------     ---------
Existing Shares     1,326,811     76.84      $590,158     22.78      $0.445
New Shares            400,000     23.16     2,000,000     77.22       $5.00
                    ---------    -------    ---------     -----       -----
                    1,726,811    100.00    $2,590,158    100.00       $1.50
                    ---------    -------    ---------     -----       -----
                    ---------    -------    ---------     -----       -----

(1) Assumes issuance and sale of 400,000 of the Company's Shares during this Offering Period in addition to the 1,326,811 Company Shares currently outstanding.

(2) Due to the need to meet an economic performance standard in order to exercise warrants, their exercise is not viewed as probable and therefore, their effect on the above is not reflected herein.

Dilution for $12,500,000 Offering



Dilution For $2,000,000 Offering (1)
Initial public offering price per Share                                     $ 5.00 (100.0%)

   Net tangible book value per Share before offering      $0.445 (8.9%)
   Increase per Share attributable to new Shareholders     2.975 (59.5%)
                                                           -----
Pro forma net tangible book value per Share after offering                   3.42   (68.4%)
                                                                           ------
Total dilution per Share to new Shareholders                               $ 1.58  (31.6%)
                                                                           ------
                                                                           ------



         The above does not assume the exercise of warrants reserved for the underwritten since their exercise, at 120% of the Selling Price, would be anti-dilutive.


                     Shares Purchased        Total Consideration
                     ----------------        -------------------
                                                                 Average Price
                     Number    Percent        Amount    Percent    Per Share
                     ------    -------        ------    -------    ---------
Existing Shares    1,326,811     34.67        $590,158     4.51      $.445
                                                                     -----
                                                                     -----

New Shares         2,500,000     65.63      12,500,000    95.49      $5.00
                   ---------    ------     -----------   ------      -----
                                                                     -----

                   3,826,811    100.00     $13,090,158   100.00      $3.42
                   ---------    ------     -----------   ------      -----
                   ---------    ------     -----------   ------      -----

(1) Assumes issuance and sale of 2,500,000 of the Company's Shares during this Offering Period in addition to the1,326,811 Company Shares currently outstanding.

(2) Due to the need to meet an economic performance standard in order to exercise warrants, their exercise is not viewed as probable and, therefore, their effect on the above is not reflected herein.

                        DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of (i) 50,000,000 shares of $.001 par value common stock, the only class of stock outstanding at this time (the "Shares") and (ii) 10,000,000 shares of $.001 par value preferred stock, none of which stock is outstanding at this time. No Shares held by 5% or greater Shareholders may be sold from the date of the Prospectus until at least the $2,000,000 minimum offering is achieved. Shareholders are entitled to one vote per Share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of liquidation, dissolution or winding up of the Company, the Shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of the Company. (See "Risk Factors -- Control By The Principal Shareholders.") There are no redemption or sinking fund provisions or preemptive rights with respect to the Shares, and Shareholders have no right to require the Company to redeem or purchase Shares.

Dividend Rights

         Each Share is entitled to dividends if, as and when dividends are declared by the Company's Board of Directors. It is not the current expectation of the Company to pay dividends.

Reverse Stock Split

         In conjunction with the planned public offering, the Board of Director proposed a (1) reverse split of the Company's common stock on the basis of one new share of common stock for each 4.619302 shares of then outstanding common stock (1,326,811 new shares) and (2) limitations on the exercise of existing warrants. The principal objective of the reverse split was to reduce the number of outstanding common shares prior to the IPO. The Board of Directors believed that the total number of shares then outstanding caused a disproportionately large dilutive effect on new investors in the planned IPO and that the anticipated offering price of $5.00 per share would be better supported with fewer shares prior to the IPO. On March 25, 1997, the majority of the existing Shareholders approved this proposal. The Shareholders have been reissued a number of Shares equal to the Shares (4,801,589) being surrendered. Those Shares have been placed in escrow with no voting or dividend rights while in escrow. Because the Shares escrowed are issued contingent upon required performance standards being met, they have no voting or dividend rights and are, while in escrow, not deemed to be outstanding Shares.

         The release of these Shares from escrow and their distribution to the Shareholders and the exercise of the existing warrants in six annual increments of 16.67% is contingent on the Company achieving certain required performance standards. (See Footnote 4, "Shareholder's Equity - Reverse Stock Split," to the Company's financial statements (Appendix I) with regard to the definition of "Required Performance Standards.") In summary, such "earn out" provisions require a market capitalization of at least ten and provide a return of 40% for the first two years and 15% thereafter. There is provision for Shares not released in prior years to be released in subsequent years if the required performance standards cumulatively are met or exceeded.
 At the end of six (6) years, Shares not "earned out" will be canceled and Shareholders have no continuing rights or interest in the Shares previously held in escrow. There is no assurance such "earn out" and associated performance standards will be met; if they are, substantial additional Shares will be issued to "old" Shareholders, thereby diluting the investments of "new" Shareholders.

Anti-Takeover Statute

         Section 203 of the Delaware General Corporation Law (the "DGCL") generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the Shareholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or (iii) on or after the date such Shareholder became an interested stockholder, the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, certain asset sales and certain other transactions resulting in a financial benefit to the Shareholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Section 203 of the DGCL applies to the Company since it has not elected to opt out of coverage under Section 203 of the DGCL.

Directors' Liability

         As authorized by Section 145 of the DGCL, each director or officer of the Company will be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative in which he is involved by reason of the fact that he is or was a director or officer of the Company; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the Company, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to the Company unless a court determines otherwise.

         The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or any of its Shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director's duty of loyalty to the Company or its Shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, such Certificate of Incorporation authorizes the Company to indemnify any person to the fullest extent permitted by Sections 102(b)(7) and 145 of the DGCL.

 Preferred Stock

         The Company's articles of incorporation also authorize 10,000,000 shares of preferred stock. The rights of any preferred stock issue will be determined by the Board of Directors at the time a preferred series is authorized.

         The Company issued 1,394,500 warrants of the Company to holders of HCC preferred stock on the basis of one warrant for each two HCC preferred
shares, exercisable at $.50 per Shares.   The issuance of the Company's
common stock and warrants does not affect the rights of holders of HCC preferred stock and warrants previously issued. The Company has agreed that any future warrants for Shares will be exercisable only at prices greater than or equal to the market value of the Shares on the date such warrants are issued.

Transfer Agent

         The Company initially will act as its own transfer agent and registrar. However, no later than the closing for the Initial Offering Period, the Company will engage an independent transfer agent/registrar for the Shares.

                            PLAN OF DISTRIBUTION

         The Shares are offered on a best efforts basis by Northridge Capital Corporation, an SEC registered broker-dealer and a member firm of the NASD (the "Managing Placement Agent"). The Managing Placement Agent will be paid (out of Shares sold) at any closing 8% of the subscription amount. During this Offering Period, whether the Initial or Continuous Offering Periods, Shares will be sold at $5.00 (the "Selling Price"). If any Additional Placement Agents

(other SEC-registered, NASD member broker-dealer firms) are engaged to offer Shares, they will be paid a negotiated portion of the 8% selling commission. (In addition, the Managing Placement Agent will be reimbursed for its expenses the greater of actual expenses or 2% of the proceeds of the offering; a $50,000 due diligence fee; and stock purchase warrants entitling the Managing Placement Agent Agreement to purchase at $8.25 per share, one share for each ten shares sold in the offering.) In such capacity in connection with this offering, the Managing and Additional Placement Agent(s) are underwriters as defined by the Securities Act of 1933, as amended, and the rules promulgated thereunder.

         The Initial Offering Period will be up two (2) to nine (9) months from the date of this Prospectus unless earlier terminated. Shares having as an aggregate selling price of $12,500,000 are being offered pursuant to this Registration Statement. Unless earlier terminated, the Initial Offering Period will be up to two (2) months from the date hereof unless extended for periods up to a total of seven (7) additional months. The Company is offering a minimum of $2,000,000 up to a maximum of $12,500,000 of Shares. The date that (1) subscriptions for a minimum of $2,000,000 in Shares have been received and (2) the Company has closed the initial escrow on the offering will mark the end of the Initial Offering Period. If a minimum of $2,000,000 in Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned with all interest earned thereon. Unless the minimum offering is not achieved, all interest earned on subscriptions pending their month-end acceptance will be paid to the Company, not the individual subscribers. Similarly, if the subscription is rejected, in whole or in part (which is in the sole discretion of the Company), the subscription funds or the rejected portion thereof will be returned within 20 days to the subscriber without interest. The up to $12,500,000 offering being made pursuant to this Registration Statement may be extended for additional periods, once the Initial Offering Period is concluded, which in the aggregate will not exceed 18 months from the date of this Prospectus (defined herein as the "Continuous Offering Period").

         The minimum purchase during Initial and Continuous Offering Periods is $5,000 (except that the Company in its discretion may accept lesser amounts); additional purchases by existing Shareholders may be made in the amount of $1,000 or more. Subscriptions for Shares sold during the Continuous Offering Period will continue to be escrowed (see"Escrow Account" below) until accepted at the respective month-end or $250,000 in subscriptions are received, whichever first occurs. Subject to pertinent securities requirements, the Company expects to update periodically the Prospectus after its initial nine (9) month Offering Period -- but no more than 18 months in the aggregate from the date of this Prospectus -- and continue the offering if, as expected, the $12,500,0000 maximum offering is not achieved during that period; in no case will this offering extend for more than two years from the date of this Prospectus nor will more than $12,500,000 be raised by the Company under this current Registration Statement.

Subscription Procedure

In order to purchase Shares:

(1) An investor must complete and execute a copy of the Subscription Agreement and Power of Attorney (hereafter the "Subscription Agreement") (Exhibit A).

(2) Checks (which should be at least $5,000 for initial purchases unless the Company chooses to accept IRA accounts for less and additional purchases by existing Shareholders may be in the amount of $1,000 or more) should be made
payable as follows:   Heartland Communications & Management, Inc. -- Escrow
Account.

(3) The check and the Subscription Agreement should be mailed or delivered to the Managing Placement Agent or Additional Placement Agent through whom your subscription was solicited.

         Each individual subscriber must represent and warrant in the Subscription Agreement that he has either a net worth (exclusive of home, furnishings and automobile) of at least $100,000 or a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. (See "Investment Requirements.") Under the securities laws of certain states, residents of those states may be subject to higher standards as stated in the Annex to the Subscription Agreement. In addition, the subscriber must represent, among other things, that: (a) the subscriber has received this Prospectus; and (b) the subscriber is (or is not) a citizen or permanent resident of the United States.

         The management and any Placement Agent(s) must have reasonable grounds to believe on the basis of information obtained from the Shareholder concerning his investments, financial situation and needs, and any other information known by the undersigned, that: (i) the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (ii) the purchaser has a net worth sufficient to sustain the risks inherent to the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the purchaser.

Escrow Account

         All monies remitted by subscribers during the Initial Offering Period will be deposited in an escrow account maintained by the Company at George Mason Bank, McLean, Virginia, until the $2,000,000 minimum offering is achieved. The bank is not guaranteeing that any interest will accrue on the subscription funds deposited with it. To the extent practicable, the funds held in the account during the Initial Offering Period will be invested at the direction of the management in short-term U.S. Treasury securities and other high quality interest-earning obligations. Unless the minimum is not achieved, all interest earned during the Initial Offering Period on the proceeds of the subscriptions held in such account maintained by the Company with the escrow bank will be retained by the Company. (See "Application of Proceeds" and "The Company--Management.") Subscriptions for Shares sold during the Continuous Offering Period will continue to be escrowed (with all interest earned thereon retained by the Company) until accepted at the respective month-end or $250,000 in subscriptions are received, whichever first occurs.

                            ERISA CONSIDERATIONS

         Persons who contemplate purchasing Shares on behalf of Qualified Plans are urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. The management and the Company necessarily will rely on such determination made by such persons, although no Shares will be sold to any Qualified Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

                               LEGAL MATTERS

         The validity of Shares being offered by this Prospectus will be passed upon for the Company by Duncan, Blum & Associates, Washington, D.C. Certain legal matters will be passed upon for the Company by Reed Smith Shaw & McClay, Washington, D.C. Certain legal matter will be passed upon for the Managing Placement Agent by John W. Ringo, Esq., Roswell, Georgia.

                                  EXPERTS

         The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports, which contain an explanatory paragraph regarding the companies' abilities to continue as going concerns, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                           AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such Registration Statement, including the amendment(s) and exhibits thereto, for further information with respect to the Company and such securities. The Registration Statement can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's following regional offices: at Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison, Suite 1400, Chicago, Illinois 60601. Copies of the Registration Statement can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

         For further information with respect to the Company and the shares of common stock offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC, at the addresses set forth above. Moreover, the Company has filed such materials electronically with the SEC; accordingly, such materials can be accessed through the SEC's web site that contains reports, proxy and information statements and other information regarding registrants (http// www.sec.gov).

         The Company is not currently subject to the informational and periodic reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). However, as a result of the offering (assuming that the $2,000,000 minimum offering is achieved), the Company will become subject to such requirements.

                                                                 APPENDIX I








                            FINANCIAL STATEMENTS

                                                   Index to Financial Statements

                                                                            Page
--------------------------------------------------------------------------------
                   Heartland Communications & Management, Inc.
                   (A Development Stage Company and Successor Company)

                   Independent Certified Public Accountants' Report         F-4

                   Balance sheets as of December 31, 1996
                   and September 30, 1997 (unaudited)                       F-6

                   Statements of operations for the period March 27, 1996
                   (date of formation) through December 31, 1996,
                   the period from March 27, 1996 (date of formation)
                   through September 30, 1996 (unaudited),
                   the nine months ended September 30, 1997 (unaudited)
                   and the period March 27, 1996 (date of formation)
                   through September 30, 1997 (unaudited)                   F-7

                   Statements of changes in shareholders' equity for the
                   period March 27, 1996 (date of formation) through
                   December 31, 1996 and the nine months ended
                   September 30, 1997 (unaudited)                           F-8

                   Statements of cash flows for the period March 27, 1996
                   (date of formation) through December 31, 1996,
                   the period from March 27, 1996 (date of formation)
                   through September 30, 1996 (unaudited), the nine
                   months ended September 30, 1997 (unaudited) and the
                   period March 27, 1996 (date of formation) through
                   September 30, 1997 (unaudited)                           F-9

                   Summary of accounting policies                          F-11

                   Notes to financial statements                           F-16

                                                   Index to Financial Statements

                                                                            Page
--------------------------------------------------------------------------------
                   Heartland Capital Corporation
                   (A Development Stage Company and Predecessor Company)

                   Independent Certified Public Accountants' Report         F-27

                   Balance sheets as of December 31, 1995 and 1996
                   and September 30, 1997 (unaudited)                       F-29

                   Statements of operations for the period
                   September 23, 1994 (date of formation) through
                   December 31, 1994, the years ended December 31, 1995
                   and 1996, the nine months ended September 30, 1996 and
                   1997 (unaudited) and the period June 23, 1994 (date of
                   formation) through September 30,1997 (unaudited)         F-30

                   Statements of changes in shareholders' equity (deficit)
                   for the period June 23, 1994 (date of formation) through December 31, 1994, the years ended December 31, 1995 and 1996, and the nine months ended
                   September 30, 1997 (unaudited)                           F-31

                   Statements of cash flows for the period June 23, 1994
                   (date of formation) through December 31, 1994, the
                   years ended December 31, 1995 and 1996, the nine
                   months ended September 30, 1996 and 1997 (unaudited) and
                   the period June 23, 1994 (date of formation)
                   through September 30, 1997 (unaudited)                   F-32

                   Summary of accounting policies                           F-34

                   Notes to financial statements                            F-40

                                                   Index to Financial Statements

                                                                            Page
--------------------------------------------------------------------------------
                   ATB Productions, L.L.C.
                   (A Development Stage Company)

                   Independent Certified Public Accountants' Report         F-55

                   Balance sheets as of December 31, 1995 and 1996
                   and September 30, 1997 (unaudited)                       F-57

                   Statements of operations for the years ended
                   December 31, 1995 and 1996, the nine months ended
                   September 30, 1996 and 1997 (unaudited) and
                   the period January 1, 1995 (date of formation)
                   through September 30, 1997 (unaudited)                   F-58

                   Statements of changes in Members' Capital (deficit)
                   for the years ended December 31, 1995 and 1996
                   and for the nine months ended September 30, 1997
                   (unaudited)                                              F-59

                   Statements of cash flows for the years ended
                   December 31, 1995 and 1996, the nine months ended
                   September 30, 1996 and 1997 (unaudited)
                   and the period January 1, 1995 (date of formation)
                   through September 30, 1997 (unaudited)                   F-60

                   Summary of accounting policies                           F-62

                   Notes to financial statements                            F-67

Independent Certified Public Accountants' Report

To the Board of Directors and Shareholders
Heartland Communications & Management, Inc.
(A Development Stage Company and Successor Company)


We have audited the accompanying balance sheet of Heartland Communications & Management, Inc. (A Development Stage Company and Successor Company) as of December 31, 1996, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the period March 27, 1996 (date of formation) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Communications & Management, Inc. (A Development Stage Company and Successor Company) as of December 31, 1996 and the results of its operations and its cash flows for the period March 27, 1996 (date of formation) through December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has had no substantial operations and has incurred significant operating losses and working capital deficits since formation. In addition, the Company expects to fund development expenditures and incur additional losses until its operations are able to generate sufficient revenue and cash flows to meet anticipated expenditures and other cash requirements. The Company does not currently have sufficient cash reserves to cover such anticipated expenditures and cash requirements, necessitating additional capital or financing. These factors, in addition to other factors discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       /s/ BDO Seidman, LLP
                                       ---------------------------------------
                                       BDO Seidman, LLP


Washington, D.C.
April 25, 1997

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                                  Balance Sheets
--------------------------------------------------------------------------------

                                                                   September 30,
                                                      December          1997
                                                      31, 1996      (Unaudited)
--------------------------------------------------------------------------------

Assets
 Cash                                              $       88       $    19,996
 Accounts receivable from related parties               6,406            28,581
--------------------------------------------------------------------------------
Total current assets                                    6,494            48,577
--------------------------------------------------------------------------------
Note receivable from related party (Note 3)            172,780          169,280

Deferred offering costs (Notes 7 and 8)                618,690          290,715
--------------------------------------------------------------------------------
Total assets                                       $   797,964      $   508,572
--------------------------------------------------------------------------------
Liabilities and Shareholders' Equity (Deficit)

Accounts payable                                   $   293,235      $   533,006
Accrued payroll                                          8,970          130,849
Accounts payable to related parties (Note 8)           220,616          397,350
--------------------------------------------------------------------------------
Total current liabilities                              522,821        1,061,205
--------------------------------------------------------------------------------
Commitments (Notes 5 and 8)

Shareholders' equity (deficit) (Notes 1, 4, 5 and 8)
Preferred stock, $.001 par value,
    10,000,000 shares authorized; none issued
Common stock, $.001 par value, 50,000,000
    shares authorized; 6,128,400 shares issued
    at December 31, 1996 and March 31, 1997
    and 1,326,811 shares outstanding at
    December 31, 1996 and March 31, 1997                 1,327            1,327
Additional paid-in capital                             588,831          588,831
Deficit accumulated during the development stage      (315,015)      (1,142,791)
--------------------------------------------------------------------------------
Total shareholders' equity (deficit)                   275,143         (552,633)
--------------------------------------------------------------------------------
Total liabilities and
    shareholders' equity (deficit)                 $   797,964     $    508,572
--------------------------------------------------------------------------------


See accounting summary of accounting policies and notes to financial statements.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                        Statements of Operations
--------------------------------------------------------------------------------

                                                                   For the period                             For the period
                                            For the period         March 27, 1996                            March 27, 1996
                                            March 27, 1996       (date of formation)     For the nine      (date of formation)
                                         (date of formation)          through            months ended            through
                                              through               September 30,        September 30,        September 30,
                                            December 31,               1996                  1997                  1997
                                               1996                 (unaudited)           (unaudited)           (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Revenues
    Marketing commissions
    received from
         related party
         (Note 3)                        $       3,507          $           -            $      4,757         $      8,264
------------------------------------------------------------------------------------------------------------------------------------
Operating expenses
         Salaries                              165,084                 66,976                 113,777              278,861
         General and
          administrative                       156,337                157,617                 117,091              273,428
         Write-off of offering
              costs (Note 8)                         -                      -                 618,690              618,690
------------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                       321,421                224,593                 849,558            1,170,979
------------------------------------------------------------------------------------------------------------------------------------
Operating loss                                (317,914)              (224,593)               (844,801)          (1,162,715)

Interest income (Note 3)                         2,899                    739                  17,025               19,924
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                 $    (315,015)         $    (223,854)           $   (827,776)        $ (1,142,791)
------------------------------------------------------------------------------------------------------------------------------------
Weighted average
    common shares
    outstanding                              1,270,503              1,242,349               1,326,811            1,298,657
------------------------------------------------------------------------------------------------------------------------------------
Net loss per share                       $        (.25)         $        (.18)           $       (.62)        $       (.88)
------------------------------------------------------------------------------------------------------------------------------------

                    See accompanying summary of accounting policies and
                             notes to financial statements.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                         Statements of Changes in Shareholders' Equity (Deficit)
--------------------------------------------------------------------------------
For the Period March 27, 1996 (date of formation) through December 31, 1996 and the nine months ended September 30, 1997
--------------------------------------------------------------------------------

                                                                                                            Deficit
                                                       Common                                            Accumulated
                                   Subscribed          Shares         $0.001           Additional         During the
                                       Common      Issued and            Par              Paid-in        Development
                                       Shares     Outstanding          Value              Capital              Stage          Total
------------------------------------------------------------------------------------------------------------------------------------
Subscription to common
    shares by Heartland
    Capital Corporation             1,030,086               -         $1,030           $    3,728             $    -      $   4,758
------------------------------------------------------------------------------------------------------------------------------------
Payment of subscription            (1,030,086)      1,030,086              -                    -                  -               -

Cancellation of shares                      -      (1,030,086)         (1,030)             (3,728)                 -         (4,758)

Spin-off                                    -       1,030,086           1,030               3,728                             4,758

Other issuance                              -          43,338              43                 157                               200

Exercise of warrants                        -         253,387             254             584,946                  -        585,200

Net loss                                    -                                                               (315,015)      (315,015)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                  -       1,326,811           1,327             588,831           (315,015)       275,143

Net loss (unaudited)                        -               -               -                   -           (827,776)      (827,776)
------------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1997 (unaudited)     -       1,326,811           1,327          $  588,831      $  (1,142,791)     $(552,633)
------------------------------------------------------------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to financial statements.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                        Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                       For the period                               For the period
                                                For the period         March 27, 1996                               March 27, 1996
                                                March 27, 1996       (date of formation)      For the nine       (date of formation)
                                              (date of formation)         through             months ended             through
                                                   through             September 30,          September 30,          September 30,
                                                 December 31,              1996                   1997                   1997
                                                    1996                 (unaudited)           (unaudited)            (unaudited)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                        $  (315,015)            $    (223,854)      $    (827,776)          $  (1,142,791)

Adjustments to reconcile
    net loss to net cash
    used in operations

Increase in accounts receivable
    from related parties                             (6,406)                     (248)            (22,175)                (28,581)

Increase in accounts payable                        293,235                    90,926             239,771                 533,006

Increase in accrued payroll                           8,970                     2,323             121,879                 130,849

(Increase) reduction in
    deferred offering costs                        (618,690)                 (122,807)            327,975                (290,715)

Increase in accounts payable
 to related parties                                 220,616                         -             176,734                 397,350
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by
(used in) operating activities                     (417,290)                 (253,660)             16,408                (400,882)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from (used
    in) investing activities

(Increase) decrease in
    Loans to related party                         (172,780)                  (65,500)              3,500                (169,280)
------------------------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided
by investing activities                            (172,780)                  (65,500)              3,500                (169,280)
------------------------------------------------------------------------------------------------------------------------------------

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                        Statements of Cash Flows
--------------------------------------------------------------------------------

                                                              For the period                               For the period
                                     For the period           March 27, 1996                               March 27,1996
                                     March 27, 1996         (date of formation)      For the nine        (date of formation)
                                   (date of formation)            through            months ended             through
                                        through                September 30,         September 30,          September 30,
                                      December 31,                 1997                  1997                   1997
                                         1996                  (unaudited)            (unaudited)            (unaudited)

------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing
 activities

Increase in subscription
 receivable and other
 issuance                             $    4,958                  $    4,958               $    -              $    4,958

Proceeds from exercise
 of warrants                             585,200                     585,000                    -                 585,200


Net cash provided by
    financing activities                 590,158                     589,958                    -                590,158


Increase (decrease) in cash                   88                     270,798               19,908                 19,996

Cash and cash equivalents,
    beginning of period                        -                           -                   88                      -


Cash and cash equivalents,
 end of period                            $    88               $    270,798          $    19,996            $    19,996
------------------------------------------------------------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to financial statements.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------
The Company and    Heartland  Communications  &  Management,  Inc.
Nature of          ("HCMI" or the "Company") was formed on March
Business           27, 1996 to be a broad-based communications and
                   management business, including developing,
                   producing and syndicating advertising-supported
                   broadcast programs and print products.   The
                   accompanying financial statements include the financial statements of HCMI as of December 31, 1996 and the period March 27, 1996 (date of formation) through December 31, 1996 and the period March 27, 1996 (date of formation) through September 30, 1996 (unaudited) and as of September 30, 1997, and for the nine months then ended. Since HCMI's activities to this point have been organizational and devoted to financial planning and raising capital, HCMI's activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards
                   (SFAS) No. 7.

                   On May 17, 1996, Heartland Capital Corporation
                   (HCC) paid its $4,758 stock subscription and HCMI ("Successor Company") was simultaneously assigned certain development and contract rights and obligations by HCC ("Predecessor Company") (see Note 1). Also, HCMI is an affiliate of ATB Productions, L.L.C. ("ATB"), with which it shares common, but not identical, ownership, and to which it provides marketing services.



Risks and          HCMI is in the development stage.  Consequently,
Uncertainties      HCMI's activities will be subject to the risks
                   inherent in a new business enterprise, including among others, limited capital, uncertain market acceptance and the inability to obtain financing. Additionally, HCMI faces substantial competition from a number of well established, well financed companies. HCMI's principal source of revenue, a participation in advertising revenue, is often cyclical and dependent upon general economic conditions, rising in good economic times and declining in economic downturns. HCMI believes it has properly identified the risks in the environment in which it operates and plans to implement strategies to effectively reduce the financial impact of these risks.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

Use of             The preparation of financial statements in
Estimates          accordance with generally accepted accounting
                   principles requires HCMI to make certain estimates and assumptions particularly as it relates to the recoverability of assets and disclosure of contingent assets and liabilities.
                   Actual results could differ from those
                   estimates.

Transfers          All transfers among affiliates are recorded
Between            using the historical carrying value.
Affiliates

Accounts           HCMI provides a reserve for doubtful accounts
Receivable         based on a specific review of the expected
                   collectibility of individual outstanding accounts.

Deferred           Direct, incremental costs incurred with respect
Offering           to the HCMI offering of common stock are
Costs              deferred and included as an asset in the
                   accompanying balance sheets until the proceeds of the offering are received, whereupon these costs will be recognized as a reduction to the respective capital accounts. If the offering is not completed or the offering terms are substantially revised, the deferred offering costs will be expensed. Indirect costs relating to the offering are expensed when incurred. If either direct, incremental costs or indirect costs relating to the offering are incurred by HCC, such costs are deferred or expensed, respectively, by HCMI with the net unpaid amount reflected as part of the Accounts Payable to related parties (see Note 8).

Income             HCMI uses the asset and liability method of
Taxes              accounting for income taxes.  Deferred tax
                   assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement and income tax bases. The recognition of net deferred tax assets is reduced, if necessary, by a valuation allowance for the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

Revenues           Marketing commissions are recognized as
                   commercials are broadcast and related
                   advertising revenues are received.

Reverse Stock      On March 26, 1997, the shareholders approved a
Split              reverse stock split of HCMI's common stock.  The
                   reverse stock split has been reflected
                   retroactively in the accompanying financial statements to March 27, 1996 (date of formation).

Net Loss Per       Net loss per share is based on the weighted
Share              average number of shares of common stock and
                   common stock equivalents outstanding during each period, as adjusted for the effect of the reverse stock split.

Interim            The accompanying interim financial statements as
Financial          of September 30, 1997 and for the nine months
Statements         then ended and for the period March 27, 1996
                   (date of formation) through September 30, 1996 are unaudited but, in the opinion of management, reflect all adjustments (consisting primarily of normal recurring adjustments) necessary for a fair presentation of the results of operations for the period presented. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be obtained for the full fiscal year.

Fair Value of      In accordance with the requirements of Statement
Financial          of Financial Accounting Standards (SFAS) No.
Instruments        107, "Disclosure About Fair Value of Financial
                   Instruments," HCMI must disclose the fair value of its financial instruments as of December 31, 1996 and September 30, 1997. In the opinion of management, the fair values of HCMI's financial instruments as of December 31, 1996 and September 30, 1997 are not materially different from the carrying amounts shown in the accompanying financial statements.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

Recent             In October 1995, SFAS No. 123, "Accounting for
Accounting         Stock-Based Compensation," was issued.  SFAS No.
Pronouncements     123 establishes a fair value method for
                   accounting for stock-based compensation plans either through recognition or disclosure. HCMI intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts, assuming the fair value method is adopted at the date it grants stock options to officers, employees and directors. The adoption of this standard will not impact HCMI's results of operations, financial position or cash flows.

                   On March 3, 1997, the Financial Accounting
                   Standards Board issued Statement of Financial Accounting Standards No. 128, "Earning per Share (SFAS 128)." SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion
                   15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share include no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in SFAS 128, basic earnings per share would not be different from reported primary earnings per share.

                   Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129") effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participants rights, call prices and dates, conversions or exercise prices and redemptions requirements. Adoption of SFAS 129 will have no effect on HCMI as it currently discloses the information specified.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

                   In June 1997, the Financial Accounting Standards Board issued two new disclosure standards. Results of operations and financial position will be unaffected by implementation of these new standards.

                   Statements of Financial Accounting Standards
                   (SFAS) 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income, it components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                   SFAS 131, "Disclosure about Segments of a
                   Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas, and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                   Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

1.                 As part of its merchant banking operations, HCC
Reorganization     identifies investment opportunities which can be
and Transfer of    developed into viable operations.  Several
Certain Rights     opportunities were identified in 1994, 1995 and
                   1996, including talk radio, a youth oriented newspaper, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB. The other ventures identified are only development options and are intended to be pursued only if funding is achieved and appropriate due diligence, supporting the feasibility of the acquisitions, has been completed.

                   HCC determined that these ventures could not be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option and, in the case of ATB, its contract rights to HCMI, its wholly-owned subsidiary on that date. On May 18, 1996, HCC spun off HCMI via a dividend to HCC shareholders, with HCMI effectively replicating the HCC capital structure by issuing a share of its common stock for each share of HCC common and preferred stock outstanding as of May 18, 1996. Warrants to purchase HCMI stock were granted to holders of non-contingent HCC stock purchase warrants, and warrants were issued to the HCC preferred shareholders, as of May 18, 1996. The contracts and option rights transferred to HCMI have no carrying value because the cost of developing, or servicing, the rights are expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through an initial public offering (IPO) of its common stock (See Note 8).

2. Going           As shown in the accompanying financial
   Concern         statements, HCMI incurred a net loss of $315,015
                   and $1,142,791 during the period March 27, 1966
                   (date of formation) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. At December 31, 1996 and
                   September 30, 1997, HCMI had a working capital deficit of $516,327 and $1,012,628, respectively.  As of December 31, 1996 and
                   September 30, 1997, HCMI had also expended
                   $618,690 and $290,715 for direct incremental offering costs which have been deferred in the accompanying balance sheets and whose recovery is dependent on the success of its IPO. HCMI also has a significant

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

                   receivable of $172,780 as of December 31, 1996 and $169,280 as of September 30, 1997, from ATB which, in turn, is also a development stage company and whose most recent audit report, dated September 19, 1997, expressed concern about it's "ability to continue as a going concern". Furthermore, HCMI expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such expenditures and other requirements. HCMI does not currently have sufficient cash reserves to cover such anticipated expenditures and cash requirements. These factors raise substantial doubt about HCMI's ability to continue as a going concern.

                   HCMI and HCC have been evaluating financing alternatives as part of their long-term business plans. These alternatives include loan arrangements for working capital needs, HCMI's exercise of warrants, HCC's sale of preferred stock and warrants and other alternatives, such as the formation of HCMI, including the transfer thereto of many of HCC's development options, with HCMI, in turn, undertaking an IPO of a portion of its common stock. To preserve operating funds, HCC and HCMI have developed a strategic plan which provides for reductions of, and deferrals of payments for, expenditures and a prioritization of development options.

                   The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should HCMI be unable to complete its proposed public offering and continue as a going concern.

3.                 Effective January 1, 1995, HCC entered into a
HCC Marketing      marketing agreement with ATB ("the HCC
and Line of        Agreement") whereby HCC provides marketing
Credit             services on behalf of ATB.  Such services
Agreements         include presenting programs to sponsors on a
                   worldwide basis, negotiating sponsorship agreements, etc. In return for receiving the marketing services, ATB is obligated to pay HCC
                   40% of its gross advertising cash receipts and 5% of its non-advertising gross receipts. The agreement was transferred from HCC to HCMI on May 17, 1996. Revenues recorded by HCMI from the date of transfer through December 31, 1996 and for the nine months ended September 30, 1997
                   amount to $3,507

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

                   and $4,757, respectively. The HCC Agreement automatically terminates on January 1, 1999, unless extended by mutual agreement, and it is terminable at earlier dates under certain specified conditions. In the event of termination for whatever reason, the amounts due under the HCC Agreement for sponsorship existing at the time of termination shall remain due and payable, notwithstanding the termination (if certain other conditions are met), for a period ending the later of the automatic termination of the HCC Agreement or two years after the date of other termination. Revenues recognized by HCC under the HCC Agreement aggregated $647 and $2,847 during 1995 and until transfer in the year ended December 31, 1996, respectively.

                   On January 15, 1995, HCC executed an unsecured line of credit agreement with ATB (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at 8% per annum, with payment of interest being deferred until January 15, 1997, whereupon monthly interest payments will be required. Through September 30, 1997, interest payments of $12,950 and $185 have been made to HCMI and HCC, respectively. Any principal and interest outstanding must be repaid on December 31, 1999. During 1996, HCMI began co-funding this Credit Agreement with HCC. As of December 31, 1996 and September 30, 1997, HCMI had advanced $172,780 and $169,280, respectively, while HCC had advanced $338,695 and $431,145 as of December 31, 1996 and September 30, 1997, respectively. Although the total advances ($511,475 and $600,425 as of December 31, 1996 and September 30, 1997, respectively), are in excess of the Credit Agreement's standby line of credit amount ($360,000), the total advances are governed by the Credit Agreement including interest rates, due dates, etc. Interest income earned by HCMI on its share of the outstanding loan amounted to $2,899 and $10,310 during the period March 27, 1996 (date of formation) through December 31, 1996 and the nine months ended September 30, 1997, respectively.
                   Interest income earned by HCC on its share of the outstanding loans amounted to $3,364, $22,970 and $24,387 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

4. Shareholders'   Preferred Stock
    Equity

                   The total number of shares of stock that HCMI has the authority to issue is 60,000,000 consisting of 10,000,000 shares of Preferred Stock, par value $.001 per share, and 50,000,000 shares of Common Stock, par value $.001 per share. The Board of Directors of HCMI is authorized to issue shares of Preferred Stock in series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series. To date, no series has been authorized.

                   Common Stock

                   In conjunction with HCMI's formation as a subsidiary of HCC, HCC subscribed to 1,030,086 shares of HCMI common stock on March 27, 1996. On May 17, 1996, HCC contributed the original par value of those shares ($4,758) to HCMI in cash in full payment of its subscription receivable and the 1,030,086 shares of common stock were issued to HCC. In conjunction with HCMI's spinoff to the shareholders of HCC, on May 18, 1996, HCMI retired those shares and issued 1,030,086 shares of common stock as follows: 426,280 shares to the existing common shareholders of HCC and 603,806 shares to the preferred shareholders of HCC and 3,727,914 shares were issued into escrow on behalf of the HCC shareholders.

                   In addition, HCMI issued 1,394,500 warrants to the HCC Preferred Shareholders who held contingent HCC warrants on the basis of 1 warrant for each two HCC Preferred Shares. Each warrant shall entitle the holder to purchase an additional share of Common Stock for $.50. During May 1996, HCMI notified these warrant holders of its intent to do an initial public offering ("IPO") stating that the holders had until July 6, 1996 to exercise their warrants at $.50 per share versus $4 per share thereafter (80% of the expected IPO price of $5 per share). On July 19, 1996, HCMI extended this warrant exercise period until July 23, 1996. Through July 23, 1996, warrants to purchase 253,387 after-split shares (1,170,400 pre-split shares) were exercised for proceeds of $585,200.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

                   Warrants to purchase 1,573,500 shares of HCMI common stock were also granted on May 18, 1996 to the holders of non-contingent HCC stock purchase warrants. Additionally, on April 17, 1996, HCMI granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per common share.

                   Outstanding Warrants

                   A summary of the outstanding warrants as of December 31, 1996 and September 30, 1997 to purchase HCMI Common Stock is as follows:



                                                         Original                              Exercise
                   Warrant              Date               Date of                               Price
                   Holder               Issued             Expiration*            Shares         Per Share
                   ----------------------------------------------------------------------------------------

                   HCC
                   non-contingent
                   warrant holders      May 18, 1996       May 17, 2001            190,000       $    .001
                                                                                   900,000       $    .10


                                                                                   483,500       $    .50
                                                                                 ---------
                                                                                 1,573,500
                   Issued to
                   HCC Preferred
                   Shareholders         May 18, 1996       December 31, 1996       224,100       $    .50

                   HCC                  April 17,1996      April 16, 2001        1,236,000       $    .50
                                                                                 ---------
                                                                                 3.033,600
                                                                                 ---------
                                                                                 ---------

*The terms of these warrants, and the contingent warrants discussed below, have been modified in the reverse stock split which was approved in March 1997.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------


                   Contingent Warrants

                   HCMI Common Stock which is contingently issuable as of December 31, 1996 and September 30, 1997 upon the occurrence of a specified event is as follows:

                   Event Requiring                                    Shares of
                   Stock Issuance                                   Common Stock
                   -------------------------------------------------------------

                   Employment Performance
                       (See Note 5)                                    75,000
                   -------------------------------------------------------------

                   Total                                               75,000
                   -------------------------------------------------------------
                   -------------------------------------------------------------



                   Stock Option Plan

                   On March 27, 1996, HCMI's incorporators reserved 600,000 shares of Common Stock for a Stock Option Plan. Conditions of grants, terms, exercise prices, etc. are yet to be determined by the Board of Directors. The shareholders would be required to approve the plan prior to granting options.

                   Reverse Stock Split

                   In conjunction with the planned IPO ("IPO"), the Board of Directors of HCMI proposed a (1) reverse split of HCMI's Common Stock on the basis of one new share of common stock to shareholders for each 4.6190302 shares of presently outstanding Common Stock (1,326,811 new shares) and (2) a limitation on the exercise of existing warrants. The principal objective of the reverse split was to reduce the number of outstanding Common Shares prior to the IPO. The Board of Directors believed that the total number of shares then outstanding caused a disproportionately large dilutive effect on new investors in the planned IPO and that the anticipated offering price of $5 per share would be better supported with fewer shareholders prior to the IPO.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------
                   On March 26, 1997, the majority of the Common Shareholders approved this proposal.

                   The shareholders will also be reissued a number of shares equal to the shares being surrendered (4,801,589 shares).

                   Those shares will be placed in escrow with no voting or dividend rights while in escrow. The release of these shares from escrow and their distribution to the shareholders and the exercise of the existing warrants, both in normal annual increments of 16.67%, is contingent on HCMI achieving the following:

                        HCMI generates an amount of income before extraordinary items but after the deduction for minority interests (the "Recurring Results of Operations") that, when multiplied by a market capitalization factor of ten (10), would result in a product sufficient in size (the "Required Value") to
                        (1) hypothetically return capital of $5 per share (the "Capital") and (2) hypothetically provide a return of 40% per year (compounded monthly) on the Capital for the first two years, and then 15% per year (compounded monthly) thereafter, on the sum of
                        (a) all common shares then outstanding and (b) the
                        (i) increase in common shares caused by the assumed release from escrow of the 16.67% of the escrowed stock that is then eligible for release, (ii) any carryforward shares and (iii) other warrants or options probable of being exercised, including the 16.67% of existing warrants that is then eligible for exercise.

                   Issuance of shares from escrow in the future may result in the recognition of compensation expense.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

5.  Employment
    Agreements     HCMI has employment agreements (the "Agreements") with three officers and employees. The Agreements provide for base annual salaries aggregating $180,000 and permit participation in an annual bonus pool, the amount and conditions of which shall be determined by HCMI's Board of Directors. In addition, the Agreements provide that these employees are eligible to annually receive options to buy up to 100,000 shares of Common Stock at $.10 per share with terms, other than price, to be determined by the Board of Directors. No options have been granted yet. One of the Agreements also provides for the issuance of 75,000 shares of common stock to the employee if he is employed by HCMI for three years from May 1, 1996. Any options awarded under such plans will be charged to compensation expense to the extent fair value of the underlying stock exceeds the related exercise prices. The Agreements are effective as of May 1, 1996, have a term of three years and provide for termination for cause with a cessation in compensation payments. If terminated by HCMI without cause, or by the employees with cause, prior to the end of their term, the Agreements require payments of base salary to be continued from the date of termination through the end of the original term of the Agreements.

                   In addition, the Board of Directors has agreed to annually provide certain directors with options to buy up to 12,500 shares of Common Stock per director. Terms, including price, are yet to be determined by the Board of Directors.


6.  Income taxes   HCMI has no provision for income taxes for the period March
                   27, 1996 (date of formation) through December 31, 1996 due to a net operating loss generated in that period. At
                   December 31, 1996, HCMI has net operating loss carryforwards of approximately $100,000 on a tax basis, which expire in 2011.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

                   A reconciliation of the income tax benefit at the statutory rate to the amount actually recorded is as follows:


                                                                    Period Ended
                                                               December 31, 1996
                   -------------------------------------------------------------

                   Income tax benefit at statutory rate            $    (99,755)


                   Valuation allowance related to deferred
                    tax asset                                            99,755
                   -------------------------------------------------------------

                   Income tax benefit                             $       -
                   -------------------------------------------------------------
                   -------------------------------------------------------------

                   Deferred income taxes result from temporary differences which are the result of provisions of the tax laws that either require or permit certain items of income or expense to be reported in different periods for financial statement and income tax reporting purposes. The following is a summary of the deferred income taxes for 1996.

                                                                    Period Ended
                                                               December 31, 1996
                   -------------------------------------------------------------

                   Deferred tax assets
                    Net operating loss carryforward                 $    40,000
                    Cash basis accounting for income
                     tax purposes                                        60,000
                   -------------------------------------------------------------

                                                                        100,000

                   Valuation allowance                                 (100,000)
                   -------------------------------------------------------------

                   Net deferred tax asset                            $    -
                   -------------------------------------------------------------
                   -------------------------------------------------------------

                   Generally accepted accounting principles require that a valuation allowance be recorded against deferred tax assets which are not likely to be realized. Specifically, HCMI established the valuation allowance due to the uncertain nature of the ultimate realization.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

                   HCMI did not record an income tax provision or benefit in the accompanying financial statements for the nine months ended September 30, 1997 because of the existence of net operating losses. HCMI does not expect to provide any income tax provision or benefit for the year ending December 31, 1997 because HCMI expects a net loss for the year ending December 31, 1997.


7.   Other         One of HCMI's shareholders was/is a partner in
     Related       laws firms which provide services to HCMI.
     Party         Amounts recorded for legal services provided by
     Transactions  these firms in conjunction with the public
                   offering amounted to $106,834 and $167,655 as of December 31, 1996 and September 30, 1997, respectively. Another HCMI shareholder is the principal stockholder of a company that provides professional services to HCMI. Amounts recorded for professional services provided by this company to HCMI in conjunction with the public offering amounted to $54,286 and $74,063 as of December 31, 1996 and September 30, 1997, respectively. These amounts are contained in deferred offering costs in the accompanying balance sheets.


8.   Proposed      HCMI intends to offer 2,500,000 shares of Common
     Initial       Stock in a public offering at $5 per share, or
     Public        an aggregate of $12,500,000 before deducting a
     Offering      selling commission of 8% of the gross proceeds
                   raised, and other offering costs including a $50,000 due diligence fee and a nonaccountable expense reimbursement of 2% of the gross proceeds of the offering. If shares providing a minimum of $2,000,000 of gross proceeds are not sold during the initial offering period, as defined, investors' funds will be returned. The arrangement with the underwriter is on a best efforts basis.

                   HCMI also expects to sell, at the termination of the Offering, to the underwriter for an aggregate purchase price of $100, warrants entitling the underwriter to purchase one share of HCMI stock for each ten shares of Common Stock which have been sold in the IPO (for the minimum offering of 400,000 shares, 40,000 warrants will be issued and for the maximum offering of 2,500,000 shares, 250,000 warrants will be issued). The warrants will be exercisable for a period of 4 years commencing 12 months after the

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

                   date of the Prospectus. The exercise price of the warrants shall be 165% of the per share offering price.

                   In accordance with Securities and Exchange
                   Commission (SEC) Staff Accounting bulletin (SAB) Topic No. (1)(B), the financial statements of subsidiaries are required to include expenses incurred by the subsidiary's parent on the subsidiary's behalf. In conjunction with the HCMI public offering, HCC has incurred direct and indirect costs, such as salaries, rent, etc. all of which have been assigned and/or allocated to HCMI in the accompanying financial statements with the net unpaid amount reflected by HCMI as accounts payable to related parties. At December 31, 1996 and September 30, 1997, the net unpaid amount aggregated $220,616 and $397,350, respectively. HCC's and HCMI's financial statements reflect approximately $300,000 and $150,000 of such costs from March 27, 1996 (date of information) through December 31, 1996 and during the nine months ended September 30, 1997. such costs have either been either specifically identified or, where specific identification was not possible, have been allocated using proportional cost allocation. Management is of the opinion that such methods result in a reasonable presentation of such costs. Furthermore, management believes that such costs approximate the amounts that would have been incurred by HCMI on a stand alone basis.

                   By the completion of the public offering, it is expected that such costs could aggregate $600,000. It is the intent of HCMI to reimburse HCC for these costs, or at least a portion thereof, on a sliding scale basis. Any amount not reimbursed will be reflected as an investment in HCMI by HCC.

                   In January 1997, the Company substantially revised the terms of its proposed sale of common stock. Accordingly, the Company wrote off the deferred offering costs of $618,690 related to the prior offering in the period ended September 30, 1997.

Independent Certified Public Accountants' Report



To the Board of Directors and Shareholders
Heartland Capital Corporation
(A Development Stage Company and Predecessor Company)

    We have audited the accompanying balance sheets of Heartland Capital Corporation (A Development Stage Company and Predecessor Company) as of December 31, 1995 and 1996 and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the period June 23, 1994 (date of formation) through December 31, 1994 and the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Capital Corporation as of December 13, 1995 and 1996 and the results of its operations and its cash flows for the period June 23, 1994 (date of formation) through December 31, 1994 and the years ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses and working capital deficits since formation. In addition, the Company expects to fund development expenditures and incur additional losses until its operations are able to generate sufficient revenues to cover such expenditures and losses. The Company does not currently have sufficient cash reserves to cover such anticipated expenditures and cash requirements, necessitating additional capital or financing. These factors, in addition to other factors discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              /s/ BDO Seidman, LLP
                                              ---------------------
                                                  BDO Seidman, LLP


Washington, D.C.
April 25, 1997

                         Heartland Capital Corporation
             (A Development Stage Company and Predecessor Company)
                                 Balance Sheets

                                                                                                     September 30,
                                                                                December 31,         -------------
                                                                         --------------------------      1997
                                                                            1995          1996        (Unaudited)
------------------------------------------------------------------------------------------------------------------
Assets

Cash and cash equivalents                                                $    19,687  $       1,251  $       2,802
Accounts and notes receivable from related parties (Note 1 and 10)             2,963        224,110        400,844
Notes receivable--other (Note 11)                                                 --             --         59,156
Receivables from employees                                                        --          7,408          7,457
------------------------------------------------------------------------------------------------------------------
Total current assets                                                          22,650        232,769        470,259
------------------------------------------------------------------------------------------------------------------
Property and equipment, net of accumulated depreciation of $687 and
  $1,203 as of December 31, 1996 and September 30, 1997                        3,025          2,748          2,233
Note receivable from related party (Note 3)                                  144,850        338,695        431,145
Accrued interest receivable principally from related party                     5,878         31,163         60,452
Other assets                                                                   8,397             --             --
------------------------------------------------------------------------------------------------------------------
Total assets                                                             $   184,800  $     605,375  $     964,089
------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity (Deficit)

  Accounts payable                                                       $   105,800  $      42,391  $     142,770
  Accrued salaries                                                           140,152         75,560         75,560
  Accrued expenses                                                             2,357         27,024         27,024
  Notes payable to related parties (Note 6)                                  100,000        109,284        478,644
  Accrued interest payable to related parties (Note 6)                         7,870         10,524         47,487
------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                    356,179        264,783        771,485
------------------------------------------------------------------------------------------------------------------
Commitments (Note 8)

Shareholders' equity (deficit) (Notes 1, 5, and 10)

Preferred stock, $.001 par value, 10,000,000 shares authorized:
  Series A 12% Noncumulative convertible preferred stock, 3,600,000 shares authorized, at December 31, 1996 and 1995; 1,372,000 shares and 2,789,000 shares issued and outstanding at
  December 31, 1995 and 1996                                                   1,372          2,789             --

Common stock, $.001 par value, 50,000,000 shares authorized:
  1,565,000, 2,169,000 shares and 4,958,000 shares outstanding at
  December 31, 1995, and 1996 and September 30, 1997, respectively             1,565          2,169          4,958

Additional paid-in capital                                                   638,908      1,582,003      1,582,003
Deficit accumulated during the development stage                            (813,224)    (1,246,369)    (1,394,357)
------------------------------------------------------------------------------------------------------------------
Total shareholders' equity (deficit)                                        (171,379)       340,592        192,604
------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity (deficit)                     $   184,800  $     605,375  $     964,089
------------------------------------------------------------------------------------------------------------------

        See accompanying summary of accounting policies and notes to financial statements.

                          Heartland Capital Corporation
             (A Development Stage Company and Predecessor Company)
                             Statements of Operations

                              For the period                                                            For the period
                              June 23, 1994                                      For the nine            June 23, 1994
                                  (date                                          months ended               (date of
                              of formation)       For the       For the           September 30,            formation)
                                 through         year ended    year ended   ------------------------  through September 30,
                               December 31,     December 31,  December 31,     1996         1997              1997
                                   1994             1995          1996      (Unaudited)  (Unaudited)      (Unaudited)
---------------------------------------------------------------------------------------------------------------------------
     Revenues
       Marketing
         commission
         received from
         related party
         (Note 3)           $           --       $      647   $     2,847   $   10,913   $       --       $       3,494
---------------------------------------------------------------------------------------------------------------------------

     Operating expenses
       Salaries (Note
         5)                        112,374          209,885       156,279        3,487           --             478,538
       General and
         administrative
         (Notes 8 and
         9)                         56,826          127,727       121,936      221,710       90,795             397,284
       Write-off of working
         capital advances
         (Note 4)                   42,172          180,955        82,451       60,309       49,190             354,768
         Program costs (Note
         5)                             --           49,900            --           --           --              49,900
       Depreciation                     --               --           688          454          515               1,203
---------------------------------------------------------------------------------------------------------------------------

     Total operating
        expenses                    211,372          568,467       361,354      285,960      140,500           1,281,693
---------------------------------------------------------------------------------------------------------------------------

     Operating loss               (211,372)        (567,820)     (358,507)    (275,047)    (140,500)         (1,278,199)
---------------------------------------------------------------------------------------------------------------------------

       Interest expense,
         net of interest
         income of $ -- in
         1994, $4,775 in
         1995, $23,492 in
         1996, $18,115 and
         $29,474 in the
         nine months
         ended September 30,
         1996 and 1997,
         respectively and
         $57,741 from June
         23, 1994 (date of
         formation)
         through September 30,
         1997 (Notes 3, 5
         and 6)                     (8,342)         (25,690)      (69,880)      (3,973)      (7,488)           (111,400)
---------------------------------------------------------------------------------------------------------------------------

     Net loss               $     (219,714)     $  (593,510)  $  (428,387)  $ (279,020)  $ (147,988)      $  (1,389,599)
---------------------------------------------------------------------------------------------------------------------------

     Weighted average
       common shares
       outstanding               8,051,000        8,051,000     8,051,000    8,051,000    8,051,000           8,051,000
---------------------------------------------------------------------------------------------------------------------------

     Net loss per share     $         (.03)     $      (.07)  $      (.05)  $     (.03)  $     (.02)  $            (.17)
---------------------------------------------------------------------------------------------------------------------------


               See accompanying summary of accounting policies and
                        notes to financial statements.

                                                  Heartland Capital Corporation
                          (A Development Stage Company and Predecessor Company)

                        Statements of Changes in Shareholders' Equity (Deficit)
                                 For the Years Ended December 31, 1995 and 1996
                       and the Nine Months Ended September 30, 1997 (Unaudited)
-------------------------------------------------------------------------------

                            Series A 12%
                           Noncumulative
                            Convertible
                          Preferred Stock              Common Stock                                         Deficit
                      ------------------------  ---------------------------                               Accumulated
                      Issued and                  Issued and                 Additional                   Development
                      Outstanding     $.001      Outstanding       $.001       Paid-in     Treasury       During the
                        Shares      Par Value       Shares       Par Value     Capital       Stock     Development Stage    Total
------------------------------------------------------------------------------------------------------------------------------------
Balance, December
  31, 1994                    --    $      --        2,000,000   $   2,000    $      --    $      --      $  (219,714)    $(217,714)

Repurchase of com-
  mon stock                   --           --               --          --           --         (700)              --          (700)

Retirement of com-
  mon stock                   --           --         (700,000)       (700)          --          700               --            --

Sale of common
  stock                       --           --          180,000         180       89,820           --               --        90,000

Issuance of common
  stock for
  services                    --           --           85,000          85       27,445           --               --        27,530

Issuance of warrants
  for services                --           --               --          --       94,810           --               --        94,810

Sale of preferred
  stock, net of
  offering costs of
  $257,795             1,372,000        1,372               --          --      426,833           --               --       428,205

Net loss                      --           --               --          --           --           --         (593,510)     (593,510)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December
  31, 1995             1,372,000        1,372        1,565,000       1,565      638,908           --         (813,224)     (171,379)

Issuance of common
  stock for
  services                    --           --          404,000         404      201,596           --               --       202,000

Issuance of
  dividend                    --           --               --          --           --           --           (4,758)       (4,758)


Sale of preferred
  stock, net of
  offering costs of
  $65,384              1,417,000        1,417               --          --      641,699           --               --       643,116

Issuance of common
  stock for
  reduction of
  liability                   --           --          200,000         200       99,800           --               --       100,000

Net loss                      --           --               --          --           --           --         (428,387)     (428,387)
------------------------------------------------------------------------------------------------------------------------------------

Balance, December
  31, 1996             2,789,000        2,789        2,169,000       2,169    1,582,003           --       (1,246,369)      340,592

Conversion of pre-
  ferred stock        (2,789,000)      (2,789)       2,789,000       2,789

Net loss
  (unaudited)                 --           --               --          --           --           --         (147,988)     (147,988)
------------------------------------------------------------------------------------------------------------------------------------
Balance, September 30,
  1997 (unaudited)            --    $      --        4,958,000   $   4,958    $1,582,003   $      --      $(1,394,357)    $ 192,604
------------------------------------------------------------------------------------------------------------------------------------

     See accompanying summary of accounting policies and notes to financial statements.

                         Heartland Capital Corporation
             (A Development Stage Company and Predecessor Company)
                            Statements of Cash Flows

                                                                                                 For the
                                                                                                 period
                                                                                                June 23,
                           For the period                                    For the              1994
                           June 23, 1994                                   nine months          (date of
                               (date         For the      For the         ended September      formation)
                           of formation)   year ended   year ended             30,               through
                              through       December     December    ------------------------   September
                            December 31,       31,          31,         1996         1997       30, 1997
                                1994          1995         1996      (Unaudited)  (Unaudited)  (Unaudited)
----------------------------------------------------------------------------------------------------------
Cash flows from operating
  activities
Net loss                     $ (219,714)    $(593,510)   $(428,387)   $(279,020)   $(147,988)  $(1,389,599)
Adjustments to reconcile
  net loss to net cash
  provided by operations
Depreciation                         --            --          688          454          515         1,203
Stock and warrants issued
  for compensation                   --       212,340      302,000          404           --       514,340
Increase in
  receivables                    (1,800)       (7,041)    (228,555)     (67,611)     (176,783)    (414,179)
(Increase) decrease in
  prepaid expense                (6,902)        6,902           --      (25,000)          --           --
Increase in accrued
  interest                           --            --      (25,285)          --       (29,289)     (54,574)
(Increase) decrease in
  other assets                  (27,500)       19,103        8,397        3,639           --          --
Increase (decrease) in
  accounts payable               44,502        61,298      (63,409)       6,011       100,379      142,770
Increase (decrease) in
  accrued salaries              105,000        35,152      (64,592)     (65,152)           --       75,560
Increase in accrued
  expenses                           --         2,357       24,667       (2,357)           --       27,024
Increase in accrued
  interest payable to
  related parties                 4,486         3,384        2,653        3,323        36,963       47,486
----------------------------------------------------------------------------------------------------------
Net cash used in
  operating activities         (101,928)     (260,015)    (471,823)    (425,309)     (216,203)  (1,049,969)
----------------------------------------------------------------------------------------------------------
Cash flows from investing
  activities
Purchase of equipment                --        (3,025)        (410)        (410)           --       (3,435)
Loan to related party                --      (144,850)    (193,845)    (190,845)     (92,450)     (431,145)
Loan to others                       --          --           --           --        (59,156)      (59,156)
----------------------------------------------------------------------------------------------------------
Net cash used in
  investing activities               --      (147,875)    (194,255)    (191,255)    (151,606)     (493,736)
----------------------------------------------------------------------------------------------------------
Cash flows from financing
  activities
Sale (retirement) of
  common stock, net of
  issuance costs                  2,000          (700)          --           --           --         1,300
Sale of preferred stock,
  net of issuance
  costs                              --       428,205      643,116      643,116           --     1,071,321
Proceeds from related
  party loans                   100,000        29,600        9,284           --      369,360       508,244
Principal repayments to
  related parties                    --       (29,600)          --      (10,716)           --      (29,600)
Dividends                            --            --       (4,758)          --           --        (4,758)
----------------------------------------------------------------------------------------------------------
Net cash provided by
  financing activities          102,000       427,505      647,642      632,400      369,360     1,546,507
----------------------------------------------------------------------------------------------------------

                                            F-32

                         Heartland Capital Corporation
             (A Development Stage Company and Predecessor Company)
                            Statements of Cash Flows

                                                                                                 For the
                                                                                                 period
                                                                                                June 23,
                           For the period                                    For the              1994
                           June 23, 1994                                   nine months         (date of
                               (date         For the      For the        ended September       formation)
                           of formation)   year ended   year ended             30,               through
                              through       December     December    ------------------------   September
                            December 31,       31,          31,         1996         1997       30, 1997
                                1994          1995         1996      (Unaudited)  (Unaudited)  (Unaudited)
----------------------------------------------------------------------------------------------------------

Increase (decrease) in
  cash and cash
  equivalents                        72        19,615      (18,436)      15,836        1,551    $   2,802

Cash and cash
  equivalents, beginning
  of period                          --            72       19,687       19,687        1,251           --
----------------------------------------------------------------------------------------------------------
Cash and cash
  equivalents, end of
  period                     $       72     $  19,687    $   1,251    $  35,523    $   2,802        2,802
----------------------------------------------------------------------------------------------------------
Supplemental Disclosures
  of Cash Flow
  Information

Interest paid                $    3,856     $  12,111    $      --    $  18,774            --   $  15,967
----------------------------------------------------------------------------------------------------------
Noncash investing and
  financing activities
  consisted of the
  following:

Issuance of common stock
  for services               $       --     $      85    $      --    $      --    $      --    $      85

Issuance of stock for
  reduction of
  liability                          --            --           --      100,000           --      100,000
Conversion of accrued
  salaries to notes
  payable                            --            --           --       60,000           --       60,000



     See accompanying summary of accounting policies and notes to financial statements.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

The Company and Nature  Heartland Capital Corporation ("HCC") was incorporated on June 23,
of Business             1994 as a Delaware corporation. HCC provides merchant banking, marketing and consulting services to companies primarily engaged in the electronic and print media industries. HCC also provides consulting and support services to not-for-profit organizations, assisting certain organizations by planning start-up operations, and advancing temporary working capital. To date, HCC has not generated significant revenues from its operations, and a majority of its activities have been devoted to developing its own programs and starting up operations. Accordingly, HCC's activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards ("SFAS") No. 7.

                        Heartland Communications and Management, Inc. ("HCMI") was formed on
                        March 27, 1996 as a wholly owned subsidiary of HCC with HCC subscribing to HCMI's common stock. On May 17, 1996, HCC
                        ("Predecessor Company") paid its $4,758 stock subscription and simultaneously assigned certain of its development and contract rights and obligations to HCMI ("Successor Company") (see Note 1).
                        HCC is also related to another entity, ATB Productions, L.L.C.
                        ("ATB"), with which it shares common, but not identical, ownership and to which it provides marketing services and a line of credit.

Risks and               While HCC has had limited operations, it is still in the development
Uncertainties           stage and has not had a significant history of operations.
                        Consequently, HCC's activities will be subject to the risks inherent in a new business enterprise, including among others, limited capital, uncertain market acceptance and the inability to obtain additional financing. Additionally, HCC faces substantial
                        competition from a number of well established, well financed companies. HCC's principal source of revenues, advertising, is often cyclical and dependent upon general economic conditions, rising in good economic times and declining in economic downturns. In addition, HCC has significant transactions with, including significant receivables from, related parties who are likewise in the development stage and subject to the same risks and
                        uncertainties as HCC. HCC believes it has properly identified the risks in

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

                        the environment in which it operates and implemented strategies to effectively reduce the financial impact of these risks on HCC.

Use of Estimates        The preparation of financial statements in accordance with generally accepted accounting principles requires HCC to make certain estimates and assumptions particularly as it relates to the valuation of receivable and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Property and Equipment  Additions to property and equipment are recorded at cost and include all major renewals and betterments. Maintenance, repairs and minor replacements are expensed as incurred. Depreciation expense is provided on the straight line basis over the five year estimated life of the related assets.

Revenues                Marketing commissions are recognized as commercials are broadcast and the related advertising revenues are received.

Advances of Temporary   As part of its services to not-for-profit organizations, HCC makes
Working Capital         working capital advances which call for repayment. Due to the start-up nature of these not-for-profit entities and the uncertainty regarding the ultimate collectibility of the working capital advances, HCC expenses these advances as funded. Repayment, if received, will be recorded as income when received. Also, interest income related to the working capital advances is recorded as received.

Income Taxes            HCC uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement and income tax bases. The
                        recognition of net deferred tax assets is reduced, if necessary, by a valuation allowance for the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

Net Loss Per Share      Net loss per share is based on the weighted average number of shares of common stock equivalents outstanding during each period, as adjusted for the effects of the application of Securities and
                        Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No.
                        83. Pursuant to SEC SAB No. 83, "cheap" stock and warrants issued
                        (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering ("IPO") price)
                        within a year prior to the initial filing, or in contemplation of, of the IPO must be treated as outstanding for all reported periods.
                        Accordingly, the following equivalent shares have been assumed to be outstanding, and are used in computing net loss per share, for all periods:

"Cheap" Stock

Common shares                                              2,169,000
--------------------------------------------------------------------

Convertible Preferred Stock                                2,789,000*
--------------------------------------------------------------------

"Cheap" Warrants

  Outstanding as of December 31, 1996 (including 125,000
    shares subject to contingent warrants)                 1,698,500

  Available upon conversion of convertible preferred
    stock                                                  1,394,500*
--------------------------------------------------------------------

                                                           3,093,000
--------------------------------------------------------------------

Total weighted average shares considered to be
  outstanding for all periods                              8,051,000
--------------------------------------------------------------------

                        * As of September 30, 1997, the convertible preferred stock outstanding has been reflected as converted into common stock on a one-for-one basis and the 1,394,500 warrants issuable, upon conversion, on a two-for-one basis, are deemed as outstanding warrants versus contingent warrants. There is no effect on the total equivalent shares since such preferred shares and warrants were deemed equivalent shares even before conversion.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        Furthermore, both contingent and outstanding warrants are included in the determinations of equivalent shares. Accordingly, the number of equivalent shares is the same in total at December 31, 1996 and September 30, 1997.

Cash Equivalents        HCC considers all highly liquid investments purchased with initial maturities of 90 days or less to be cash equivalents.

Accounts Receivable     HCC provides a reserve for doubtful accounts based on a specific review of the expected collectibility of individual outstanding accounts.

Fair Value of           In accordance with the requirements of SFAS No. 107, "Disclosure
Financial Instruments   About Fair Value of Financial Instruments," HCC must disclose the fair value of its financial instruments. In the opinion of management, the fair values of the HCC's financial instruments as of December 31, 1995 and 1996 and September 30, 1997 are not
                        materially different from the carrying amounts shown in the accompanying financial statements.

Interim Financial       The accompanying interim financial statements for the nine months
Statements              ended September 30, 1996 and 1997 are unaudited but, in the opinion of management, reflect all adjustments (consisting primarily of normal recurring adjustments) necessary for a fair presentation of the results of operations for the periods presented. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be obtained for the full fiscal year.

Recent Accounting       In October 1995, SFAS No. 123, "Accounting for Stock-Based
Pronouncements          Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. HCC intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was


                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------


                        adopted January 1, 1995. The adoption of this standard will not impact HCC's results of operations, financial position or cash flows.

                        On March 3, 1997, SFAS No. 128, "Earnings per Share (SFAS 128)".
                        SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion 15. SFAS
                        128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in
                        SFAS 128, basic earnings per share would not be different from reported earnings per share.

                        Statement of Financial Accounting Standards No. 129, disclosure of
                        Information about Capital Structure ("SFAS 129") effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure.  SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participants rights, call prices and dates, conversions or exercise prices and redemptions requirements.  Adoption of SFAS 129 will have no effect on HCC as it currently discloses the information specified.

                        In June 1997, the Financial Accounting Standards Board issued two new disclosures standards.  Results of operations and financial position will be unaffected by implementation of these new standards.

                        Statements of Financial Accounting Standards (SFAS) 130, "Reporting
                        Comprehensive Income", established standards for reporting and display of comprehensive income, it components and accumulated balances.
                        Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS 130 requires that all items that are required to be

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                        SFAS 131, "Disclosure about Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segment in interim financial statements issued to the public.  It also establishes standards for disclosures regarding products and services, geographic areas, and major customers.  SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                        Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated.  Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

1. Reorganization and   As part of its merchant banking operations, HCC identifies
   Transfer of Certain  investment opportunities which can be developed into viable
   Rights               operations. In 1994, 1995 and 1996, HCC identified several opportunities, including talk radio, a youth oriented newspaper, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB (see Note 3). The other ventures identified to date are only development options and are intended to be pursued only if funding is obtained (see below) and appropriate due diligence, supporting the feasibility of the acquisitions, has been completed.

                        HCC has determined that these ventures can not be adequately developed without additional capital and, to that end, on May 17,
                        1996, HCC assigned its option (and in the case of ATB, its contract)
                        rights to HCMI, formerly a wholly owned subsidiary. The contract and option rights transferred to HCMI have no carrying value because developing or servicing the rights is expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through an initial public offering of its common stock. On May 18, 1996, HCC spun off HCMI via a dividend to the HCC stockholders with HCMI cancelling the shares that had been issued to HCC and effectively replicating the HCC capital structure by issuing a share of HCMI common stock to each HCC common and preferred shareholder for each share of HCC common and preferred stock outstanding.
                        Warrants to purchase HCMI stock at $.50 per share were granted to holders of non-contingent HCC stock purchase warrants, and warrants were issued to the HCC preferred shareholders, on May 18, 1996. Additionally, on
                        April 17, 1996, HCMI granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per share.

                        During March 1997 the HCMI stockholders, in conjunction with the contemplated HCMI public offering, approved a reverse stock split of
                        HCMI's common stock on the basis of one new share of HCMI common stock for each 4.6190302 shares of presently outstanding HCMI shares. The balance of 3.6190302 shares will be surrendered to HCMI and replaced by an equal number of shares placed in escrow with no voting or dividend rights while in escrow. The release of these shares from escrow and the exercise

                                      F-40

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

                        of the outstanding warrants will be dependent on HCMI achieving a specified level of profitability. The principal purpose of the reverse split was to reduce the number of outstanding HCMI
                        Common Shares prior to the public stock offering.

2. Going Concern        As shown in the accompanying financial statements, HCC incurred a net loss of $428,387 in 1996 and $147,988 for the nine months ended
                        September 30, 1997 and has incurred losses since formation resulting in an accumulated deficit of $1,246,369 and $1,394,357 at December 31,
                        1996 and September 30, 1997, respectively. At December 31, 1996 and
                        September 30, 1997, HCC had working capital deficits of $32,014 and
                        $301,226, respectively. Furthermore, HCC expects to incur additional losses and fund other expenditures until it is able to generate sufficient income to cover operating expenses and other
                        expenditures. HCC does not currently have sufficient cash reserves to cover such anticipated losses and other expenditures. HCC also has significant receivables of $593,968 and $892,441 as of December
                        31, 1996 and September 30, 1997, respectively from HCMI and ATB who, in turn, are both development stage companies. In addition, HCMI's and ATB's most recent audit reports, dated April 25, 1997 and September 19, 1997, respectively, expressed concern about their "ability to continue as a going concerns". These factors raise substantial doubt about HCC's ability to continue as a going concern.

                        HCC has been evaluating financing and capitalization alternatives in its long-term business plan. These alternatives included the sale of the 12% Preferred Stock and warrants, and other alternatives, such as the formation of HCMI, including the transfer thereto of many of HCC's development options with HCMI, in turn, undergoing an IPO of common stock. To preserve operating funds, HCC has developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options.

                        The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should HCC be unable to continue as a going concern.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------


3. HCC Marketing and    Effective January 1, 1995, HCC entered into a marketing agreement
   Line of Credit       with ATB ("the HCC Agreement") whereby HCC will provide marketing
   Agreements           services on behalf of ATB. In return for receiving the marketing services, ATB is obligated to pay HCC 40% of its gross advertising cash receipts and 5% of its non-advertising gross receipts. This agreement was assigned to HCMI by HCC on May 17, 1996. The HCC
                        Agreement automatically terminates on January 1, 1999 unless extended by mutual agreement, and it is terminable at earlier dates under certain specified conditions. In the event of termination for whatever reason, the amounts due under the HCC Agreement for sponsorship existing at the time of termination shall remain due and payable, notwithstanding the termination (if certain other conditions are met), for a period ending the later of the automatic termination date of the HCC Agreement or two years after the date of other termination. Revenues recognized by HCC under the HCC
                        Agreement aggregated $647, and $2,847 during 1995 and 1996, respectively.
                        After the assignment of the contract, HCMI recognized $3,507 and $4,757 of revenues under this agreement during the period March 27, 1996 (date of formation) through December 31, 1996 and the nine months ended
                        September 30, 1997, respectively.

                        On January 15, 1995, HCC executed an unsecured line of credit agreement with ATB (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at 8% per annum, with payment of interest deferred until January 15, 1997, whereupon monthly interest payments will be required. Through September 30, 1997, interest payments of $12,950 and $185 have been made to HCMI and HCC, respectively. Any principal and interest outstanding on the line of credit must be repaid on
                        December 31, 1999. During 1996, HCMI began co-funding this Credit
                        Agreement with HCC. As of December 31, 1996 and September 30, 1997, HCC
                        had advanced $338,695 and $431,145, respectively, while HCMI had advanced $172,780 and $169,280, respectively. Although the total advances $511,475 and $600,425 as of December 31, 1996 and September 30,
                        1997, respectively are in excess of the standby line of credit amount ($360,000), the total advances are governed by the Credit
                        Agreement including interest rates, due dates, etc. Interest income on the line of credit for HCC amounted to $3,364, $22,970 and $24,387 for the years ended December 31, 1995 and 1996 and the nine


                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

                        months ended September 30, 1997, respectively. Interest income earned by HCMI on its share of the outstanding loan amounted to $2,899 and
                        $10,310 during the period March 27, 1996 (date of formation) through
                        December 31, 1996 and the nine months ended September 30, 1977, respectively.

4. Funding and          In 1994, 1995, 1996 and during the nine months ended September 30,
   Services Provided    1997 HCC provided management assistance and funding to
   to Not-for-Profit    not-for-profit organizations. These organizations are separate
   Organizations        entities and their operations are not reflected in the accompanying financial statements. In 1994, 1995 and 1996, HCC advanced a total of $42,172, $180,955 and $82,451, respectively, to these
                        organizations. For the nine months ended September 30, 1997, such advances amounted to $49,190. These amounts are reflected as
                        "Write-off of working capital advances" in the accompanying
                        Statements of Operations. Included in these amounts was $50,000 in
                        1995 that was paid to ATB on behalf of one of these nonprofit organizations for advertising on a radio program produced by ATB.

5. Shareholders'        Preferred Stock
   Equity
                        The total number of shares of stock that HCC has the authority to issue is 60,000,000, consisting of 10,000,000 shares of preferred stock, par value $.001 per share, and 50,000,000 shares of common stock, par value $.001 per share. The preferred stock may be issued from time to time in one or more series. The Board of Directors of
                        HCC is empowered to provide for the issuance of shares of preferred stock in series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares in each such series.

                        On January 6, 1995, the Board of Directors created a series of
                        Noncumulative Convertible 12% Preferred Stock, par value, $.001 per share to consist of 1,800,000 shares. On September 18, 1995, the number of authorized shares of the Convertible 12% Preferred Stock was increased to 3,600,000. The series was designated the "Series A
                        12% Noncumulative Convertible Preferred Stock" (the "12% Preferred
                        Stock").



                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

-------------------------------------------------------------------------------


                        The 12% Preferred Stock was senior in right to all shares of HCC's common stock. With the written consent of a least a majority of the shareholders of the 12% Preferred Stock, HCC could have issued one or more series of preferred stock with right, rank and priority senior to the 12% Preferred Stock.

                        Beginning April 1, 1996, the 12% Preferred Stock was entitled to receive, when and as declared by HCC's Board of Directors, noncumulative cash dividends at the rate of $.06 per share per annum. Accrued dividends on the 12% Preferred Stock shall be paid before any dividends shall be paid upon the Common Stock and before any repurchase, retirement or other acquisition of any shares of
                        Common Stock. No such dividends have been declared.

                        In the event of the voluntary or involuntary liquidation,
                        dissolution or winding up of HCC, the holders of the 12% Preferred
                        Stock were entitled, before any payment with respect to Common
                        Stock, to receive in cash for their shares from the assets of HCC then available for distribution a proportional amount, as defined, up to $.50 for each share of 12% Preferred Stock plus any unpaid and accrued dividends.

                        On March 31, 1997, each share of 12% Preferred Stock automatically converted into one share of common stock. At any time prior to
                        March 31, 1997, the Holder could have converted the 12% Preferred
                        Shares into common stock. In addition to the one-for-one conversion, the Holder shall, upon conversion, receive a purchase warrant for one share of common stock for each two shares of the 12% Preferred Stock converted. Each warrant shall entitle the holder to purchase an additional share of common stock for (i) $.50 up to and including 20 days after the
                        Company notifies the Holder that it has signed a letter of intent with an underwriter to do an initial public offering of HCC's common stock or (ii) 80% of the initial public offering price for a period of one year subsequent to the effective date of a registration statement filed for the sale of HCC's common stock. Between the two dates (20 days after notification and the effective day of the Registration
                        Statement), the 12% Preferred Stock could not be converted into common stock. The 12% Preferred Stock would have been automatically converted into common stock immediately prior to the completion of any public sale of stock.


                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------


                        On January 16, 1996, HCC entered into an agreement with an underwriter to sell the 12% Preferred Stock. In 1995 and 1996,
                        2,789,000 shares of the 12% Preferred Stock, at a price of $.50 per share, had been sold, for total proceeds of $1,394,500, and the offering was terminated.

                        Effective March 31, 1997, the 2,789,000 shares of outstanding 12%
                        Preferred Stock has been reflected as converted into common stock on a one-for-one basis and the 1,394,500 purchase warrants issuable upon conversion, on a one-for-two basis, are deemed as outstanding warrants whereas they formerly had been deemed contingent warrants.

                        Common Stock/Warrants

                        On June 23, 1994, HCC's three founding investors purchased 2,000,000 shares of HCC common stock (the "Common Stock") at a price of $.001 per share, for a total of $2,000. The founding investors also received warrants (expiring June 23, 1999) to purchase 900,000 shares of the Company's Common Stock at $.10 per share. Two of the founding investors were employed by the Company in senior management positions.

                        In 1995, one of the two employees (the "Selling Employee") left the
                        Company and the remaining employee (the "Purchasing Employee")
                        agreed to purchase the Selling Employee's common stock (700,000 shares) and warrants (to purchase 350,000 shares) for $75,000. As part of this sale, the Selling Employee also waived his rights to approximately $100,000 of unpaid compensation. The Purchasing Employee then entered into an agreement with HCC to sell HCC the 700,000 shares of common stock purchased from the Selling Employee for $75,000. The
                        Purchasing Employee retained ownership of the warrants to purchase
                        350,000 shares of the Company's common stock. Because the $75,000 cost of acquiring the 700,000 shares was in excess of the par value of the shares (the amount at which originally issued), the excess cost ($74,300)
                        has been reflected as compensation expense (to the Selling Employee) in the accompanying Statement of Operations in 1995.


                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------


                        On May 3, 1995, HCC issued warrants to purchase 100,000 shares of common stock to a radio talk show host (otherwise unaffiliated with
                        HCC) as partial consideration for his doing the show. These warrants are exercisable for a five year period and have an exercise price of
                        $.001 per share. These warrants were recorded as programs costs based on a comparable value of $.50 per share resulting in $49,900 of program costs in 1995.

                        On July 24, 1995, 180,000 shares of common stock were sold to a company assisting with the private placement of the Preferred
                        Stock. The amount paid was $.001 per share, for a total of $180.
                        The shares were recorded based on a comparable value of $.50 per share, resulting in additional offerings costs of $89,820. Also, on July 24, 1995, HCC issued warrants to purchase 90,000 shares of
                        Common Stock in conjunction with the sale of 180,000 shares of the
                        Company's common stock. The warrants allow the holder to purchase the HCC's common stock for $.001 per share for five years. The warrants were recorded based on a comparable value of $.50 per share resulting in $44,910 of additional offering costs.

                        Common Stock/Warrants Issued For Services Rendered

                        Certain employees, officers, lenders, board members and contractors
                        (the "Suppliers") were issued common stock in partial consideration for services rendered or for loans made to the Company. In 1995, a total of 85,000 shares were issued. During 1996, a total of 404,000 shares were similarly issued. Related expense (interest, compensation, etc., based on a comparable value of $.50 per share, of $27,445 and
                        $201,596 has been recognized in the accompanying Statements of
                        Operations for the year ended December 31, 1995 and 1996, respectively.

                        Along with the 404,000 shares of common stock issued during 1996, warrants to purchase 333,500 shares of common stock were also issued. HCC also issued warrants to purchase 60,000 shares of common stock to two employees who had loaned money to HCC. These warrants were issued on January 29, 1996, are exercisable for a five year period and have an exercise price of $.50 per share.


                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

                        Additionally, on January 29, 1996, HCC issued to an underwriter warrants to purchase 90,000 share of common stock at $.50 per share, contingent on the underwriter raising at least $1,350,000 in the private placement of HCC's preferred stock. As of April 19,
                        1996, the goal was met and the warrants were issued and are exercisable for a five year period. The underwriter also will receive, in addition to normal sales commissions, an additional 2%
                        of all capital raised in excess of $1,350,000.

                        In 1995, HCC entered into an agreement with the placement agent of its 12% Preferred Stock allowing HCC to convert $100,000 of outstanding fees due to the placement agent into common stock at a price of $.50 per share. On March 31, 1996, HCC issued 200,000 shares of common stock in lieu of paying $100,000 to the placement agent and recorded such shares based on the amount of the liability relieved ($100,000).

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

                        Outstanding Warrants

                        A summary of the outstanding warrants as of September 30, 1997 described above is as follows:

                                                  Shares
Warrant         Date             Date             Under      Exercise
Holder          Issued           Expires          Warrant    Price
------------------------------------------------------------------------

Founders        June 23, 1994    June 22, 1999      900,000   $     .10

Show Host       May 3, 1995      May 2, 2000        100,000   $    .001

Underwriter     July 24, 1995    July 23, 2000       90,000   $    .001

                                 January 28,
Underwriter     January 29,1996  2001                90,000   $     .50

Suppliers       January 29,      January 28,
(with stock)    1996             2001               333,500   $     .50

Suppliers
(without        January 29,      January 28,
stock)          1996             2001                60,000   $     .50
                                                  ---------

                                                  1,573,500      --

Conversion of
Preferred
Stock                                             1,394,500   $     .50
                                                  ---------

Total                                             2,968,000      --
                                                  ---------

                        In 1995, HCC entered into agreements with two contract service providers to issue warrants if various performance goals were met.
                        The goals that have been established are specifically measurable and performance-based which, if met in whole or in part, would result in the issuance of warrants to purchase up to 125,000 of common stock at prices of $.001 per share (50,000 shares) and $.40 per share
                        (75,000 shares). The warrants, if issued, would have an exercise term of five years. Compensation expense will be recorded based on a comparable value of $.50 per share, less the warrant exercise price, if such warrants are issued.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)


--------------------------------------------------------------------------------

                        Contingent Warrants

                        A summary of warrants as of September 30, 1997 described above under which shares are contingently issuable upon the occurrence of specified events is as follows:


Event Requiring
  Warrants                                                       Exercise Price
  Issuance                       Shares Under Warrants           Per Share
-------------------------------------------------------------------------------

Employment Performance                   75,000                     $.40

Employment Performance                   50,000                     $.001
-------------------------------------------------------------------------------

Total                                  125,000                       --
-------------------------------------------------------------------------------

6. Notes Payable        On June 1, 1994, HCC entered into a promissory note agreement with an officer who is also a director. Under the terms of the note agreement, HCC borrowed $100,000, at a rate of 14.875% per annum.
                        The note is now payable on demand. The balance of the note as of
                        December 31, 1996 and September 30, 1997 was $49,284 and $418,644,
                        respectively.

                        On February 1, 1995, HCC executed a promissory note with an officer who is also a director. Under the terms of the note, HCC borrowed
                        $14,600, at a stated interest rate of 13.75% per annum, and repaid the amount borrowed during 1995. As additional consideration for making the note, HCC also agreed to issue 30,000 shares of common stock and provide warrants to purchase an additional 15,000 shares of common stock at $.50 per share. Such share have been valued based on a comparable value of $.50 per share resulting in increased interest expense of $14,970, or an overall effective interest rate of 106% per year.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

                        On May 8, 1995, HCC executed a promissory note agreement with another director. Under the terms of the note agreement, HCC borrowed $15,000, at a rate of 14.875% per annum, and repaid the amount borrowed during 1995. In consideration for making the note, HCC also agreed to issue the director 30,000 shares of common stock and provide warrants to purchase an additional
                        15,000 shares of common stock at $.50 per share. Such shares have been valued based on a comparable value of $.50 per share resulting in increased interest expense of $14,970, or an overall effective interest rate of $105% per year.

                        On January 20, 1996, HCC executed a promissory note agreement with another officer who is also a director. Under the terms of the Note agreement, HCC converted $60,000 of accrued compensation into a
                        $60,000 note payable, with an interest rate of 14.875% per annum.
                        The note is payable on the earlier of July 20, 1996 or the date that the Company, through its equity capital development on behalf of
                        HCMI, raises in excess of $1,000,000. In consideration for making the note, HCC also agreed to issue the employee 120,000 shares of common stock and provide warrants to purchase an additional 120,000 shares of common stock at $.50 per share. Such shares have been valued based on a comparable value of $.50 per share resulting in increased interest expense of $59,880 or an overall effective interest rate of 105% per year.

                        All of these notes are unsecured. Interest expense on these notes aggregated $7,750, $15,495 and $93,372 and $5,656 and $36,962 during the period June 23, 1994 through December 31, 1994, 1995, 1996 and the nine months ended September 30, 1996 and 1997, respectively.

7. Income Taxes         HCC has no provision for income taxes in 1994, 1995 or 1996 due to net operating losses generated in those periods. At December 31,
                        1996, the Company has net operating loss carryforwards of
                        approximately $680,000 on a tax basis, which expire through 2011.
                        Due to the recent sale of preferred stock, the utilization of these net operating losses is limited to approximately $65,000 annually.

                                          F-50

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

                        A reconciliation of the income tax benefit at the statutory rate to the amount actually recorded is as follows:

                                                Period           Year           Year
                                                 Ended          Ended          Ended
                                          December 31,   December 31,   December 31,
                                                  1994           1995           1996
------------------------------------------------------------------------------------

Income tax benefit at statutory rate       $ (76,900)    $  (207,729)   $  (149,935)

Valuation allowance related to deferred
  tax asset                                   76,900         207,729        149,935
------------------------------------------------------------------------------------

Income tax benefit                         $  --         $              $
------------------------------------------------------------------------------------

                        Deferred income taxes result from temporary differences which are the result of provisions of the tax laws that either require or permit certain items of income or expense to be reported in different periods for financial statement and income tax reporting purposes. The following is a summary of the deferred income taxes for 1994, 1995 and 1996:

                                                Period           Year           Year
                                                 Ended          Ended          Ended
                                          December 31,   December 31,   December 31,
                                                  1994           1995           1996
------------------------------------------------------------------------------------

Deferred tax assets

  Net operating loss carryforward          $  40,000     $   145,000    $   258,400

  Cash basis accounting for income tax
    purposes                                  45,000         130,000         39,200
------------------------------------------------------------------------------------

                                              85,000         275,000        297,600

Valuation allowance                          (85,000)       (275,000)      (297,600)
------------------------------------------------------------------------------------

Net deferred tax asset                     $  --         $   --         $   --
------------------------------------------------------------------------------------

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

                        Generally accepted accounting principles require that a valuation allowance be recorded against deferred tax assets which are not likely to be realized. Specifically, the Company established the valuation allowance due to the uncertain nature of the ultimate realization.

                        HCC did not record an income tax provision or benefit in the accompanying financial statements for the nine months ended
                        September 30, 1997 because of the existence of net operating losses. HCC does not expect to provide any income tax provision or benefit for the year ending December 31, 1997 because HCC expects a net loss for the year ending December 31, 1997.

8. Leases               HCC leased office space and furniture from a company controlled by a
                        Board member under operating leases cancelable on sixty days notice.
                        Net rent expense under operating leases was $4,400, $10,200 and
                        $8,375 in 1994, 1995 and 1996, respectively, and $4,200 for the nine months ended September 30, 1996.

9. Other Related Party  One of HCC's shareholders is a current and former partner in law
   Transactions         firms which provides legal services to HCC. Amounts recorded for legal services provided by these firms were $-, $3,959, $11,754,
                        $14,878 and $71,972 for 1994, 1995, 1996 and the nine months ended
                        September 30, 1996 and 1997, respectively.

                        Another of HCC's shareholders who is also a director of HCC is the principal stockholder of a company that provides professional services to HCC. Amounts recorded for professional services provided by this Company were $2,250, $5,766, $50,668, $20,390 and $12,178 for
                        1994, 1995, 1996 and the nine months ended September 30, 1996 and 1997, respectively.

                                     F-52

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Notes to Financial Statements
                                  (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

10. HCMI Initial             HCMI intends to offer $2,500,000 shares of Common Stock
    Public Offering          in a public offering at $5 per share, or an
                             aggregate maximum of $12,500,000, including a
                             selling commission of 8% on all shares sold, a
                             $50,000 due diligence fee and a nonaccountable
                             expense allowance of 2% the gross proceeds.
                             Sales of HCMI shares are to be made on a best
                             efforts basis. If shares providing a minimum of
                             $2,000,000 of proceeds are not sold during the
                             initial offering period, as defined, investors'
                             funds are expected to be returned.

                             In accordance with Securities and Exchange
                             Commission (SEC) Staff Accounting Bulletin (SAB)
                             Topic No. (1)(B), the financial statements of subsidiaries are required to include expenses incurred by the subsidiary's parent on the subsidiary's behalf. In conjunction with the HCMI public offering, HCC has incurred direct and indirect costs, such as salaries, rent, etc. all of which have been assigned and/or allocated to HCMI in the accompanying financial statements with the net unpaid amount reflected by HCC as accounts receivable from related parties. At December 31, 1996 and September 30,
                             1997, the net unpaid amount aggregated
                             $220,616 and $397,350, respectively.
                             HCC's and HCMI's financial statements reflect approximately $300,000 and $150,000 of such costs from March 27, 1996 (date of information) through December 31, 1996 and during the nine months ended September 30, 1997. Such costs have either been specifically identified or, where specific identification was not possible, have either been allocated using proportional cost allocation. Management is of the opinion that such methods result in a reasonable presentation of such costs. Furthermore, management believes that such costs approximate the amounts that would have been incurred by HCMI on a stand alone basis.

                             By the completion of the public offering, it is expected that such costs could aggregate
                             $600,000. It is the intent of HCMI to reimburse
                             HCC for these costs, or a least a portion thereof, on a sliding scale basis. Any amount not reimbursed will be reflected as an investment in HCMI by HCC.


                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1996 and 1997)

--------------------------------------------------------------------------------

11. Other Loans              On March 25, 1997, HCC advanced funds under loan
                             agreements. The balances of such loans as of
                             September 30, 1997 are as follows:

----------------------------------------------------------------------
ATB Media, Inc.                                              $  44,356
Supershield                                                     14,800
----------------------------------------------------------------------
                                                             $  59,156
----------------------------------------------------------------------

                             These loans bear interest at the rate of 15% per annum and are payable the earlier of (1) one year from the date of disbursement or (2) upon the breaking of escrow for capital raising activities of each entity. Interest income earned on these loans during the nine months ended September 30, 1997 aggregated $3,355 for
                             ATB Media, Inc. and $1,432 for Supershield.

                             ATB Media, Inc. a wholly owned subsidiary of ATB, is presently in the process of acquiring four licenses for AM radio stations in the states of Washington and California. Supershield intends to sell to homeowners and install a product to significantly reduce harmful ultraviolet rays received through windows. HCC will earn fees for arranging the financing for the station acquisitions and will receive a share of station revenue through its contractual relationship with ATB (see Note 3).

Independent Certified Public Accountants' Report



To the Members
ATB Productions, L.L.C.
(A Development Stage Company)

We have audited the accompanying balance sheets of ATB Productions, L.L.C. (A Development Stage Company) as of December 31, 1995 and December 31, 1996, and the related statements of operations, changes in members' capital (deficit), and cash flows for the years ended December 31, 1995 and December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATB Productions, L.L.C. (A Development Stage Company) as of December 31, 1995 and December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred net losses in 1995 and 1996 and has an accumulated deficit from formation through December 31, 1996. In addition, the Company expects to incur additional losses until its operations are able to generate sufficient revenues to cover operating expenses. The Company does not currently have sufficient cash reserves to cover such expenses, necessitating additional capital or financing. At December 31, 1996, the Company had negative working capital, as well as significant noncurrent liabilities. These factors, in addition to other factors discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                      /s/ BDO Seidman, LLP
                                                     -------------------------
                                                          BDO Seidman, LLP



Washington, D.C.
September 19, 1997

                                                         ATB Productions, L.L.C.
                                                   (A Development Stage Company)

                                                                  Balance Sheets
--------------------------------------------------------------------------------
                                      December 31,  December 31,  September 30,
                                          1995          1996          1997
                                                                   (unaudited)
                                     ------------- ------------- ---------------
Assets

     Cash and cash equivalents       $   1,560     $   2,657      $     -
     Accounts receivable                 3,200         5,414         7,664
     Prepaid expenses                       -          4,600            -
     Other current assets                   -          3,000         3,000
--------------------------------------------------------------------------------
Total current assets                     4,760        15,671        10,664
--------------------------------------------------------------------------------

Property and equipment, net of
     accumulated depreciation of
     $40, $2,140 and $4,177 as of
     December 31, 1995, December 31,
     1996 and September 30, 1997,
     respectively                        4,784        16,318        12,191
--------------------------------------------------------------------------------
Total assets                         $   9,544     $  31,989     $  22,855
--------------------------------------------------------------------------------

Liabilities and Members' Deficit

Current liabilities
     Accounts payable - trade        $  31,349     $  28,264     $ 181,914
     Accounts payable to related
      parties                              647           647           647
     Note payable to Member - Manager
      (related party)(Note 2)             1,557           -             -
     Deferred revenue                     1,400           -             -
--------------------------------------------------------------------------------
Total current liabilities                34,953       28,911       182,561

Accrued interest payable
     to related parties (Note 3)          5,878       31,777        53,340
Long-term note payable to HCC
     and HCMI (Note 3)                  144,850      511,475       600,425
--------------------------------------------------------------------------------
Total liabilities                       185,681      572,163       836,326
--------------------------------------------------------------------------------

Commitments (Notes 2, 3 and 4)

Members' deficit (Notes 2 and 3)
     Members' capital contribution
      (100 member units authorized,
      issued and outstanding)            42,500       42,500        42,500
     Deficit accumulated during
      the development stage            (218,637)    (582,674)     (855,971)
--------------------------------------------------------------------------------
Total members' deficit                 (176,137)    (540,174)     (813,471)
--------------------------------------------------------------------------------

Total liabilities
     and members' deficit             $   9,544    $  31,989     $  22,855
--------------------------------------------------------------------------------

                See accompanying summary of accounting polices and
                        notes to financial statements.

                                                        ATB Productions, L.L.C.
                                                  (A Development Stage Company)

                                                       Statements of Operations
-------------------------------------------------------------------------------

                                                                                                          For the period
                                                                                 For the nine             January 1, 1995
                                                                                 months ended           (date of formation)
                                             For the        For the       --------------------------          through
                                            year ended     year ended          September 30,               September 30,
                                             December       December         1996           1997               1997
                                             31, 1995       31, 1995      (unaudited)    (unaudited)        (unaudited)
---------------------------------------------------------------------------------------------------------------------------
Advertising and Operational Revenues
  including revenues from a related
  party of $50,000 and $19,744
  in 1995 and 1996 (Note 3)                 $  62,940      $ 130,695      $ 144,155      $  63,629           $  257,264
---------------------------------------------------------------------------------------------------------------------------
Operating Expenses
  Broadcast costs                             152,056        236,938        153,713        140,762              529,756
  Salaries to Members
    (related parties)                          71,572        106,107         81,067         76,061              253,740
  General and administrative
    expenses (Notes 3 and 4)                   52,331        123,629         79,225         83,076              259,036
  Depreciation                                     40          2,100          1,500          2,455                4,595
---------------------------------------------------------------------------------------------------------------------------
Total operating expenses                      275,999        468,774        315,505        302,354            1,047,127
---------------------------------------------------------------------------------------------------------------------------
Operating loss                               (213,059)      (338,079)      (171,350)      (238,725)             789,863
---------------------------------------------------------------------------------------------------------------------------
Other income
  Gain on sale of property
    and equipment                                  --             --             --           (126)                (126)
Interest expense, net of $400 and $0
  interest income in 1995 and 1996 and
  the nine months ended September 30,
  1997, to related parties (Note 3)             5,578         25,958         16,696         34,698               66,234
---------------------------------------------------------------------------------------------------------------------------
Net loss                                     (218,637)      (364,037)      (188,046)      (273,297)            (855,971)

Members' deficit, beginning of period           --          (218,637)      (218,637)      (582,674)                  --
---------------------------------------------------------------------------------------------------------------------------
Members' deficit, end of period             $(218,637)     $(582,674)     $(406,683)     $(855,971)          $ (855,971)
---------------------------------------------------------------------------------------------------------------------------

Weighted Average Membership
  Units Outstanding                               100            100            100            100                  100
---------------------------------------------------------------------------------------------------------------------------

Net loss per membership unit                $  (2,186)     $  (3,641)     $  (1,880)     $  (2,733)          $   (8,560)
---------------------------------------------------------------------------------------------------------------------------


See accompanying summary of accounting policies and notes to financial statements.

                                                         ATB Productions, L.L.C.
                                                   (A Development Stage Company)

                             Statements of Changes in Members' Capital (Deficit)
   For the period January 1, 1995 (date of formation) through September 30, 1997

--------------------------------------------------------------------------------

-------------------------------------------------------------------------
Initial cash contributions (Note 2)                             $  42,500

  Net loss for year ended December 31, 1995                      (218,637)
--------------------------------------------------------------------------
Balance, December 31, 1995                                       (176,137)
  Net loss for year ended December 31, 1996                      (364,037)
--------------------------------------------------------------------------
Balance, December 31, 1996                                       (540,174)
  Net loss for the nine months ended September 30, 1997
   (unaudited)                                                   (273,297)
--------------------------------------------------------------------------
Balance, September 30, 1997 (unaudited)                        $ (813,471)
--------------------------------------------------------------------------

    See accompanying summary of accounting policies and notes to financial statements.

                                                     ATB Productions, L.L.C.
                                                  (A Development Stage Company)
                                                    Statements of Cash Flows
-------------------------------------------------------------------------------

                                                                                                                  For the period
                                                                                       For the nine               January 1, 1995
                                                                                       months ended             (date of formation)
                                                   For the        For the        --------------------------          through
                                                 year ended     year ended            September 30,               September 30
                                                 December 31,   December 31,       1996           1997                1997
                                                    1995           1996         (unaudited)    (unaudited)         (unaudited)
-------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating
 activities
  Net Loss                                       $(218,637)     $(364,037)      $(188,046)     $(273,297)            $(855,971)
  Adjustment to reconcile net loss to
   net cash provided by operations
      Depreciation                                      40          2,100           1,500          2,455                 4,595
      Gain on sale of property and
       equipment                                        --             --              --           (126)                 (126)
      (Increase) decrease in accounts
       receivable                                   (3,200)        (2,214)        (50,419)        (2,250)               (7,664)
      (Increase) decrease in prepaids                   --         (4,600)         (6,727)         4,600                    --
      Increase (decrease) in accounts
       payable                                      31,996         (3,085)         71,124        153,650               182,561
      Increase in accrued interest
       payable                                       5,878         25,899          (5,878)        21,563                53,340
      Increase in deferred revenue                   1,400         (1,400)         11,230             --                    --
-------------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities             (182,523)      (347,337)       (167,216)       (93,405)             (623,265)
-------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing
 activities
  Sale (Purchase) of property and
   equipment                                        (4,824)       (13,634)         (5,345)          1,798              (16,660)
  Advances to related parties                           --         (3,000)             --              --               (3,000)
-------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities               (4,824)       (16,634)         (5,345)          1,798              (19,660)
-------------------------------------------------------------------------------------------------------------------------------

                                                         ATB Productions, L.L.C.
                                                   (A Development Stage Company)

                                                        Statements of Cash Flows

--------------------------------------------------------------------------------



                                                                                                          For the period
                                                                                      For the nine        January 1, 1995
                                                                                      months ended      (date of formation)
                                                        For the      For the    ----------------------      through
                                                      year ended   year ended        September 30,         September 30,
                                                       December     December       1996        1997           1997
                                                       31, 1995     31, 1996    (unaudited) (unaudited)    (unaudited)
---------------------------------------------------------------------------------------------------------------------------
Cash flows from financing
  activities
  Issuance of members units                               42,500           --           --           --         42,500
  Proceeds from notes payable to
    related parties                                      171,407      366,625      190,845       88,950        626,982
  Principal repayments to
    related parties                                      (25,000)      (1,557)     (1,557)          --        (26,557)
---------------------------------------------------------------------------------------------------------------------------
  Net cash provided by
    financing activities                                 188,907      365,068      189,288       88,950        642,925
---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in
  cash and cash equivalents                                1,560        1,097       16,727       (2,657)            --
Cash and Cash equivalents,
  beginning of period                                         --        1,560        1,560        2,657             --
---------------------------------------------------------------------------------------------------------------------------
Cash and Cash equivalents
  end of period                                        $   1,560    $   2,657    $  18,287    $      --      $      --
---------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures of
  Cash Flow Information
  Cash interest paid                                   $     100    $      --    $      --    $  13,135      $  13,235


      See accompanying summary of accounting policies and notes to financial statements.

                                                       ATB Productions, L.L.C.
                                                 (A Development Stage Company)

                                                Summary of Accounting Policies
                                 (Unaudited as to September 30, 1997 and 1996)

------------------------------------------------------------------------------

The Company and              ATB Productions, L.L.C. ("ATB") was formed on
Nature of Business           April 19, 1995 as a Virginia Limited Liability
                             Company, as successor to a sole proprietorship of the same name that was formed January 1, 1995. The accompanying financial statements include the financial position, the results of operations and the cash flows of both ATB and its predecessor sole proprietorship. Under its operating agreement, ATB restricts its activities principally to the businesses of producing radio shows. To this point, ATB has not generated significant revenue from its operations, and a majority of its activities have been devoted to developing programs and starting up production. Accordingly, ATB's activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards
                             ("SFAS") No. 7.

                             ATB is related to two separate companies, Heartland Capital Corporation ("HCC") and Heartland Communications & Management, Inc. ("HCMI") through common, although not identical, ownership and through marketing and borrowing agreements (See Notes 2 and 3).

Risk and                     While ATB has had limited operations, it is
Uncertainties                still in the development stage. Consequently,
                             ATB's activities will be subject to the risks inherent in a new business enterprise including, among others, limited capital, uncertain market acceptance and the inability to obtain additional financing. Additionally, ATB faces substantial competition from a number of well-established, well financed companies. ATB's principal source of revenues, advertising, is often cyclical and dependent upon general economic conditions, rising in good economic times and declining in economic downturns. In addition, ATB is highly dependent upon its affiliates, which are likewise in the development stage, for services and financing.
                             ATB believes it has properly identified the risks in the environment in which it operates and has implemented strategies to effectively reduce the financial impact of these risks.

                                                        ATB Productions, L.L.C.
                                                  (A Development Stage Company)


                                                 Summary of Accounting Policies
                                  (Unaudited as to September 30, 1997 and 1996)


-------------------------------------------------------------------------------


Use of Estimates             The preparation of financial statements in
                             accordance with generally accepted accounting principles requires ATB to make certain estimates and assumptions, particularly as it relates to the valuation of accounts receivable and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.


Revenues and                 ATB recognizes advertising and operational
Expenses                     revenues as commercials or programs are broadcast
                             and related services are rendered. Prepayments received on service contracts are deferred and recognized as revenue when the related advertising/ program is broadcast.

                             Amounts payable to HCC and HCMI under ATB's marketing agreement are recognized as expense at the time the related revenues are recorded as earned.


Accounts                     ATB provides a reserve for doubtful accounts
Receivable                   based on specific review of the expected
                             collectibility of individual outstanding accounts.


Income Taxes                 As a Limited Liability Corporation, ATB is
                             treated as a partnership for federal and state income tax purposes. Consequently, ATB's earnings and losses are recognized in the individual income tax returns of ATB's Members (investors) in accordance with the operating agreement.
                             Therefore, no provision for income taxes has been reflected in the accompanying financial statements.


Net Loss Per Unit            Net loss per membership unit has been computed
                             based on the weighted average of 100 investment units outstanding during the year ended December
                             31, 1995 and 1996, the nine months ended September
                             30, 1996 and 1997 and the period January 1, 1995
                             (date of formation) through September 30, 1997.

                                                         ATB Productions, L.L.C.
                                                  (A Development Stage Company)


                                                 Summary of Accounting Policies
                                  (Unaudited as to September 30, 1997 and 1996)


--------------------------------------------------------------------------------


Cash Equivalents             ATB considers all highly liquid investments
                             purchased with initial maturities of 90 days or less to be cash equivalents.


Property and                 Additions to property and equipment are recorded
Equipment                    at cost and include all major renewals and
                             betterments. Maintenance, repairs and minor replacements are expensed as incurred.

                             Depreciation expense is provided on the straight line basis over the five year estimated life of the related assets.

Interim Financial            The accompanying interim financial statements
Statements                   for the nine months ended September 30, 1996 and
                             1997 are unaudited but, in the opinion of managements, reflect all adjustments (consisting primarily of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results of the nine months ended September 30, 1997 are not necessarily indicative of the results to be obtained for the full fiscal year.


Fair Value of                In accordance with the requirements of SFAS No.
Financial                    107, "Disclosure About Fair Value of Financial
Instruments                  Instruments," the Company must disclose the fair
                             value of its financial instruments as of December
                             31, 1996, and September 30, 1997. In the opinion of management, the fair values of ATB's financial instruments are not materially different from the carrying amounts shown in the accompanying financial statements.


Recent Accounting            In October 1995, SFAS No. 123. "Accounting for
Pronouncements               Stock-Based Compensation." was issued. SFAS No. 123
                             establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. ATB intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income per share amounts, assuming the fair value method is adopted at the date it grants stock options to officers, employees and

                                                         ATB Productions, L.L.C.
                                                   (A Development Stage Company)


                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1997 and 1996)

                             -------------------------------------------------

                             directors. The adoption of this standard will not impact ATB's results of operations, financial position or cash flow.

                             On March 3, 1997, the Financial Accounting
                             Standards Board issued Statement of Financial Accounting Standards No. 128, "Earning per Share (SFAS 128)." SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion
                             15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share include no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in SFAS 128, basic earnings per share would not be different from reported primary earnings per share.

                             Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129") effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participants rights, call prices and dates, conversions or exercise prices and redemptions requirements. Adoption of SFAS 129 will have no effect on ATB as it currently discloses the information specified.

                             In June 1997, the Financial Accounting Standards Board issued two new disclosures standards. Results of operations and financial position will be unaffected by implementation of these new standards.

                                                         ATB Productions, L.L.C.
                                                   (A Development Stage Company)

                                                  Summary of Accounting Policies
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------


                             Statements of Financial Accounting Standards
                             (SFAS) 130, "Reporting Comprehensive Income", established standards for reporting and display of comprehensive income, it components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                             SFAS 131, "Disclosure about Segments of a
                             Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segment in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas, and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                             Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

                                                        ATB Productions, L.L.C.
                                                  (A Development Stage Company)

                                                  Notes to Financial Statements
                                  (Unaudited as to September 30, 1997 and 1996)
-------------------------------------------------------------------------------

1. Going Concern             As shown in the accompanying financial
                             statements, ATB incurred a net loss of $218,637 and $364,037 in 1995 and 1996, respectively and has incurred losses since formation, resulting in an accumulated deficit of $855,971 as of September 30, 1997. At September 30, 1997, ATB had negative working capital, as indicated by current liabilities exceeding current assets by $171,917 as well as $653,765 of noncurrent liabilities. Furthermore, ATB expects to incur additional losses until it is able to generate sufficient income to cover operating expenses.
                             ATB does not currently have sufficient cash reserves to cover such anticipated losses.
                             Borrowings under ATB's line of credit with HCC and HCMI (see Note 3) amount to $600,425 at
                             September 30, 1997 leaving $ 0 available for future use. And HCC and HCMI, in turn, have similar problems with significant operating deficits and working capital deficiencies, raising substantial doubt as to their own ability to continue as a going concern as well as their ability to further fund the line of credit and provide marketing services to ATB.
                             These factors raise substantial doubt about
                             ATB's ability to continue as a going concern.

                             According to ATB's long-term business plan, ATB has been evaluating financing and capitalization alternatives with HCC and HCMI. These alternatives include the sale of preferred stock and warrants by HCC and other alternatives, such as the formation of HCMI and the transfer thereto of many of HCC's development options, including the ATB contract, with HCMI, in turn, undergoing an initial public offering of its common stock. Additionally, ATB continues to expand the radio shows it produces and broadcasts in an attempt to increase its own revenues. Further, to preserve operating funds, ATB has developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options.

                             The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should ATB be unable to continue as a going concern.

                                                        ATB Productions, L.L.C.
                                                  (A Development Stage Company)

                                                  Notes to Financial Statements
                                  (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

2.  Operating                ATB's operations are governed by the Operating
    Agreement                Agreement (the "Agreement") which sets forth the
                             rights and responsibilities of the investors and others, defined as "Members", entering into the Agreement. As part of the Agreement, members contributed $42,500 in cash to the capital of ATB. Members have sharing ratios in proportion to units owned which do not necessarily relate to the capital contributed. Key provisions of the Agreement are as follows:

                             - One member was named the "Member-Manager",
                               with rights, up to certain limits, to
                               contractually bind ATB, without consent of ATB's remaining Members.

                             - The Member Manager is entitled to compensation
                               in the amount of $5,000 per month for
                               management of ATB.

                             - Net profits and losses are to be apportioned
                               among the Members in proportion to their sharing ratios. Member are responsible for any income taxes relating to apportioned profits and losses.

                             - No distributions to Members may be made unless,
                               after the distribution, ATB's assets will be in excess of liabilities.

                             - A Member dissociating from ATB will be paid
                               the product of (i) the Member's sharing ratio and (ii) the greater of ATB's (a) net book value or (b) appraised fair market value.

                             - ATB's term of operations will end on December
                               31, 2050, unless the term is either extended or ended sooner via amendment to the Agreement.

                                                         ATB Productions, L.L.C.
                                                   (A Development Stage Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

3. HCC Marketing and         Effective January 1, 1995, ATB entered into a
   Line of Credit            marketing agreement with HCC ("HCC Agreement")
   Agreements                whereby HCC will provide marketing services on
                             behalf of ATB. Services under the HCC agreement include presenting programs to prospective sponsors on a worldwide basis, negotiating sponsorship agreements, etc. In return for providing the marketing services, ATB is obligated to pay HCC 40% of its gross advertising cash receipts and 5% of its non-advertising gross receipts. On May 18, 1996,
                             HCC assigned the HCC agreement to HCMI. The HCC
                             Agreement automatically terminates on January 1, 1999, unless extended by mutual agreement, and is terminable at earlier dates under certain specified conditions. In the event of termination for whatever reason, the amount due under the HCC agreement for sponsorship existing at the time of termination shall remain due and payable, notwithstanding the termination, (if certain other conditions are met), for a period ending the later of the automatic termination of the HCC Agreement or two years after the date of other termination. Revenues recorded by HCMI from the date of transfer through December 31, 1996 and for the nine months ended September 30, 1997 amounted to $3,507 and $4,757, respectively. Revenues recorded by HCC under the HCC Agreement aggregated $647 and $2,847 during
                             1995 and until transfer in the year ended
                             December 31, 1996.

                             Additionally, ATB received $50,000 and $19,744 in advertising revenue from HCC in 1995, and 1996, respectively, which was not subject to the HCC agreement.

                             On January 15, 1995, ATB executed an unsecured line of credit agreement with HCC (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at a fixed rate of 8% per annum, with payment of interest on any borrowings being deferred until January 15, 1997, whereupon monthly interest payments will be required. As of September 30, 1997, ATB has made $12,950 and $185 of interest payments to HCMI and HCC, respectively. Any principal and interest outstanding on the line of credit must be repaid on December 31, 1999. During 1996, HCMI began co-funding this Credit Agreement with HCC. As of December 31, 1996 and September 30, 1997, HCMI had advanced $172,780 and $169,280,

                                                        ATB Productions, L.L.C.
                                                  (A Development Stage Company)

                                                  Notes to Financial Statements
                                  (Unaudited as to September 30, 1997 and 1996)
-------------------------------------------------------------------------------

                             respectively, while HCC had advanced $338,695 and $431,145 as of December 31, 1996 and September 30, 1997, respectively. Although the total advances ($511,475 and $600,425 as of December 31, 1996 and September 30, 1997, respectively), are in excess of the Credit Agreement's standby line of credit amount ($360,000), the total advances are governed by the Credit Agreement including interest rates, due dates, etc. During the year ended December 31, 1995, the average amounts borrowed under the Credit Agreement were $42,000 and the maximum amount of month-end borrowing during the period was $144,850. During the year ended December 31, 1996, the average amount borrowed under the credit agreement was $259,950 and the maximum amount of month-end borrowing during the period was $511,475. During the nine months ended September 30, 1997, an additional $88,950 was borrowed under this Credit Agreement.

                             Interest expense under the Credit Agreement aggregated $3,364, $25,958 and $34,698 during
                             1995, 1996 and the nine months ended September 30, 1996, respectively.

                             On March 30, 1995, ATB executed a promissory note agreement with a Member who is also an officer of HCC and HCMI. Under the terms of the note agreement, ATB borrowed $20,000 from the Member on March 30, 1995, repaying it 15 days later, at an interest rate of 8% per annum. As additional consideration, the Member received eight investment units in ATB.

                             On May 29, 1995, ATB borrowed $5,000 from another Member, who is also a director of HCC, repaying the balance on June 12, 1995 plus $100 in interest and fees.

                             On December 15, 1995, ATB executed a note agreement with its Member-Manager (who is also an officer of HCC and HCMI) whereby ATB borrowed $1,557 at an interest rate of 8% per annum, payable on a monthly basis. The balance was repaid during 1996.

                             Interest expense on these notes payable to members aggregated $167, $0, and $0 for 1995, 1996 and the nine months ended September 30, 1997, respectively.

                                                        ATB Productions, L.L.C.
                                                   (A Development Stage Company)

                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

                             Long-term notes payable as of December 31, 1995, December 31, 1996 and September 30, 1997 consist of the following:

                                                       December          December       September
                                                       31, 1995          31, 1996       30, 1997
                             ------------------------------------------------------------------------
                             Borrowing under
                               Credit Agreement        $ 144,850         $ 511,475        $ 600,425
                             Note payable to
                               Managing Member             1,557                --               --
                            -------------------------------------------------------------------------
                                                         146,407           511,475           600,425
                            -------------------------------------------------------------------------
                             Less current portion          1,557                --                 --
                            -------------------------------------------------------------------------
                                                       $ 144,850         $ 511,475         $ 600,425
                            -------------------------------------------------------------------------

4.  Lease                    ATB leases office space and furniture from a
    Commitments              Member (who is also a director of HCC) under an
                             operating lease cancelable on sixty days notice.
                             Net rent expense under this lease was $12,425 for 1995, $29,500 for 1996 and $21,750 for the
                             nine months ended September 30, 1997.

                                                         ATB Productions, L.L.C.
                                                   (A Development Stage Company)


                                                   Notes to Financial Statements
                                   (Unaudited as to September 30, 1997 and 1996)
--------------------------------------------------------------------------------

5.  Tax                      For income tax purposes, ATB reports on the cash
    Losses                   basis whereby (1) certain revenue and the
                             related assets are recorded when received rather than when earned and (2) certain costs are deducted when paid rather than when incurred. A reconciliation of the financial statement net loss to the income tax loss follows:

                                                                                    For the nine
                                                                                    months ended
                                                                                    September 30,
                                                                               ------------------------
                                                                                  1996         1997
                                                         1995          1996    (unaudited)  (unaudited)
                             --------------------------------------------------------------------------
                             Financial statement
                              net loss              $(218,637)    $(364,037)    $(188,046)   $(273,297)

                             Adjustments
                              Accrual to cash
                               conversion              30,196       (19,001)       55,404      174,897
                              Other temporary
                               differences              7,572         6,750            --           --
                             --------------------------------------------------------------------------
                             Income tax loss        $(180,869)    $(376,288)    $(132,642)   $ (98,400)
                             --------------------------------------------------------------------------


                                                                     APPENDIX II
                                     SCHEDULE 15G

                        IMPORTANT INFORMATION ON PENNY STOCKS

    This statement is required by the U.S. Securities and Exchange Commission the ("SEC") and contains important information on penny stocks. Your broker-dealer is required to obtain your signature to show that you have received this statement before your first trade in a penny stock. You are urged to read this statement before signing the Subscription Agreement and Power of Attorney and before making a purchase or sale of a penny stock.

                           Penny Stocks Can Be Very Risky.

    - Penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks often are unable to sell stock back to the dealer that sold them the stock. Thus, you may lose your investment. Be cautious of newly issued penny stock.

    - Your salesperson is not an impartial advisor but is paid to sell you the stock. Do not rely on the salesperson, but seek outside advice before you buy any stock. If you have problems with a salesperson, contact the firm's compliance officer or the regulators listed below.

                             Information You Should Get.

    - Before you buy penny stock, federal law requires your salesperson to tell you the "offer" and the "bid" on the stock, and the "compensation" the salesperson and the firm receive for the trade. The firm also must mail a confirmation of these prices to you after the trade.

    - You will need this price information to determine what profit, if any, you will have when you sell your stock. The offer price is the wholesale price at which the dealer is willing to sell stock to other dealers. The bid price is the wholesale price at which the dealer is willing to buy the stock from the other dealers. In its trade with you, the dealer may add a retail charge to these wholesale prices as compensation (called a "markup" or "markdown").

    - The difference between the bid and the offer price is the dealer's "spread." A spread that is large compared with the purchase price can make a resale of a stock very costly. To be profitable when you sell, the bid price of your stock must rise above the amount of this spread and the compensation charged by both your selling and purchasing dealers. If the dealer has no bid price, you may not be able to sell the stock after you buy it, and may lose your whole investment.

                 Brokers' Duties And Customer's Rights And Remedies.

    - If you are a victim of fraud, you may have rights and remedies under state and federal law. You can get the disciplinary history of a salesperson or firm from the NASD at 1-800-289-9999, and additional information from your state securities official, at the North American Securities Administrators Association's central number: (202) 737-0900. You also may contact the SEC with complaints at (202) 272-7440.

                                 FURTHER INFORMATION

THE SECURITIES BEING SOLD TO YOU HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. MOREOVER, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR THE MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN ANY PROSPECTUS OR ANY OTHER INFORMATION PROVIDED BY AN ISSUER OR A BROKER OR DEALER.

Generally, penny stock is a security that:
         - is priced under five dollars;
         - is not traded on a national stock exchange or on NASDAQ (the NASD's automated quotation system for actively traded stocks);
         - may be listed in the "pink sheets" or the NASD OTC Bulletin Board; and/or
         - is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of $6 million for 3 years.

Use caution when investing in penny stocks:

(1) Do not make a hurried investment decision. High-pressure sales techniques can be a warning sign of fraud. The salesperson is not an impartial advisor, but is paid for selling stock to you. The salesperson also does not have to watch your investment for you. Thus, you should think over the offer and seek outside advice. Check to see if the information given by the salesperson differs from other information you may have. Also, it is illegal for salespersons to promise that a stock will increase in value or is risk-free, or to guarantee against loss. If you think there is a problem, ask to speak with a compliance official at the firm and, if necessary, any of the regulators referred to in this statement.

(2) Study the company issuing the stock. Be wary of companies that have no operating history, few assets, or no defined business purpose. These may be sham or "shell" corporations. Read the prospectus for the company carefully before you invest. Some dealers fraudulently solicit investors' money to buy stock in sham companies, artificially inflate the stock prices, then cash in their profits before public investors can sell their stock.

(3) Understand the risky nature of these stocks. You should be aware that you may lose part or all of your investment. Because of large dealer spreads, you will not be able to sell the stock immediately back to the dealer at the same price it sold the stock to you. In some cases, the stock may fall quickly in value. New companies, whose stock is sold in an "initial public offering," often are riskier investments. Try to find out if the shares the salesperson wants to sell you are part of such an offering. Your salesperson must give you a "prospectus" in an initial public offering, but the financial condition shown in the prospectus of new companies can change very quickly.

(4) Know the brokerage firm and the salespeople with whom you are dealing. Because of the nature of the market for penny stock, you may have to rely solely on the original brokerage firm that sold you the stock for prices and to buy the stock back from you. Ask the National Association of Securities Dealers, Inc. (the "NASD") or your state securities regulator, which is a member of the North American Securities Administrators Association, Inc. (the "NASAA"), about the licensing and disciplinary record of the brokerage firm and the salesperson contacting you. The telephone numbers of the NASD and NASAA are listed on the first page of this document.

(5) Be cautious if your salespersons leaves the firm. If the salesperson who sold you the stock leaves his or her firm, the firm may reassign your account to a new salesperson. If you have problems, ask to speak to the firm's branch office manager or a compliance officer. Although the departing salesperson may ask you to transfer your stock to his or her new firm, you do not have to do so. Get information on the new firm. Be wary of requests to sell your securities when the salesperson transfers to a new firm. Also, you have the right to get your stock certificate from your selling firm. You do not have to leave the certificate with that firm or any other firm.

                                     YOUR RIGHTS

Disclosures to you. Under penalty of federal law, your brokerage firm must tell you the following information at two different times -- before you agree to buy or sell a penny stock and after the trade, by written confirmation:

    - The bid and offer prices quotes for penny stock, and the number of shares to which the quoted prices apply. The bid and offer quotes are the wholesale prices at which dealers trade among themselves. These prices give you an idea of the market value of the stock. The dealer must tell you these price quotes if they appear on an automated quotation system approved by the SEC. If not, the dealer must use its own quotes or trade prices. You should calculate the spread, the difference between the bid and offer quotes, to help decide if buying the stock is a good investment.

    A lack of quotes may mean that the market among dealers is not active.
It thus may be difficult to resell the stock. You should be aware that the actual price charged to you for the stock may differ from the price quoted to you for 100 shares. You should therefore determine, before you agree to a purchase, what the actual sales price (before the markup) will be for the exact number of shares you want to buy.

    - The brokerage firm's compensation for the trade. A markup is the amount a dealer adds to the wholesale offer price of the stock and a markdown is the amount it subtracts from the wholesale bid price of the stock as compensation. A markup/markdown usually serves the same role as a broker's commission on a trade. Most of the firms in the penny stock market will be dealers, not brokers.

    - The compensation received by the brokerage firm's salesperson for the trade. The brokerage firm must disclose to you, as a total sum, the cash compensation of your salesperson for the trade that is known at the time of the trade. The firm must describe in the written confirmation the nature of any other compensation of your salesperson that is unknown at the time of the trade.

In addition to the items listed above, your brokerage firm must send to you:

    - Monthly account statements. In general, your brokerage firm must send you a monthly statement that gives an estimate of the value of each penny stock in your account, if there is enough information to make an estimate.
If the firm has not bought or sold any penny stocks for your account for six months, it can provide these statements every three months.

    - A Written Statement of Your Financial Situation and Investment Goals. In general, unless you have had an account with your brokerage firm for more than one year, or you have previously bought three different penny stocks from that firm, your brokerage firm must send you a written statement for you to sign that accurately describes your financial situation, your investment experience and your investment goals, and that contains a statement of why your firm decided that penny stocks are a suitable investment for you. The firm also must get your written consent to buy the penny stock.

Legal remedies. If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back. If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud or damages. If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration. You may wish to contact an attorney. The SEC is not authorized to represent individuals in private litigation.

However, to protect yourself and other investors, you should report any violations of your brokerage firm's duties listed above and other securities laws to the SEC, the NASD, or your state securities administrator at the telephone numbers on the first page of this document. These bodies have the power to stop fraudulent and abusive activity of salespersons and firms engaged in the securities business. Or you can write to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; the NASD at 1735 K Street, N.W., Washington, D.C. 20006; or NASAA at 555 New Jersey Avenue, N.W., Suite 750,
Washington, D.C. 20001.    NASAA will give you the telephone number of your
state's securities agency. If there is any disciplinary record of a person or a firm, the NASD, NASAA or your state securities regulator will send you this information if you ask for it.

                                  MARKET INFORMATION

The market for penny stocks. Penny stocks usually are not listed on an exchange or quoted on the NASDAQ system. Instead, they are traded between dealers on the telephone in the "over-the-counter" market. The NASD's OTC Bulletin Board also will contain information on some penny stocks. At times, however, price information for these stocks is not publicly available.

Market domination. In some cases, only one or two dealers, acting as "market makers," may be buying or selling a given stock. You should first ask if a firm is acting as a broker (your agent) or as a dealer. A dealer buys stock
itself to fill your order or already owns the stock.   A market maker is a
dealer who holds itself out as ready to buy and sell stock on a regular basis. If the firm is a market maker, ask how many other market makers are dealing in the stock to see if the firm (or group of firms) dominates the market. When there are only one or two market makers, there is a risk that the dealer or group of dealers may control the market in that stock and set prices that are not based on competitive forces. In recent years, some market makers have created fraudulent markets in certain penny stock, so that stock prices rose suddenly, but collapsed just as quickly, at a loss to investors.

Mark-ups and mark-downs. The actual price that the customer pays usually includes the mark-up or mark-down. Markups and markdowns are direct profits for the firm and its salespeople, so you should be aware of such amounts to assess the overall value of the trade.

The "spread." The difference between the bid and offer price is the spread. Like a mark-up or mark-down, the spread is another source of profit for the brokerage firm and compensates the firm for the risk of owning the stock. A large spread can make a trade very expensive to an investor. For some penny stock, the spread between the bid and offer may be a large part of the purchase price of the stock. Where the bid price is much lower than the offer price, the market value of the stock must rise substantially before the stock can be sold at a profit. Moreover, an investor may experience substantial losses if the stock must be sold immediately.

         Example: If the bid is $0.04 per share and the offer is $0.10 per share ,the spread (difference) is $0.06, which appears to be a small amount. But you would lose $0.06 on every share that you bought for $0.10 if you had to sell that stock immediately to the same firm. If you had invested $5,000 at the $0.10 offer price, the market maker's repurchase price, at $0.04 bid, would be only $2,000; thus you would lose $3,000, or more than half of your investment, if you decided to sell the stock. In addition, you would have to pay compensation (a "mark-up," "mark-down" or commission) to buy and sell the stock.

In addition to the amount of the spread, the price of your stock must rise enough to make up for the compensation that the dealer charged you when it first sold you the stock. Then, when you want to resell the stock, a dealer again will charge compensation, in the form of a markdown. The dealer subtracts the markdown from the price of the stock when it buys the stock from you. Thus, to make a profit, the bid price of your stock must rise above the amount of the original spread, the markup and the markdown.

Primary offerings. Most penny stocks are sold to the public on an ongoing basis. However, dealers sometimes sell these stocks in initial public offerings. You should pay special attention to stocks of companies that have never been offered to the public before, because the market for these stocks is untested. Because the offering is on a first-time basis, there is generally no market information about the stock to help determine its value. The federal securities laws generally require broker-dealers to give investors a "prospectus," which contains information about the objectives, management and financial condition of the issuer. In the absence of market information, investors should read the company's prospectus with special care to find out if the stocks are a good investment. However, the prospectus is only a description of the current condition of the company. The outlook of the start-up companies described in a prospectus often is very uncertain.

For more information about penny stocks, contact the Office of Filings, Information and Consumer Services of the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, (202) 272-7440.

                                                                    APPENDIX III













                                    HOULIHAN

                                FAIRNESS OPINION









                                     III-1

                          HOULIHAN VALUATION ADVISORS
--------------------------------------------------------------------------------
                        VALUATION & CAPITAL CONSULTANTS




LOS ANGELES
2029 Century Park East
Suite 2890
Los Angeles, CA 90067
(310) 859-8990
Toll Free (800) 977-8099             April 18, 1997

                                     To the Board of Directors
ORANGE COUNTY                        of Heartland  Communications & Management, Inc.
650 Town Center Drive
Suite 660                            We understand that Heartland Communications & Management, Inc. (hereinafter
Costa Mesa, CA 92626                 sometimes referred to as "HCMT" or the "Company"), a development stage company, is
(714) 668-0171                       offering up to 4,000,000 shares of common stock in an initial public offering ("IPO") for a price of $5.00 per share (the "Offering Price"). The existing capitalization of the
                                     Company Consists of 6,128,400 shares issued with 1,326,811 shares outstanding. The
SAN FRANCISCO                        4,801,589 difference between shares issued and shares outstanding relates to shares
444 Market Street                    placed in escrow as a result of a one for 4.6190302 share reverse stock split. Shares held
15th Floor                           in escrow have no voting or dividend rights and will not only be released to existing
San Francisco, CA 94105              shareholders in annual increments over a six year period upon the occurence of HCMI
(415) 891-0853                       achieving certain minimum performance standards.

                                     The IPO is being made on a best-efforts basis and is subject to a $2,000,000 minimum and
SALT LAKE CITY                       a $20,000,000 maximum. The proceeds of the IPO will be used to fund contemplated
111 East Hamilton                    investments in certain ventures, including the National Sports Weekly ("NSW"), Xpress
Suite 1220                           Magazine for Teens ("Xpress"), the Heartland Radio Network ("HRN"), the Alvery
Salt Lake City, UT 84111             Bartlett Fund Management Co. ("ABFM"), and other unidentified communications
(801) 222-3200                       company acquisitions, as well as fund anticipated integrated communications management and marketing services. Only HRN, which in turn has certain contractual arrangements with ATB Productions, L.L.C. ("ATB"), has any current operations. All other potential
DENVER                               investments and ventures identified to date are only developmental options.
1200 17th Street
Suite 7630                           The Board of Directors of the Company has requested our opinion (the "Opinion") as to
Denver, CO 80202                     the fairness of the Offer Price from a financial point of view to the public shareholders of
(303) 572-1400                       the Company.

                                     In connection with this Opinion, we have made such reviews, analyses and inquiries as
CHICAGO                              necessary and appropriate under the circumstances. Among other things, we have:
79 South La Salle Street
Suite 1126                           1)  reviewed a draft of the Heartland Communications & Management, Inc.
Chicago, IL 60603                        Prospectus, dated April __, 1997;
(312) 739-1303
                                     2)  visited HCMI's corporate headquarters in McClean, Virginia and met with certain members of the management of the Company to discuss the proposed operations,
ATLANTA                                  financial condition and future prospects of the Company;
1400 Circle 75 Parkway
Suite 1400
Atlanta, GA 30324
(770) 951-4810


                                     III-2

To The Board of Directors of                                              Page 2
Heartland Communications & Management, Inc.
April 18, 1997




3) reviewed audited balance sheets for the Company as of March 27, 1996, the date of formation, and the Company's unaudited financial statements for the approximate six month period ended September 30, 1996, the latest financial statements made available to us;

4) reviewed audited financial statements for Heartland Capital Corporation ("HCC"), the predecessor company to HCMI, for the approximate six month period from June 23, 1994, the date of formation, to December 31, 1994 and for the year ended December 31, 1995, as well as HCC's unaudited financial statements for the nine month period ended September 30, 1996, the latest financial statements made available to us;

5) reviewed financial forecasts and cash flow projections for HCMI, including its existing operations and potential future projects, giving effect to the IPO for the five year period following the close of IPO;

6)  reviewed the respective business plans for NSW, Xpress and ABFM;

7) reviewed the National Sports Magazine Venture Amended and Restated Agreement and the Teen Magazine Venture Amended and Restated Agreement by and between Xpress Ventures, Inc., the licensor of the intellectual property rights of NSW and Xpress, and HCMI, dated April 1, 1996, and the Investment Agreement, dated May 17, 1996, by and between ABFM and HCMI;

8) reviewed a draft of the Proxy Statement sent to existing shareholders, dated January 16, 1997;

9) reviewed certain publicly available financial data in relation to comparable companies and the industries in which HCMI has existing and proposed operations; and

10) conducted other such studies, analyses and inquiries as we have deemed appropriate.

HCMI is in the early stage of development and has no history of operations. HCMI's operations to date have been primarily organizational and devoted to financial planning and raising capital. To the extent that the Company implements its business plan, the Company will be subject to risks inherent in a new business enterprise, including, among others, limited capital, uncertain market acceptance, and the potential inability to obtain financing. In addition, the Company's future success will depend upon many factors, including those which may be beyond its control and not predictable at this time. The Opinion expressed herein should not be construed by any party as investment advice nor does the Opinion address the Company's underlying business decision to effect the contemplated investments and transactions. An investment in HCMI is highly speculative and involves substantial risk and no assurances can be made that any of the proposed ventures will ever generate positive cash flow.

                                     III-3

To The Board of Directors of                                              Page 3
Heartland Communications & Management, Inc.
April 18, 1997


Since HCMI is a development stage company and has a limited history of operations, we have necessarily relied on potential future operations and projected results. We have also relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company. Projections and financial forecasts are subject to a number of factors and uncertainties which will cause actual results to differ from forecasted results, and such differences may be material. We have relied upon and assumed that the projections adequately reflect the amount of capital required to fully fund the various investment options.

Because of the need for capital to develop opportunities, our Opinion is necessarily based on the assumption that adequate capital is provided in the IPO to fully fund proposed operations. In order to adequately fund all proposed operations and avoid excessive dilution to public shareholders, the Company will need to raise substantially more than the minimum offering of $2,000,000.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company, and we assume no responsibility with respect to it. We further assume that there has been no material change in the Company's financial condition since the date of the most recent financial statements in our possession. We have not made any physical inspection or independent appraisal of any of the other properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions at the date of this letter.

Based upon the foregoing and in reliance thereon, it is our opinion that the Offer Price to the public shareholders is fair from a financial point of view.

This Opinion is furnished solely for the benefit of the addressees above and may not be relied upon by any other person without the express, written consent of Houlihan Valuation Advisors. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understanding set forth in this Opinion and subject to the understanding that the obligations of HVA are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of the Company or affiliates.


HOULIHAN VALUATION ADVISORS
/s/ Houlihan Valuation Advisors


                                     III-4

                                                                       EXHIBIT A

                     SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
1320 Old Chain Bridge Road -- Suite 220
McLean, Virginia 22101

    By executing this Subscription Agreement and Power of Attorney (hereafter, the "Subscription Agreement") of Heartland Communications & Management, Inc. (hereafter, the "Company"), the undersigned purchaser (hereafter, the "Purchaser") hereby irrevocably subscribes for shares of common stock ("Shares") in the Company. Purchaser herewith encloses the sum of $___________ ($5,000 initial minimum unless the Company accepts IRA accounts for less while additional purchases by existing Shareholders may be in the amount of $1,000 or more). Subscriptions, whether checks or wire transfers, should be made payable to Heartland Communications & Management, Inc. -- Escrow Account. If this Subscription Agreement is accepted, the Purchaser agrees to contribute the amount enclosed to the Company.

    Purchaser represents that he, she or it has (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. Certain states may impose greater net worth or net income requirements, as set forth in the attached Annex to this Subscription Agreement. Purchaser represents that he meets these financial requirements and that he is of legal age. Purchaser is urged to review carefully the responses, representations and warranties he is making herein. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

READ THIS PROSPECTUS CAREFULLY BEFORE YOU SUBSCRIBE. CONTAINED HEREIN ARE DISCLOSURES CONCERNING VARIOUS RISKS, CONFLICTS, FEES AND EXPENSES RELATING TO OR TO BE PAID BY THE COMPANY. YOU SHOULD BE AWARE THAT THE DISCLOSURES MADE MAY BE USED AS A DEFENSE IF PROCEEDINGS ARE BROUGHT BY SHAREHOLDERS RELATING TO THE COMPANY.

Representations and Warranties

    Purchaser makes the following representations and warranties in order to permit the Company to determine his suitability as a purchaser of Shares:

(1) The undersigned has received the Company's Prospectus and the exhibits thereto.

(2) The undersigned acknowledges that he has received and read the attached Appendix II, Schedule 15G, "Important Information On Penny Stocks."

(3) The undersigned understands that the Company has made all documents pertaining to the transactions described in the Company's Prospectus available to the undersigned in making the decision to purchase the Shares subscribed for herein.

(4) The undersigned is reminded that:

    (a) The Shares are speculative investments, the purchase of which involves a high degree of risk of loss of the entire investment of the undersigned in the Company.

    (b) S/he is encouraged to discuss the proposed purchase with her/his attorney, accountant or a Purchaser Representative (as defined under the Securities Act of 1933, as amended) or take the opportunity to do so, and is satisfied that s/he has had an adequate opportunity to ask questions concerning the Company, the Shares and the offering described in the Prospectus.

    (c) No federal or state agency has passed upon the adequacy or accuracy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares as an investment.

    (d) S/he must not be dependent upon a current cash return with respect to her/his investment in the Shares. S/he understands that distributions are not required (and are not expected) to be made.

    (e) The Company is not a "tax shelter" and the specific tax consequences to her/him relative to as an investment in the Company will depend on her/his individual circumstances.

(5) If the Shares are being subscribed for by a pension or profit-sharing plan, the undersigned independent trustee represents that s/he has reviewed the plan's portfolio and finds (considering such factors as diversification, liquidity and current return and projected return of the portfolio) this purchase to be a prudent investment under applicable rules and regulations, and acknowledges that no representation is made on behalf of the Company that an investment in the Company by such plan is suitable for any particular plan or constitutes a prudent investment thereby. Moreover, the undersigned independent trustee represents that s/he understands that income generated by the Company may be subject to tax, that s/he is authorized to execute such subscription on behalf of the plan or trust and that such investment is not prohibited by law or the plan's or trust's governing documents.

    The undersigned understands and agrees that this subscription may be accepted or rejected by the Company in whole or in part, in its sole and absolute discretion. The undersigned hereby acknowledges and agrees that this Subscription Agreement shall survive (i) non-material changes in the transactions, documents and instruments described in the Prospectus, (ii) death or disability of the undersigned and (iii) the acceptance of this subscription by the Company. By executing this Subscription Agreement below, the undersigned (i) acknowledge the accuracy of all statements and (ii) appoints the management of the Company to act as his true and lawful attorney to file any documents or take any action required by the Company to carry out its business activities.

    The foregoing information which the undersigned has provided to the Company is true and accurate as of the date hereof and shall be true and accurate as of the date of the undersigned's admission as a Shareholder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned's admission as a Shareholder, s/he will give written notice of such fact to the Company, specifying which representation, warranty or information is not true and accurate and the reason therefor.

By executing this Subscription Agreement, the undersigned certifies, under penalty of perjury:

(1) That the Social Security Number or Taxpayer Identification Number provided below is correct; and

(2) That the IRS has never notified him that s/he is subject to 20% backup withholding, or has notified her/him that s/he is no longer subject to such backup withholding. (Note: If this part (2) is not true in your case, please strike out this part before signing.)

(3) The undersigned is a U.S. citizen or resident, or is a domestic corporation, partnership or trust, as defined in the Internal Revenue Code of 1986, as amended. (Note: If this part (3) is not true in your case, please strike out this part before signing.)

(4) That the undersigned acknowledges and agrees that this information may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein is punishable by fine, imprisonment or both. The undersigned will notify the Company within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or the undersigned becomes a foreign person.
The undersigned agrees to update this information whenever requested by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined the information contained herein and to the best of the undersigned's knowledge and belief, it is true, correct and complete, and that the undersigned has the authority to execute this Subscription Agreement.

     This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

The undersigned is the following kind of entity (please check):

________ Individual                    ________ IRA
________ Joint Account - JTWROS        ________ Pension Plan
________ Joint Account - TENCOM        ________ Trust
________ UGMA (Gift to Minor)          ________ Non-Profit Organization
________ Partnership                   ________ Employee of NASD member firm
________ Corporation                   ________ Other (Specify)

                                  Dated this ____ day of __________ of 199__


Mr./Ms.________________________________     ________________________________
       Purchaser's Name                     Social Security or Tax ID#

Mr./Ms.________________________________     ________________________________
       Name of Second Purchaser             Date of Birth of First Purchaser

________________________________________    (_______)________________________
Street Address of First Purchaser           Business Phone (Day)

________________________________________    (_______)________________________
City State and Zip Code                     Home Phone


________________________________________    _________________________________
Signature of First Purchaser                Signature of Second Purchaser
(Individual, Custodian or Officer or
 Partner of Entity)

NOTE: If a joint subscription, please indicate whether joint tenants with right of survivorship (JTWROS) or tenants in common (TENCOM). Each joint tenant or tenant in common must sign in the space provided. If purchaser is a trust, partnership, corporation or other business association, the signing trustee, partner or officer represents and warrants that he/she/it has full power and authority to execute this Subscription Agreement on its behalf. If Purchaser is a trust or partnership, please attach a copy of the trust instrument or partnership agreement. If Purchaser is a corporation, please attach certified corporate resolution authorizing signature.

TO BE COMPLETED BY REGISTERED REPRESENTATIVE

The undersigned certifies that s/he has informed the Purchaser of all pertinent facts relating to the liquidity and marketability of the Shares as set forth in the Prospectus. In addition, the undersigned has reasonable grounds to believe on the basis of information obtained from the Purchaser concerning his investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (i) the Purchaser is or will be in a financial position appropriate to enable her/him to realize to a significant extent the benefits described in the Prospectus;
(ii) the Purchaser has a fair market net worth sufficient to sustain the risks inherent in the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the Purchaser.

                       Accepted by:

                       __________________________________________
                       _____________________, Authorized Officer
                       _____________________(Name of Registered Broker-Dealer)

                                       ANNEX TO
                                SUBSCRIPTION AGREEMENT
                                         AND
                                  POWER OF ATTORNEY

                     HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
                        SUPPLEMENTAL SUBSCRIPTION REQUIREMENTS


    The purchase of Shares in Heartland Communications & Management, Inc. may be made only by persons who have (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) net worth (similarly calculated) of at least $50,000 and an annual gross income of at least $25,000. Subscribers in the following states, in which Shares may be qualified for sale, are subject to greater net worth (similarly calculated), annual income and other financial requirements as shown below:

    I understand that the investment requirements, as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or annual taxable income ("TI") set forth below opposite the state in which I purchase, apply to my subscription:

California      $500,000  NW*  or   $250,000  NW*  and  $65,000   AI
Idaho           $500,000  NW*  or   $250,000  NW*  and  $65,000   AI
Iowa            $500,000  NW   or   $250,000  NW   and  $65,000   AI
Michigan        $100,000  NW*  or   $50,000   NW*  and  $25,000   AI
North Carolina  $225,000  NW   or   $60,000   NW   and  $60,000   AI
Oregon          $500,000  NW*  or   $250,000  NW*  and  $65,000   AI
Virginia        $100,000  NW   or   $50,000   NW   and  $50,000   AI

* In addition, my investment in Shares of the Company will represent no more than 10% of my net worth.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company or the Managing Placement Agent. This Prospectus does not constitute as an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.



                                  TABLE OF CONTENTS

Descriptive Title                                        Page
-----------------                                        -----

Investment Requirements................................
Prospectus Summary.....................................
Summary Financial Data.................................
Pro Forma Financial....................................
Information............................................
Introductory Statement: Who Should Invest..............
Risk Factors...........................................
Conflicts Of Interest..................................
Fiduciary Responsibility Of The Company's Management...
The Company............................................
Selected Financial Data................................
Management's Discussion And Analysis Of Financial
 Condition And Results Of Operations...................
Application Of Proceeds................................
Absence Of Public Market And Dividend Policy...........
Capitalization.........................................
Dilution...............................................
Description Of Capital Stock...........................
Plan Of Distribution...................................
ERISA Considerations...................................
Legal Matters..........................................
Experts................................................
Available Information..................................
Appendix I (Financial Statements)......................
Appendix II (Schedule 15G, "Important Information
 On Penny Stocks").....................................
Appendix III (Fairness Opinion)........................
Exhibit A-Subscription Agreement AndPower Of Attorney..


                              $12,500,000 of Shares of
                                     Common Stock

                                      HEARTLAND
                                    COMMUNICATIONS
                                  & MANAGEMENT, INC.






                                 ---------------------
                                      PROSPECTUS
                                 ---------------------





                               December _______, 1997

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

    Set forth below is an estimate of the approximate amount of the fees and expenses paid by the Registrant and affiliates as described in the Prospectus.




                                                                            Approximate Amount
                                                                      ------------------------------
                                                                      Minimum (1)         Maximum(2)
    Securities and Exchange Commission
      registration fee . . . . . . . . . . . . . . . . . . . . . .   $     8,610       $     8,610
    Due diligence fee. . . . . . . . . . . . . . . . . . . . . . .        50,000            50,000
    Non-accountable expense reimbursements . . . . . . . . . . . .        40,000           250,000
    National Association of Securities
      Dealers, Inc. filing fee . . . . . . . . . . . . . . . . . .         2,500             2,500
    Printing expenses  . . . . . . . . . . . . . . . . . . . . . .        45,000            45,000
    Brokerage commissions  . . . . . . . . . . . . . . . . . . . .       160,000         1,000,000
    HCC indirect expense reimbursement(3). . . . . . . . . . . . .           -             412,500
    Accounting fees and expense. . . . . . . . . . . . . . . . . .        25,000           125,000
    Blue Sky filing fees . . . . . . . . . . . . . . . . . . . . .        16,250            16,250
    Legal (including Blue Sky) fees and expenses . . . . . . . . .        15,000           200,000
    Escrow expenses. . . . . . . . . . . . . . . . . . . . . . . .           750               750
    Miscellaneous expenses . . . . . . . . . . . . . . . . . . . .         1,890             1,890

         TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . .      $365,000       $ 2,112,500




(1) Costs if the minimum amount of $2,000,000 is raised.
(2) Costs if the maximum amount of $12,500,000 is raised.
(3) HCC has incurred costs (both direct and indirect, such as salaries and apportioned rent) relating to the Company's public offering. By the completion of the public offering, it is expected that such costs will aggregate approximately $600,000. Those amounts have been charged to the Company and are reflected as due to HCC in the Company's balance sheet. It is the intent of the Company to reimburse the net unpaid amount thereof to HCC for these costs, or at least a portion thereof, as reflected in the above table.

Item 14. Indemnification of Directors and Officers

    Reference is made to "Fiduciary Responsibility of the Company's Management" and "Description of Capital Stock" contained in the Prospectus relating to the indemnification of the Registrant's officers, directors, stockholders, employees and affiliates. The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approved such


                                     S-1-1
indemnification after being apprised of relevant regulatory positions on indemnification.

    Section 8 of the Managing Placement Agent Agreement (Exhibit 1.1 to the Registration Statement) provides for the indemnification of the Registrant and its affiliates by the Selling Agent(s), under certain circumstances. Section 7 of the Selected Dealer Agent(s) Agreement (Exhibit 1.2 to the Registration Statement) provides for indemnification of the Selling Agents and Registrant by the Additional Selling Agents under certain circumstances.

Item 16. Financial Statements and Exhibits

(a)(1)   Financial Statements -- Included in Prospectus:

         (i)  Heartland Communications & Management, Inc.

              Independent Certified Public Accountants' Report.

              Balance Sheets as of December 31, 1996 and September 30, 1997 (unaudited).

              Statements of Operations for the Period March 27, 1996 (Date of Formation) through December 31, 1996, the period from March 27, 1996 (Date of Formation) through September 30, 1996 (unaudited), the Nine Months Ended September 30, 1997 (unaudited) and the Period March 27, 1996 (Date for Formation) through September 30, 1997 (unaudited).

              Statements of Changes in Shareholders' Equity for the Period March 27, 1996 (Date of Formation) through December 31, 1996 and for the Nine Months Ended September 30, 1997 (unaudited).

              Statement of Cash Flows for the Period March 27, 1996 (Date of Formation) through December 31, 1996, the period from March 27, 1996 (date of formation through September 30, 1996(unaudited), the Nine Months Ended September 30, 1997 (unaudited) and the Period from March 27, 1996 (Date of Formation) through September 30, 1997 (unaudited).

              Notes to Financial Statements.

         (ii) Heartland Capital Corporation

              Independent Certified Public Accountants' Report.

              Balance Sheets as of December 31, 1995 and 1996 and
              September 30, 1997 (unaudited).

              Statements of Operations for the Period June 23, 1994 (Date of Formation) through December 31, 1994, the Years Ended December 31, 1995 and 1996, the Nine Months Ended September 30, 1996 and 1997 (unaudited) and the Period June 23,


                                     S-1-2

              1994 (Date of Formation) through September 30, 1997
              (unaudited).

              Statements of Changes in Shareholders' Equity for the Period June 23, 1994 (Date of Formation) through December 31, 1994, the Years Ended December 31, 1995 and 1996 and the Nine Months Ended September 30, 1997 (unaudited).

              Statements of Cash Flows for the Period June 23, 1994 (Inception) through December 31, 1994, the Years Ended December 31, 1995 and 1996, the Nine Months Ended September 30, 1996 and 1997 (unaudited), and the Period June 23, 1995 (Date of Formation) through September 30, 1997 (unaudited).

              Notes to Financial Statements.

         (iii)ATB Productions, L.L.C.

              Independent Certified Public Accountants Report

              Balance Sheets as of December 31, 1995 and 1996 and
              September 30, 1997 (unaudited).

              Statements of Operations for the Years Ended December 31, 1995 and 1996, the Nine Months Ended September 30, 1996 and 1997(unaudited) and the Period January 1, 1995 (Date of Formation) through September 30, 1997 (unaudited).

              Statement of Changes in Members' Capital (Deficit) for the Years Ended December 31, 1995 and 1996 and the Nine Months Ended September 30, 1997 (unaudited).

              Statements of Cash Flows for the Years Ended December 31, 1995 and 1996, the Nine Months Ended September 30, 1996 and 1997 (unaudited) and the Period January 1, 1995 (Date of Formation) through September 30, 1997 (unaudited).

              Notes to Financial Statements.



(a)(2) Included Separately from Prospectus: Consent of Independent Public Accountants.

             Schedules are omitted for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)  Exhibits:

         1.1       Managing Placement Agent Agreement between the
                   Registrant and Northridge Capital Corporation.

         1.2 Form of Selected Dealer Agreement between Northridge Capital Corporation and certain Additional Selling Agents.

                                     S-1-3

    *    3.1       Certificate of Incorporation.

    *    3.2       Amendments to Certificate of Incorporation.

    *    3.3       Bylaws of Registrant

    *    3.4       Form of stock certificate

         3.5       Subscription Agreement and Power of Attorney
                   (attached to the Prospectus as Exhibit A).

         5.1       Opinion of Counsel as to the legality of the Shares.

    *    10.1      Executed Escrow Agreement among the Registrant, the
                   Selling Agent and George Mason Bank, McLean, Virginia
                   (the  Escrow Agent).


    *    10.2      Employment Agreement between Registrant and Gerald
                   Garcia. (No longer applicable since Mr. Garcia is no longer Chairman and President and the terms of his employment have materially changed; see Exhibit
                   10.68.)


    *    10.3      Employment Agreement between Registrant and Michael
                   L. Foudy.

    *    10.4      Employment Agreement between Registrant and Bradford
                   W. Baker.

    *    10.5      Employment Agreement between Registrant and Bradley
                   B. Niemcek.

    *    10.6      Assignment Agreement between Registrant and Heartland
                   Capital Corporation.

    *    10.61     Amended and Restated Teen Magazine Venture Agreement
                   between Heartland Capital Corporation and Xpress
                   Ventures, Inc.

    *    10.611    License Agreement between Xpress Ventures, Inc. and
                   Gerald Garcia and Bradford W. Baker.

    *    10.62     Amended and Restated National Sports Magazine Venture
                   Agreement between Heartland Capital Corporation and
                   Xpress Ventures, Inc.

                                     S-1-4

    *    10.63     Representation Agreement between Heartland Capital
                   Corporation and ATB Productions, L.L.C.


    *    10.64     Amended and Restated Agreement between Registrant and
                   Alvery Bartlett Fund Management Co. (no longer applicable since such funding agreement has been terminated -- see Exhibit 10.67).


    *    10.65     Revised Supplemental Solicitation Materials.

    *    10.66     Credit Agreement between Heartland Capital
                   Corporation and ATB Productions, L.L.C.

    *    10.67     Termination Agreement between Alvery Bartlett Fund
                   Management and Heartland Capital Corporation.

         10.68 Employment Agreement between Registrant and Gerald Garcia (replacing the former Agreement, Exhibit 10.2).

         10.69 Barter Trade Agreement between ICON International, Inc. and Registrant.

         24.1      Consent of Counsel.

         24.2      Consent of Independent Certified Public Accountants.

    * These exhibits were filed in the July 26, 1996 Registration Statement and/or Pre-effective Amendment No. 1 thereto filed July 28, 1997 and, since changes thereto are not material, are not filed herewith and are hereby incorporated by reference.


                                 UNDERTAKINGS

A.  Certificate

    The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.  Rule 415 Offering

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "1933 Act"); (ii) reflect in the Prospectus any facts or events which, together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed material information on the plan of distribution.


                                     S-1-5

    (2) For determining liability under the 1933 Act, treat each post-effective amendment as a new Registration Statement of the securities offered and the offering of the securities at the time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove form registration any of the securities that remain unsold at the end of the offering.

C.  Request for Acceleration of Effective Date

    The Registrant may elect to request acceleration of the effective date of the Registration Statement under rule 461 of the 1933 Act.

D.  Indemnification

    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1993 Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

E.  Rule 430A

    The undersigned Registrant will:

    (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a Prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497 (h) under the Act as part of this Registration Statement as of the time the Commission declared it effective

    (2) For any liability under the 1933 Act, treat each post-effective amendment that contains a form of the Prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.



                                     S-1-6

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of McLean, and State of Virginia, on the 28th day of November, 1997.


                        HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                        By: /s/ Michael L. Foudy
                              Michael L. Foudy, President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.


    Signatures               Title                      Date
    ----------               -----                      ----

     /s/Michael L. Foudy     President, CEO           November 28, 1997
    --------------------     and Director
    Michael L. Foudy


    /s/Bradford W. Baker     Treasurer                November 28, 1997
    --------------------
    Bradford W. Baker


    /s/Linda G. Moore        Assistant Treasurer,     November 28, 1997
    --------------------     Chief Financial and
    Linda G. Moore           Accounting Officer


    /s/ Ron Alexenburg       Director                 November 28, 1997
    --------------------
    Ron Alexenburg


    /s/ Thomas Burgum        Director                 November 28, 1997
    --------------------
    Thomas Burgum


    /s/Kirby Ralston         Director                 November 28, 1997
    --------------------
    Kirby Ralston


    /s/ B. Eric Sivertsen    Director                 November 28, 1997
    --------------------
    B. Eric Sivertsen


                                     S-1-7